UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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DXC Technology Company
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Corporate Office 20408 Bashan Dr. Suite 231 Ashburn, VA 20147 www.dxc.com
June 4, 2026
Dear Fellow Stockholder,
The Board of Directors and executive leadership team of DXC Technology are pleased to invite you to join our Annual Meeting of Stockholders on July 21, 2026 at 8:00 a.m. Eastern Time. This will be a virtual meeting of stockholders, conducted via live webcast.
Helping clients to capture AI value
Fiscal 2026 was a year of meaningful progress in positioning DXC for the next phase of enterprise IT and AI-driven transformation. We strengthened our foundation to bring new AI-based solutions to market and reshape how we operate.
The enterprise market is changing rapidly. The challenge is no longer access to AI, but where and how it is applied, how workflows are redesigned, and how it is scaled to deliver business outcomes. DXC is positioned to help customers meet that challenge by embedding AI into their operations, drawing on our deep domain expertise and decades of experience across complex technology environments.
We are confident in our strategy and remain focused on improving execution, positioning DXC on a path to sustainable and profitable growth in the years ahead.
Attend our virtual meeting
You can attend the annual meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/DXC2026. The Notice of Annual Meeting of Stockholders and the Proxy Statement that accompany this letter provide important information and will serve as a guide to the business that will be conducted.
Your vote is important
We encourage you to vote as soon as possible, whether you plan to participate in the meeting or not. You can vote by proxy over the Internet, by telephone or by completing and returning the printed proxy card, or voting instruction card if you are a beneficial owner and requested and received printed proxy materials from your broker, bank or other nominee. The printed card includes instructions for returning it by mail.
Thank you for your trust and continued support.

	RAUL FERNANDEZ President and Chief Executive Officer	DAVID HERZOG Chairman of the Board of Directors

NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JULY 21, 2026
The 2026 Annual Meeting of Stockholders (the Annual Meeting) of DXC Technology Company (DXC or the Company and sometimes referred to with the pronouns we, us, and our) will be held on Tuesday, July 21, 2026, at 8:00 a.m. Eastern Time, and will be a virtual meeting conducted via live webcast. You will be able to attend the meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/DXC2026. To participate in the Annual Meeting, you will need the 16-digit control number included on your notice of Internet availability of proxy materials, on your proxy card or on the instructions that accompanied your proxy materials.
The purpose of the meeting is:

To elect the 9 director nominees listed in the Proxy Statement;

To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2027;

To approve, in a non-binding advisory vote, our named executive officer compensation;

To approve a term extension and an increase in the number of shares available under the amended and restated DXC Technology Company 2017 Omnibus Incentive Plan;

To approve a term extension and an increase in the number of shares available under the amended and restated DXC Technology Company 2017 Non-Employee Director Incentive Plan; and

To transact any other business that may properly come before the meeting and any postponements or adjournments thereof.

Only stockholders of record at the close of business on May 28, 2026 will be entitled to vote electronically at the Annual Meeting and any postponements or adjournments thereof.
Your vote is important. Whether or not you plan to attend the meeting online, we encourage you to read this Proxy Statement and vote as soon as possible. Information on how to vote is contained in this Proxy Statement. In addition, voting instructions are provided in the notice of Internet availability of proxy materials, or, if you requested printed materials, the instructions are printed on your proxy card, or voting instruction card if you are a beneficial owner and requested and received printed proxy materials from your broker, bank or other nominee. You can revoke a proxy at any time prior to its exercise at the Annual Meeting by following the instructions in the Proxy Statement.
By Order of the Board of Directors,
MATTHEW FAWCETT
Executive Vice President, General Counsel and Secretary
Ashburn, Virginia
June 4, 2026
Meeting Details

DATE Tuesday, July 21, 2026

TIME 8:00 a.m. Eastern Time

PLACE Online at www.virtualshareholdermeeting.com/DXC2026

YOUR VOTE IS IMPORTANT.
We encourage you to read this Proxy Statement and vote as soon as possible.
This notice of annual meeting and Proxy Statement were first made available to stockholders on or about June 4, 2026.

PROXY SUMMARY	1

PROPOSALS
Proposal 1: Election of Directors	4
Vote Required	4
Director Nomination Process	4
2026 Director Nominees	6
Board Skills Matrix	6
Board Composition and Refreshment	7
2026 Director Nominees Biographies	8
Proposal 2: Ratification of the Appointment of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for the Fiscal Year Ending March 31, 2027	17
Proposal 3: Non-Binding Advisory Vote to Approve Our Named Executive Officer Compensation	19
Proposal 4: Approval of term extension and increase in the number of shares available under the amended and restated DXC Technology Company 2017 Omnibus Incentive Plan	20
Proposal 5: Approval of term extension and increase in the number of shares available under the amended and restated DXC Technology Company 2017 Non-Employee Director Incentive Plan	30

CORPORATE GOVERNANCE	35
The Board	35
Corporate Governance Guidelines	35
Board Leadership Structure	35
Separation of CEO and Board Chairman Positions	36
Independent Board Chairman Duties and Responsibilities	36
Director Independence	36
Limits on Director Service on other Public Company Boards	37
Director Attendance	37
Stockholder Engagement	37
Risk Oversight	38
Cybersecurity Risk	39
AI Risk Management	39
Compensation and Risk	39
Insider Trading Policies and Procedures	40
Non-Employee Director Equity Ownership Guidelines	40
Talent Management and Executive Succession Planning	40
Director Education	40
Code of Conduct	40
Retirement of Directors	41
Board Evaluations	41
Resignation of Employee Directors	41
Communicating with the Board	41
Committees of the Board	42
Audit Committee	43
Compensation Committee	43
Nominating/Corporate Governance Committee	44

PROXY SUMMARY
This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider, and you should read the entire Proxy Statement carefully before voting.
Annual Meeting of Stockholders

DATE July 21, 2026	TIME 8:00 a.m. Eastern Time	PLACE Online at www.virtualshareholdermeeting.com/DXC2026

VIRTUAL MEETING ADMISSION
Stockholders as of the record date will be able to participate in the annual meeting by visiting www.virtualshareholdermeeting.com/DXC2026. To participate in the meeting, you will need the 16-digit control number included on your notice of Internet availability of proxy materials, on your proxy card or on the instructions that accompanied your proxy materials.
The annual meeting will begin promptly at 8:00 a.m. Eastern Time. Online check-in will begin at 7:45 a.m. Eastern Time, and you should allow ample time for the online check-in procedures.
		RECORD DATE May 28, 2026	VOTING Stockholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on.

Voting Matters and Vote Recommendation

Management Proposals	Vote Recommendation	Page

Election of each of the 9 director nominees listed in this proxy statement	FOR each nominee	4

Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2027	FOR	17

Approval, in a non-binding advisory vote, of our named executive officer compensation	FOR	19

Approval of Term Extension and an Increase in the Number of Shares Available under the Amended and Restated DXC Technology Company 2017 Omnibus Incentive Plan	FOR	20

Approval of Term Extension and an Increase in the Number of Shares Available under the Amended and Restated DXC Technology Company 2017 Non-Employee Director Incentive Plan	FOR	30

DXC Technology Company	1	2026 Proxy Statement

Proxy Summary	Table of Contents
Ways to Vote

INTERNET
You may submit your proxy by following the instructions provided in the notice, or if you requested printed proxy materials, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card.

TELEPHONE
You may call by following the instructions provided in the notice, or if you requested printed proxy materials, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card.
MAIL You may choose to vote by mail by marking your proxy card or voting instruction card, dating and signing it, and returning it in the postage-paid envelope provided.	VIRTUAL MEETING To attend the meeting please visit www.virtualshareholdermeeting.com/DXC2026.

PROPOSAL 1 Election of Directors

Our Director Nominees
The following table provides summary information about each director nominee. In an uncontested election, each director is elected annually by a majority of votes cast, meaning if the number of votes cast for such nominee’s election exceeds the number of votes cast against such nominee’s election.

Name	Age*	Director Since	Independent	Principal Occupation	Other Public Company Boards

David A. Barnes	70	2020		Former SVP and Chief Information and Global Business Services Officer of UPS	—
Raul J. Fernandez President and CEO	59	2020		President and Chief Executive Officer of DXC Technology	—
Anthony Gonzalez	41	2023		Former U.S. Congressman in the United States House of Representatives and current co-CEO of Cobalt Service Partners	—
David L. Herzog Chairman of the Board	66	2017		Former CFO and EVP of AIG and current chairman of the board of Aegon Ltd	1
Pinkie D. Mayfield	58	2023		Former Chief Communications Officer and Vice President of Corporate Affairs of Graham Holdings Company	—
Dawn Rogers	61	2021		Director of Human Capital at American Securities LLC and former EVP and Chief Human Resources Officer at Pfizer	—
Carrie W. Teffner	59	2022		Former Interim Executive Chair of the Board of the Ascena Retail Group and former CFO of Crocs and current member of Amer Sports board	1
Akihiko Washington	67	2021		Former EVP of Worldwide Human Resources for Warner Bros. Entertainment	—
Robert F. Woods	71	2017		Former SVP of Finance and CFO at SunGard Data Systems Inc.	—
*As of June 4, 2026

2026 Proxy Statement	2	DXC Technology Company

Table of Contents	Proxy Summary

PROPOSAL 2 Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2027

We are asking stockholders to consider and to vote upon the ratification of the appointment of Deloitte & Touche LLP as DXC’s independent registered public accounting firm for the fiscal year ending March 31, 2027. The members of the Audit Committee (the Audit Committee) of the board of directors of DXC (the Board) and the Board believe that the continued retention of Deloitte & Touche LLP to serve as DXC’s independent registered public accounting firm is in the best interests of DXC and its stockholders.

PROPOSAL 3 Approval, in a non-binding advisory vote, of our named executive officer compensation

We are asking stockholders to approve, on a non-binding, advisory basis, the compensation of our named executive officers for the fiscal year ended March 31, 2026 (fiscal 2026), as disclosed in this Proxy Statement. In evaluating this proposal, we recommend that you review the information presented under "Compensation Discussion and Analysis (CD&A)" in this Proxy Statement. As discussed in the CD&A, we are strongly committed to tying executive compensation to business performance and, throughout our evolution, our executive compensation program has been grounded in a pay-for-performance philosophy aimed at achieving strong alignment between the Company's financial and strategic goals and our stockholders' interests.

PROPOSAL 4 Approval of Term Extension and an Increase in the Number of Shares Available under Amended and Restated DXC Technology Company 2017 Omnibus Incentive Plan

We are requesting that stockholders approve amendments to the Amended and Restated DXC Technology Company 2017 Omnibus Incentive Plan (2017 OIP), which include:
•An extension of the term of the 2017 OIP from March 30, 2027 to March 30, 2037;
•An increase of 20 million shares of common stock available for issuance under the 2017 OIP, bringing the maximum share limit to 71,200,000 shares.
If approved, we expect the additional shares would allow us to maintain our regular equity compensation program without interruption through DXC's fiscal 2030.

PROPOSAL 5 Approval of Term Extension and an Increase in the Number of Shares Available under Amended and Restated DXC Technology Company 2017 Non-Employee Director Incentive Plan

We are requesting that stockholders approve amendments to the Amended and Restated DXC Technology Company 2017 Non-Employee Director Incentive Plan (2017 DIP), which include:
•An extension of the term of the 2017 DIP from March 30, 2027 to March 30, 2037;
•An increase of 1 million shares of common stock available for issuance under the 2017 DIP, bringing the maximum share limit to 2,245,000 shares.

DXC Technology Company	3	2026 Proxy Statement

PROPOSAL 1
ELECTION OF DIRECTORS

BOARD RECOMMENDATION The Board of Directors recommends a vote FOR the election of each of these 9 nominees for director.

There are 9 nominees for election to our Board of Directors. The directors elected will hold office until the 2027 Annual Meeting of Stockholders or until their successors have been elected and qualified. Each nominee has informed the Board that he or she is willing to serve as a director.
Vote Required
In uncontested elections, director nominees are elected if the number of votes cast for such nominee’s election exceeds the number of votes cast against such nominee’s election. Abstentions and broker non-votes, if any, will have no effect on the vote for this proposal.
In accordance with DXC’s Corporate Governance Guidelines (the Guidelines), if an incumbent director nominee fails to receive the requisite number of votes, such director nominee shall promptly tender his or her resignation for consideration by the Nominating/Corporate Governance Committee of our Board (the Nominating/Corporate Governance Committee).
Director Nomination Process
The Nominating/Corporate Governance Committee is responsible for reviewing and assessing with the Board the appropriate skills, experience, and background sought for Board members in the context of our business and then-current membership on the Board. This assessment of Board skills, experience, and background involves considering numerous factors including independence, experience, professional and personal ethics and values, and other personal characteristics.
The Board seeks directors whose expertise achieves a balance across the following skills and attributes:

Leadership and Management: Includes experience as a senior executive in a global or large public or private organization with practical skills and insights around setting business strategy, overseeing operations, driving cost leadership, facilitating change management, leading transformation and restructuring, and driving results in dynamic and evolving business environments.

Global and International Experience: Experience leading or managing significant international operations across multiple countries and regions. Understanding of diverse regulatory environments, cultural contexts, and geopolitical dynamics, with the ability to navigate the complexities of operating a global enterprise.

Public Company Governance: Experience with corporate and board governance, including oversight of compliance, risk, regulatory requirements, executive compensation practices, governance matters, and policies and processes to effectively manage and monitor these in support of the stockholders' interests.

Audit and Financial Expertise: Experience and understanding of areas such as accounting policies and standards, financial reporting, disclosure requirements, financial statements, internal controls, audit (internal and external), complex financial transactions, capital allocation, and mergers and acquisitions.

2026 Proxy Statement	4	DXC Technology Company

Table of Contents	Proposal 1

Capital Markets and Treasury: Experience in raising funds in the debt and equity markets, managing liquidity and managing the complex interplay of operational performance, rating agencies and stockholder relationships.

Industry: Experience in the information technology services or professional services industry, including an understanding of marketplace dynamics, digital transformation, competitive positioning and success drivers relevant to companies operating in these sectors.

Technology and Innovation: Experience in senior leadership roles at companies in the technology landscape and an understanding of enterprise enabling technologies, with the ability to evaluate and guide technology strategy, digital transformation, and innovation. Experience with emerging technologies, including artificial intelligence, machine learning, and data analytics, encompassing the development, deployment, oversight, or governance of these technologies in an enterprise context.

Cybersecurity: Experience managing cybersecurity and information security risks, including an understanding of the evolving cyber threat landscape, incident response, data protection, and the governance frameworks needed to protect the enterprise and its clients.

Human Capital Management: Experience overseeing talent strategy, succession planning, executive compensation, organizational culture, and workforce development in complex global environments. Experience aligning HR policies and practices to attract, onboard, develop and retain top talent.

Government/Regulatory and Public Policy: Broad regulatory or policy-making experience in business, government, technology, or public service. Experience in government positions or through extensive interactions with the government, policymakers and government agencies. Experience with environmental sustainability, climate-related risks and opportunities, corporate responsibility, and related regulatory and reporting frameworks.

In addition to the skills and expertise listed above, the Nominating/Corporate Governance Committee and the Board also believe that the following key attributes are important to an effective Board:
•integrity and demonstrated high ethical standards;
•sound judgment;
•analytical skills;
•the ability to engage management and each other in a constructive and collaborative fashion; and
•the commitment to devote significant time and energy to service on the Board and its committees.
In evaluating potential director nominees, the Nominating/Corporate Governance Committee considers the applicable qualifications. The committee then considers the contribution they would make to the quality of the Board’s decision making and effectiveness.
The Nominating/Corporate Governance Committee will also consider potential director candidates recommended by stockholders in the same manner as other candidates. The stockholder nomination process is described under Business for 2027 Annual Meeting at the end of this Proxy Statement. This committee may retain from time to time third-party search firms to identify qualified director candidates and to assist the Nominating/Corporate Governance Committee in evaluating candidates identified by others.

DXC Technology Company	5	2026 Proxy Statement

Proposal 1	Table of Contents
2026 Director Nominees
Each of the nominees has a strong reputation and experience in areas relevant to the strategy and operations of DXC’s businesses. Each of the nominees holds or has held senior executive positions in global or large, complex organizations or has relevant operating experience. In these positions, they have also gained experience in core management skills, such as strategic and financial planning, public company financial reporting, corporate governance, risk management, thought leadership, executive management and leadership refreshment. Many of our directors also have experience serving on boards of directors and board committees of other public companies. On June 1, 2026, Karl Racine notified the Board that he will not stand for re-election as a director at the Annual Meeting. Mr. Racine's decision is not the result of any disagreement with the Company on any matter relating to the Company's operations, policies, or practices. The Company is grateful for Mr. Racine's service on the Board and his contributions over the years. In connection with Mr. Racine's departure, the Board intends to reduce its size from 10 directors to nine directors after the Annual Meeting.
Board Skills Matrix
The following chart provides summary information about each of our director nominees’ skills and attributes. More detailed information is provided in each director nominee’s biography.

Top Skills	Leadership & Management	Global and International Experience	Public Company Governance	Audit & Financial Expertise	Capital Markets & Treasury	Industry	Technology & Innovation	Cybersecurity	Human Capital Management	Government/Regulatory & Public Policy

David A. Barnes
Raul J. Fernandez
Anthony Gonzalez
David L. Herzog
Pinkie D. Mayfield
Dawn Rogers
Carrie W. Teffner
Akihiko Washington
Robert F. Woods

Skill Possessed

2026 Proxy Statement	6	DXC Technology Company

Table of Contents	Proposal 1
Board Composition and Refreshment
Our Board believes that maintaining a range of backgrounds, skills, expertise, and other personal characteristics promotes inclusiveness, enhances the Board's deliberations, and enables the Board to better represent all of DXC's constituents, including its varied customer base and workforce, and to support business decisions that are aligned with long-term value. The Board does not maintain a formal diversity policy. The Board is, however, committed to regular renewal and refreshment, and to seeking highly qualified candidates from a variety of backgrounds as part of each director search.
The Nominating/Corporate Governance Committee, which oversees succession planning for the Board and makes recommendations regarding key leadership roles on the Board and its committees, regularly reviews Board composition and assesses the skills and characteristics of our directors to ensure the Board's makeup supports the Company's evolving strategy. The Committee also reviews committee assignments annually to determine whether rotation of members or chairs would introduce fresh perspectives and broaden the experience represented on the Board's committees.
Our Board believes that these practices, together with the Board's annual evaluation process and the Board retirement policy based on an age limit of 72, are important factors in the Board's refreshment efforts. The Board strikes a balance between long-serving members with deep knowledge of our business and newer members who bring fresh skills, experience, and valuable perspectives. The average tenure of our director nominees is 5.5 years.
The Company reports demographic information on an aggregate basis only. All diversity data is based on voluntary self-identification by directors.

DXC Technology Company	7	2026 Proxy Statement

Proposal 1	Table of Contents
2026 Director Nominees Biographies
The biographies of each of the nominees below contains information as of the date of this Proxy Statement regarding the person’s service as a director, director positions held currently or at any time during the last five years, and skills, experience and qualifications that led to the conclusion that such person should serve as one of our directors.

DXC Committees: •Audit •Nominating/Corporate Governance (chair) Other Public Company Boards: Former (Past Five Years): •Hertz Global Holdings, Inc.

DAVID A. BARNES
Age: 70 | Director Since: 2020
Career Highlights
Mr. Barnes has served as a member of our Board since August 13, 2020. He is the former Senior Vice President, Chief Information and Global Business Services Officer of United Parcel Service, Inc. (UPS), a role he held from 2011 to 2016. From 2005 to 2011, Mr. Barnes served as Senior Vice President and Chief Information Officer for UPS. In his role as Chief Information Officer of UPS and a member of the UPS Management Committee, he was responsible for all aspects of UPS technology utilized in over 220 countries and territories. He also chaired the UPS Information Technology Governance Committee responsible for global technology strategy, architecture, mobility, hardware design, and research and development. In addition, he was responsible for information security, served as Co-Chair of the Enterprise Risk Committee, and was a member of the UPS Corporate Strategy and the Finance Committees. Prior to serving as a member of the UPS Management Committee, he held a number of key leadership positions throughout his 39-year career at UPS in areas including technology development, operations, UPS airline, international custom house brokerage, mergers and acquisitions, and finance.
Mr. Barnes has also served as Senior Advisor for Bridge Growth Partners LLC (Bridge Growth), a private equity fund, since 2016, and in this capacity has served as a member of the board of directors for several privately held companies in Bridge Growth's technology investment portfolio. He also served as a director of Hertz Global Holdings, Inc. from May 2016 to August 2021; Ingram Micro Inc., a global technology and supply chain service provider, from June 2014 to December 2016, where he was a member of the Audit Committee and chair of the Technology Committee; Solace Corporation, a real-time data and AI Agent Mesh software company, from June 2016 to December 2023, where he served on the Audit Committee; and Syniti, a software and data services company, from 2017 to December 2024, where he served on the Audit and Technology Committees.
Key Skills and Experience
Mr. Barnes brings to the DXC Board of Directors deep cybersecurity expertise and board-level cybersecurity and AI oversight; extensive technology and innovation leadership, including global technology strategy, architecture, R&D, and emerging technology; global operations experience spanning technology, international brokerage, mergers and acquisitions, and finance across multiple regions; audit and financial expertise; industry experience; experience with environmental sustainability, climate-related risks, and related regulatory and reporting frameworks; and extensive experience with corporate and board governance.

2026 Proxy Statement	8	DXC Technology Company

Table of Contents	Proposal 1

Other Public Company Boards: Former (Past Five Years): •Broadcom, Inc. •GameStop Corp. •Capitol Investment Corp. V

RAUL J. FERNANDEZ
Age: 59 | Director Since: 2020
Career Highlights
Mr. Fernandez has served as DXC’s President and CEO since February 1, 2024, after serving from December 2023 as DXC’s Interim President and CEO. He has served as a member of our Board of Directors since August 2020.
Mr. Fernandez brings more than three decades of executive experience scaling innovative and rapidly growing technology companies. He was the founder of Proxicom (NASDAQ: PXCM), which under his leadership evolved into a prominent early global provider of e-commerce solutions for Fortune 500 companies. Mr. Fernandez guided the growth of Proxicom from its launch in 1991 to public listing in 1999, after which Proxicom was acquired by Dimension Data (LSE: DDT). From 2000 to 2002, he served as Chief Executive Officer for Dimension Data North America, an information systems integration company, and in 2001 as a director of its parent company, Dimension Data Holdings Plc. He also served as Chairman and CEO for ObjectVideo, a leading developer of intelligent video surveillance software, which was sold to Alarm.com (NASDAQ: ALRM) in 2017. Mr. Fernandez was also a member of President George W. Bush’s Council of Advisors on Science and Technology. He is Vice Chairman and co-owner of Monumental Sports & Entertainment, a private partnership which owns some of Washington, D.C.’s major sports franchises. Mr. Fernandez also serves on the Board of Directors of TikTok USDS Joint Venture, where he chairs the Security Committee.
Mr. Fernandez has also served on the board of directors of several public companies, including Broadcom from January 2020 to April 2024, GameStop from April 2019 to June 2021, and Kate Spade & Co. from 2000 until its acquisition by Coach, Inc. in July 2017.
Key Skills and Experience
Mr. Fernandez brings to the DXC Board of Directors deep knowledge of DXC's business, strategy, and global operations as President and Chief Executive Officer; extensive technology and innovation experience as a career technology entrepreneur and investor; cybersecurity and data governance oversight experience; capital markets experience, including public offerings and private investments; broad public company governance experience, including audit, compensation, and governance committee service across multiple public company boards; human capital management experience through oversight of executive talent strategy and workforce development; and relevant industry expertise in the technology sector.

DXC Technology Company	9	2026 Proxy Statement

Proposal 1	Table of Contents

DXC Committees: •Compensation •Nominating/Corporate Governance*

ANTHONY GONZALEZ
Age: 41 | Director Since: 2023
Career Highlights
Mr. Gonzalez has served as a member of our Board since January 5, 2023. He has served as co-Chief Executive Officer of Cobalt Service Partners since November 2023. He previously served as Executive in Residence for Alpine Investors, a private equity firm, from March 2023 until November 2023. Mr. Gonzalez is a former U.S. Congressman for Ohio's 16th Congressional District in the United States House of Representatives, where he served from 2019 until January 2023. Mr. Gonzalez served on the House Financial Services Committee and the Committee on Science, Space, and Technology. He also served on the House China Task Force and the Select Committee on the Climate Crisis. His legislative areas of focus included capital markets, financial technology, and climate change, while he also served as the Vice Ranking Member of the Diversity and Inclusion Subcommittee on Financial Services.
A graduate of The Ohio State University and Stanford University’s Graduate School of Business, Mr. Gonzalez played five seasons in the National Football League as a first-round draft pick of the Indianapolis Colts. After earning his MBA in 2014, he served in a business development role at Beneco, Inc. before joining InformedK12 (formerly Chalk Schools) in July 2015, where he served as Chief Operating Officer and led all commercial and business functions for the company until June 2017, helping to triple the size of the business.
Key Skills and Experience
Mr. Gonzalez brings to the DXC Board of Directors broad leadership and management experience; direct government, regulatory, and public policy experience, including experience with environmental sustainability, corporate responsibility, and climate-related matters; capital markets expertise; technology and innovation perspective; operational leadership and financial expertise; and human capital management perspective.
 *Expected to be effective immediately after the Annual Meeting until the 2027 annual meeting of stockholders

2026 Proxy Statement	10	DXC Technology Company

Table of Contents	Proposal 1

DXC Committees:
•Audit
•Compensation
•Nominating/Corporate Governance
Other Public Company Boards:
Current:
•Aegon Ltd. (Bermuda)
Former (Past Five Years):
•Metlife, Inc.
•Ambac Financial Group, Inc
•PCCW Limited (Hong Kong)

DAVID L. HERZOG
Age: 66 | Director Since: 2017
Career Highlights
Mr. Herzog has served as a member of our Board since April 1, 2017, and as independent Chairman of the Board since December 19, 2023. Prior to this, he served as our Lead Independent Director from July 26, 2022. Mr. Herzog served in progressively senior roles at American International Group (AIG) from 2003 to 2016, culminating in his role as Chief Financial Officer and Executive Vice President from 2008 to 2016. Earlier AIG roles included Senior Vice President and Comptroller, Chief Financial Officer for worldwide life insurance operations, and Chief Financial Officer and Chief Operating Officer of American General Life following its acquisition by AIG. Previously, Mr. Herzog served in various executive positions at GenAmerica Corporation and Family Guardian Life, a Citicorp company, and at a large accounting firm that is now part of PricewaterhouseCoopers LLP. He holds the designations of Certified Public Accountant and Fellow, Life Management Institute.
Mr. Herzog has served on the board of directors of Aegon Ltd. (Aegon) since June 2025, and as Chairman of its board since November 2025. He previously served as a member of the board of directors of MetLife Inc. from October 2016 to May 2025 and chair of the Audit Committee from July 2017 to December 2024, Ambac Financial Group, Inc. from March 2016 to June 2023, and PCCW Limited (Hong Kong) from November 2017 to July 2022.
Key Skills and Experience
Mr. Herzog brings to the DXC Board of Directors extensive audit and financial expertise, including deep experience in financial reporting, internal controls, capital allocation, and complex financial transactions; broad capital markets and treasury experience from three decades of overseeing global financial operations; public company governance experience as Independent Chairman of the DXC Board and through board leadership and audit committee service across multiple international public companies; human capital management experience through compensation and nominating committee service; and industry experience in the financial services sector with relevance to DXC's insurance and financial services client base.

DXC Technology Company	11	2026 Proxy Statement

Proposal 1	Table of Contents

DXC Committees: •Nominating/Corporate Governance •Audit* Other Public Company Boards: Former (Past Five Years): •Ready Capital Corporation •Broadmark Realty Capital Inc. (acquired by Ready Capital in 2023)

PINKIE D. MAYFIELD
Age: 58 | Director Since: 2023
Career Highlights
Ms. Mayfield has served as a member of our Board since July 2023. She is the former Chief Communications Officer and Vice President of Corporate Affairs of Graham Holdings Company (formerly The Washington Post Company), a diversified conglomerate whose principal operations include educational services, television broadcasting, healthcare, manufacturing, and automotive dealerships. She served in that role from February 2015 until December 2024 and was responsible for corporate affairs, public relations, communications and strategic initiatives. She joined Graham Holdings in 1998, where she held several executive leadership positions. Prior to joining Graham Holdings, Ms. Mayfield was a Vice President and Trust Officer at NationsBank (now Bank of America) in the Investment Services Division. She serves as a director of Founders Bank, a Washington, D.C.-based community bank, where she has chaired the audit committee since joining the board in 2020. She previously served as a member of the board of directors of Ready Capital Corporation from June 2023 to July 2024. Ms. Mayfield also currently serves as the treasurer of the board of directors of the District of Columbia College Access Program.
Key Skills and Experience
Ms. Mayfield is a seasoned finance and banking executive with experience in multiple sectors, including capital markets and treasury; senior leadership across corporate affairs, communications, and strategic initiatives; public company governance through board service at multiple public companies with oversight of compliance, executive compensation, and stakeholder engagement; environmental sustainability, corporate responsibility, and related regulatory and reporting frameworks; and human capital management through workforce development and board-level talent oversight.
 *Expected to be effective immediately after the Annual Meeting until the 2027 annual meeting of stockholders

2026 Proxy Statement	12	DXC Technology Company

Table of Contents	Proposal 1

DXC Committees: •Compensation

DAWN ROGERS
Age: 61 | Director Since: 2021
Career Highlights
Ms. Rogers has served as a member of our Board since March 4, 2021. She is a global human resources executive with more than 35 years of experience in companies large and small, with deep expertise in the United States, Europe and emerging markets. She has successfully led executive transitions, culture transformations, and large-scale M&A and business change programs. She is currently Director of Human Capital at American Securities LLC, where she provides leadership and support to the firm's portfolio of companies in all areas of human capital management. Prior to joining American Securities, she was the Executive Vice President and Chief Human Resources Officer at Pfizer Inc. Ms. Rogers' career with Pfizer spanned more than 20 years across its global businesses, where she worked as a key member of the executive team supporting growth and innovation. Prior to Pfizer, she was Senior Director of Human Resources at Kos Pharmaceuticals, where she established the human resources function and built its commercial organization in preparation for its first product launch and IPO. Ms. Rogers also held human resources positions at Earth Tech and The Ares Serono Group/Serono Diagnostics.
Key Skills and Experience
Ms. Rogers brings to the DXC Board of Directors deep human capital management expertise, including experience in talent strategy, succession planning, executive compensation, organizational culture, and workforce development in complex global environments; significant global and international experience; and public company governance experience through oversight of human capital management and executive compensation practices.

DXC Technology Company	13	2026 Proxy Statement

Proposal 1	Table of Contents

DXC Committees: •Audit •Compensation* Other Public Company Boards: Current: •Amer Sports, Inc. (Cayman Islands) Former (Past Five Years): •Rite Aid Corp. •Avaya Holdings •GameStop Corp. •Ascena Retail Group

CARRIE W. TEFFNER
Age: 59 | Director Since: 2022
Career Highlights
Ms. Teffner has served as a member of our Board since April 20, 2022. She is a strategic, financial, and operational executive with over 30 years of experience helping consumer product and retail companies grow their businesses worldwide. She spent the first 21 years of her career with Sara Lee Corporation, a Fortune 100 company, where she held various domestic and international roles, including division and segment Chief Financial Officer roles and Corporate Treasurer. She then served as Chief Financial Officer of Timberland from September 2009 to September 2011, Weber Stephen Products from October 2011 to May 2013, and PetSmart, a Fortune 300 company, from June 2013 to June 2015. At Crocs, she served as EVP and Chief Financial Officer from December 2015 to August 2018 and EVP of Finance and Strategic Projects from August 2018 to April 2019.
Ms. Teffner has extensive public company board experience, having served as interim executive chair of Ascena Retail Group from May 2019 to March 2021, and as a director of GameStop from September 2018 to June 2021, Avaya Holdings from February 2023 to May 2023, and Rite Aid Corporation from October 2023 to September 2024. She has served on the board of Amer Sports, Inc. (Cayman Islands) since February 2024. Ms. Teffner also serves on the boards of multiple private companies, including International Data Group (IDG) since December 2021 and Reef Lifestyle since July 2024, and previously served on the board of BFA Industries from February 2021 to April 2026.
Key Skills and Experience
Ms. Teffner brings to the DXC Board of Directors extensive audit and financial expertise from CFO and Corporate Treasurer roles across multiple public and private companies; direct cybersecurity experience, including policy development and risk oversight; technology and innovation experience through operational technology leadership and board service in the technology sector; capital markets and treasury experience, including debt and equity market transactions; global and international experience from domestic and overseas roles spanning over two decades; human capital management experience through leadership of large-scale transformation initiatives; industry experience in the technology and consumer sectors; and extensive experience with corporate and board governance, including audit committee leadership across multiple public companies.
 *Expected to be effective immediately after the Annual Meeting until the 2027 annual meeting of stockholders

2026 Proxy Statement	14	DXC Technology Company

Table of Contents	Proposal 1

DXC Committees: •Compensation (chair)

AKIHIKO WASHINGTON
Age: 67 | Director Since: 2021
Career Highlights
Mr. Washington has served as a member of our Board since March 4, 2021. He retired from Warner Bros. Entertainment, where he served as Executive Vice President of Worldwide Human Resources from 2009 until December 2020 and was responsible for all aspects of the company's global human resources function, including talent strategy, compensation, organizational development, and inclusion and belonging initiatives. He joined Warner Bros. in 2000 as Senior Vice President of Worldwide Human Resources. Mr. Washington is a proven leader in shaping cultures and human resources initiatives globally. His professional experience also includes serving as Vice President of Human Resources at Time Warner and at HBO, where he spent 15 years.
Key Skills and Experience
Mr. Washington brings to the DXC Board of Directors deep human capital management expertise, including experience overseeing talent strategy, organizational culture, workforce development, and executive compensation; significant global and international experience; industry experience from work at the intersection of entertainment and technology sectors; leadership experience in driving organizational transformation and building competitive cultures; and public company governance experience.

DXC Technology Company	15	2026 Proxy Statement

Proposal 1	Table of Contents

DXC Committees: •Audit (chair)

ROBERT F. WOODS
Age: 71 | Director Since: 2017
Career Highlights
Mr. Woods has served as a member of our Board since April 1, 2017. He brings extensive public company CFO experience in the technology sector, having served as Senior Vice President of Finance and Chief Financial Officer of SunGard Data Systems, Inc. from 2010 to 2012 and as Senior Vice President and Chief Financial Officer of IKON Office Solutions, Inc., a document management systems and services public company, from 2004 to 2009. Earlier in his career, Mr. Woods served as Vice President and Controller of IBM Corporation from 2002 to 2004 and Vice President and Treasurer from 2000 to 2002. He served on the board of directors and the Audit Committee of Computer Sciences Corporation from 2015 to 2017. Mr. Woods also served as a director of Insight Enterprises, Inc., from 2009 to 2011 and as a member of its Audit and Compensation Committees.
Key Skills and Experience
Mr. Woods brings to the DXC Board of Directors extensive audit and financial expertise as a former public company CFO who also served as Vice President and Controller and later as Vice President and Treasurer of a major global technology company; broad capital markets and treasury experience, including raising funds in debt and equity markets, managing liquidity, and overseeing rating agency and stockholder relationships; global and international finance experience spanning multiple multinational corporations; public company governance experience through long-tenured board service; and industry experience in the technology services sector.

2026 Proxy Statement	16	DXC Technology Company

PROPOSAL 2
RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 31, 2027

BOARD RECOMMENDATION
The Board of Directors recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2027.

The Audit Committee has appointed Deloitte & Touche LLP as DXC’s independent registered public accounting firm for the fiscal year ending March 31, 2027, and the Board asks stockholders to ratify that appointment. Although current law, rules, and regulations, as well as the charter of the Audit Committee, require the Audit Committee to engage, retain, and oversee DXC’s independent registered public accounting firm, the Board considers the appointment of the independent registered public accounting firm to be an important matter of stockholder concern and is submitting the appointment of Deloitte & Touche LLP for ratification by stockholders as a matter of good corporate practice. The Board considers the appointment of Deloitte & Touche LLP as DXC’s independent registered public accounting firm for the fiscal year ending March 31, 2027 to be in the best interests of DXC and its stockholders. A representative from Deloitte & Touche LLP will attend the meeting and will have the opportunity to make a statement if they desire and respond to appropriate questions regarding the audit of DXC’s financial statements.
If stockholders do not ratify the appointment of Deloitte & Touche LLP, the Audit Committee will consider whether it is appropriate to appoint a different independent registered public accounting firm.
Vote Required
The affirmative vote of holders of a majority of the shares of common stock present in person (virtually) or represented by proxy and voting is required to approve the ratification of the appointment of Deloitte & Touche LLP as DXC’s independent auditor for the current fiscal year. Abstentions will have no effect on the vote for this proposal. We do not expect any broker non-votes on this proposal since this is a routine matter.
Fees
The following table summarizes the aggregate fees billed by DXC’s principal accounting firm, Deloitte & Touche LLP, the member firm of Deloitte Touche Tohmatsu Limited, and their respective affiliates, which include Deloitte Tax LLP and Deloitte Consulting LLP, for services provided to DXC during fiscal years 2026 and 2025.

(in millions)	Fiscal 2026 ($)	Fiscal 2025 ($)

Audit Fees(1)	19.40	19.10
Audit-Related Fees(2)	9.50	10.90
Tax Fees(3)	1.20	1.40
All Other Fees(4)	0.10	0.10
Total Fees	30.20	31.50

DXC Technology Company	17	2026 Proxy Statement

Proposal 2	Table of Contents
(1)Includes fees associated with the audit of our consolidated annual financial statements, review of our consolidated interim financial statements, and the audit of our internal control over financial reporting. This would also include services that an independent auditor would customarily provide in connection with subsidiary audits, non-US statutory requirements, regulatory filings, and similar engagements for the fiscal year.
(2)Consists primarily of fees for third-party assurance audits and readiness assessments for new third-party assurance reports for outsourced services, employee benefit plan audits, and carve-out audits and accounting consultations related to historical transactions.
(3)Consists of fees for tax compliance, tax planning, and tax advice related to transactions.
(4)Consists primarily of fees for access to technical accounting guidance and other permissible advisory services.
All fees described above were pre-approved by the Audit Committee in accordance with the pre-approval policy set forth below.
Pre-Approval Policy
Pursuant to its charter, and in accordance with Section 10A of the Securities Exchange Act of 1934, as amended (the Exchange Act), the Audit Committee pre-approves all audit, audit-related, tax and other services to be provided by the independent auditor. The Audit Committee may delegate to one or more members of the Audit Committee the authority to pre-approve services to be provided by the independent auditor. Such pre-approval decisions of any Audit Committee member to whom such authority is delegated must be presented to the full Audit Committee at its next scheduled meeting.

2026 Proxy Statement	18	DXC Technology Company

PROPOSAL 3
NON-BINDING ADVISORY VOTE TO APPROVE OUR NAMED EXECUTIVE OFFICER COMPENSATION

BOARD RECOMMENDATION The Board of Directors recommends a vote FOR the advisory resolution to approve our named executive officer compensation.

In accordance with Section 14(a) of the Exchange Act, we are providing our stockholders the opportunity to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement. We encourage our stockholders to read the CD&A, the 2026 Summary Compensation Table, and the related compensation tables and narrative appearing elsewhere in this Proxy Statement. Together, these sections provide detailed information on compensation policies, practices, and amounts paid to our named executive officers in fiscal year 2026.
We are therefore asking our stockholders to approve the following advisory resolution at the 2026 Annual Meeting of Stockholders:
RESOLVED, that the stockholders of DXC Technology Company approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the DXC Technology Company 2026 definitive Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and the accompanying footnotes and narratives.
The vote on the compensation of our named executive officers as disclosed in this Proxy Statement is advisory, and therefore not binding on DXC, the Compensation Committee or our Board. Our Board and our Compensation Committee value the opinions of our stockholders. To the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns. We have determined that our stockholders should cast an advisory vote to approve the compensation of our named executive officers on an annual basis. Unless this determination changes, the next advisory vote to approve the compensation of our named executive officers will be at the 2027 Annual Meeting of Stockholders.
Vote Required
The affirmative vote of holders of a majority of the shares of common stock present in person (virtually) or represented by proxy and voting is required to approve, on an advisory basis, the compensation of the named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and the accompanying footnotes and narratives. Abstentions and broker non-votes, if any, will have no effect on the vote for this proposal.

DXC Technology Company	19	2026 Proxy Statement

PROPOSAL 4
APPROVAL OF TERM EXTENSION AND AN INCREASE IN THE NUMBER OF SHARES AVAILABLE UNDER AMENDED AND RESTATED DXC TECHNOLOGY COMPANY 2017 OMNIBUS INCENTIVE PLAN

BOARD RECOMMENDATION
The Board of Directors recommends a vote FOR the approval of the term extension and the increase in the number of shares available under the Amended and Restated DXC Technology Company 2017 Omnibus Incentive Plan.

The Board is requesting that stockholders vote in favor of amending the Amended and Restated DXC Technology Company 2017 Omnibus Incentive Plan (the “2017 OIP”) to add 20 million shares to the share reserve and extend the term of the plan. If this Proposal is approved, the term of the 2017 OIP will extend to March 30, 2037; if not approved, the share reserve under the 2017 OIP will not be increased and the 2017 OIP will terminate on March 30, 2027, prior to the start of DXC’s fiscal 2028.
The resolution adopting the amendments to the 2017 OIP described in this Proposal is attached as Appendix B to this Proxy Statement.
Key Changes to the 2017 OIP
We are requesting that stockholders approve the amended and restated 2017 OIP, which includes approval of the following:
•Addition of 20 million shares. The Board requests the addition of 20 million shares of our common stock to the 2017 OIP. These 20 million shares represent approximately 12.1% of our outstanding shares of common stock as of March 31, 2026 (165,485,711 shares). We carefully manage share usage under our equity plans—over the last three fiscal years, our total annual gross burn rate under both the 2017 OIP and the Amended and Restated 2017 Non-Employee Director Incentive Plan (the “2017 DIP”) has averaged 4.3%. We last sought stockholder approval to increase the OIP share reserve in 2020, and we executed our plan to only return to stockholders for approval of another increase once our plan was due for expiration, as the 2020 share reserve increase is expected to provide sufficient shares to last until the current expiration date of the plan on March 30, 2027. If approved, we expect this additional share request would allow us to maintain our regular equity compensation program without interruption through DXC’s fiscal 2030.
•Extension of the expiration date of the 2017 OIP to March 30, 2037. The 2017 OIP is currently scheduled to expire on March 30, 2027, and we are requesting an extension of the expiration of the plan to March 30, 2037. We are requesting an additional ten-year extension as this is consistent with standard market and peer practice, and provides stability to help ensure the Board, the Compensation Committee, and Management efficiently execute our long-term incentive plan goals.

2026 Proxy Statement	20	DXC Technology Company

Table of Contents	Proposal 4
Key Factors & Reasons to Vote for the Proposal
•Long-term equity is a key component of our compensation programs. The Board strongly believes that long-term equity compensation is essential to attract, motivate, and retain talent.
•Equity awards granted under the 2017 OIP align participant and stockholder interests. Equity awards, whose value depends on our stock performance and which require continued service over time before any value can be realized, link participant compensation to company performance, maintain a culture based on employee stock ownership, and retain talented employees in a highly competitive labor market.
•We manage our equity compensation program thoughtfully. The 2017 OIP and our equity compensation programs reflect good corporate governance practices, as described below further.
•The 2017 OIP is the sole active plan for granting equity awards to our employees. Increase of the 2017 OIP share reserve is necessary for appropriate implementation of planned compensation actions in our next annual cycle in 2027.
Historic Use of Equity and Outstanding Awards
If approved by our stockholders, the dilution represented by the shares available under the 2017 OIP and the 2017 DIP, including the proposed increase to the shares available for issuance under both plans and the target shares attributable to currently outstanding awards under both plans, would be 29.7%, based on our outstanding shares as of March 31, 2026. Our historic average burn rate under both plans combined for the past three years has been 4.3%.
Promotion of Good Governance Practices in the 2017 OIP
The 2017 OIP includes a number of responsible corporate governance provisions which will not be impacted by the changes proposed in this Proposal Four. These include, but are not limited to, the following:

Feature/Practice	Description

No Liberal Share Recycling	Shares tendered or withheld in satisfaction of withholding obligations of the Company or any of our affiliates resulting from the exercise of an option or vesting of an equity award will not be available again under the 2017 OIP
No Evergreen Provision	The 2017 OIP does not include an “evergreen” feature pursuant to which the reserve of shares authorized for issuance would be automatically replenished periodically.
Executive Pay Aligned to Company Performance	A portion of each executive’s stock compensation is ‘‘at risk’’, with payout dependent on achievement of certain performance metrics.
Clawback	DXC’s amended and restated Compensation Recovery Policy applies to erroneously-awarded incentive compensation (including equity awards) received by current and former executive officers on or after October 2, 2023 in the event that we are required to prepare an accounting restatement that corrects an error in previously issued financial statements due to material noncompliance with any financial reporting requirement under the securities laws. Any incentive-based compensation received prior to October 2, 2023, would remain subject to our prior clawback policy which allows us to recover cash or equity performance-based compensation from participants whose fraud or intentional illegal conduct materially contributed to a financial restatement. In addition, under our equity grant agreements, employees may be required to forfeit awards or gains if the recipient breaches the non-competition, non-solicitation of employees, or non-disclosure provisions of such agreements.
No Gross-Ups	The 2017 OIP does not provide for any tax gross-ups.
No Repricings without Stockholder Approval	Other than in connection with certain corporate events where a reduction in exercise price is necessary for equitable treatment of award holders (such as a share split), we may not, without stockholder approval, reduce the exercise price of a stock option or stock appreciation right or exchange a stock option or stock appreciation right for a new award with a lower (or no) purchase price for cash.
Individual Limits on Awards	The 2017 OIP limits the number of shares underlying awards that may be granted to a participant in a calendar year. There are further limits on the number that may be granted to a non-employee director under the 2017 DIP.
Independent Administration	The 2017 OIP is administered by the Compensation Committee, which is composed entirely of “independent directors” within the meaning of NYSE’s independence requirements and “non-employee directors” as defined in Rule 16b-3 under the Exchange Act.

DXC Technology Company	21	2026 Proxy Statement

Proposal 4	Table of Contents
Share Reservation
The following table summarizes the number of shares subject to outstanding awards and that would be authorized for issuance as of March 31, 2026 under our equity plans, if this Proposal is approved. In addition to the 2017 OIP, there are outstanding awards under the 2017 DIP. As of March 31, 2026, the 2017 OIP and the 2017 DIP are DXC’s only active equity plans.
Share Reservation Under Our Equity Plans (2017 OIP & 2017 DIP)

Share Detail	Millions

Outstanding awards as of March 31, 2026	13.96
Outstanding Options/SARS	0.27
Outstanding RSUs and PSUs	13.69
Additional shares issuable if PSUs vest at maximum payout levels	6.61
Shares available for new grants as of March 31, 2026	7.55
Total number of shares issuable as of March 31, 2026 (Outstanding awards plus potential new grants)	28.12
Additional shares requested under this Proposal	21.00
Total shares authorized for issuance as of March 31, 2026	52.45
Outstanding awards as of March 31, 2026. This number also assumes that PSUs outstanding as of March 31, 2026 will convert at 100% of their target amounts upon vesting. PSUs are granted at a target share amount, and can convert into DXC shares anywhere from 0% to 200% of that target amount upon vesting, depending on achieving specified performance criteria.
Outstanding Options/SARs. The weighted average exercise price is $44.69. The weighted average remaining term is .29 years.
Additional shares issuable if PSUs vest at maximum payout levels. This is the additional number of shares that would be issued if PSUs outstanding as of March 31, 2026 convert at 200% of their target amounts upon vesting.
Shares available for new grants as of March 31, 2026. Assumes PSUs outstanding as of March 31, 2026 vest at maximum payout levels.
Additional shares requested under this Proposal. If this Proposal and Proposal 5 below for the 2017 DIP are approved, an estimated 28.0 million shares would be available for new grants under both plans. That estimate reflects potential increases from cancellations and expirations as well potential decreases from new grants between March 31, 2026 and the effective date of the 2017 OIP and 2017 DIP amendments and restatements.
Vote Required
The affirmative vote of holders of a majority of the shares of common stock present in person (virtually) or represented by proxy and voting is required to approve this proposal. Abstentions and broker non-votes, if any, will have no effect on the vote for this proposal.
The Board of Directors recommends a vote FOR the approval of the term extension and the increase in the number of shares available under the Amended and Restated DXC Technology Company 2017 Omnibus Incentive Plan.

2026 Proxy Statement	22	DXC Technology Company

Table of Contents	Proposal 4
Summary of Proposed Incentive Plan
The following summary is qualified in its entirety by reference to the 2017 OIP (as proposed to be amended and restated, the “Incentive Plan”). The 2017 OIP was filed as Exhibit 10.17 to the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2026. The resolution adopting the amendments to the 2017 OIP described in this Proposal is attached as Appendix B to this Proxy Statement.
Eligibility
All employees of DXC and its subsidiaries are eligible for awards under the Incentive Plan. However, only employees at certain job levels are eligible to receive annual equity awards. As of March 31, 2026, there are approximately 115,000 employees eligible to receive awards under the Incentive Plan, of which approximately 800 employees are eligible to receive annual equity awards, including eight executive officers.
Administration
The Incentive Plan is administered by our Compensation Committee, except as otherwise provided with respect to actions or determinations by the Board.
Types of Awards
Options to purchase shares of common stock, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”) and cash awards may be granted under the Incentive Plan. Awards may be structured as performance awards subject to the attainment of one or more performance goals. Performance awards may be in the form of performance-based RSUs or PSUs, restricted stock, options, SARs or cash awards.
The per share exercise price of an option or SAR cannot be less than the fair market value per share of the common stock on the date of grant. Options and SARs must have fixed terms no longer than 10 years. Options may be granted as incentive stock options under Section 422 of the Code or nonqualified stock options. Options may not include provisions that “reload” the option upon exercise.
Repricing and Exchanges
Repricing of options and SARs and the replacement or cancellation of options and SARs in exchange for cash or other awards or options or SARs having a lower exercise price is prohibited under the Incentive Plan without approval of our stockholders.
Vesting Limitations
Any award generally must have a minimum vesting period of one year. Earlier vesting of awards may occur in the events of death, disability, change in control, retirement, involuntary termination without cause or voluntary termination for good reason and to the extent provided for in an employee’s employment agreement that was effective prior to the effective date of the Incentive Plan. Vesting of options, SARs, restricted stock, RSUs, and PSUs may occur incrementally over the one-year vesting period. However, we may currently issue up to 2,560,000 shares (which would increase to 3,560,000 shares if this proposal is approved by our stockholders) that are not subject to the minimum vesting period.

DXC Technology Company	23	2026 Proxy Statement

Proposal 4	Table of Contents
Shares Reserved
The maximum number of shares of our common stock as to which awards may be granted under the Incentive Plan is currently 51,200,000 shares, which, if this proposal is approved by our stockholders, would increase by 20,000,000 shares to 71,200,000 shares. Each award granted under the Incentive Plan, regardless of type, reduces the maximum share limit by one share for each share associated with the Award. Awards that by their terms may only be settled in cash do not reduce the maximum share limit. If an award expires or is terminated, cancelled or forfeited, the shares of common stock associated with the expired, terminated, cancelled, or forfeited award will again be available for awards under the Incentive Plan. However, the following shares of common stock will not become available again for issuance under the Incentive Plan:
•shares of common stock that are tendered by a participant or withheld as full or partial payment of minimum withholding taxes or as payment for the exercise price of an award; and
•shares of common stock reserved for issuance upon grant of a SAR, to the extent the number of reserved shares of common stock exceeds the number of shares of common stock actually issued upon exercise or settlement of such SAR.
If cash is issued in lieu of shares of common stock pursuant to an award, the shares will not become available for issuance under the Incentive Plan.
Award Limits
Under the Incentive Plan, no employee may be granted, in any fiscal year period: options or SARs that are exercisable for more than 1,000,000 shares of common stock; stock awards covering more than 3,500,000 shares of common stock; or cash awards or RSUs that may be settled solely in cash having a value greater than $10,000,000.
Adjustments
The Incentive Plan provides for appropriate adjustments in the number of shares of common stock subject to awards and available for future awards, the exercise price or other price of outstanding awards, as well as the maximum award limits under the Incentive Plan, in the event of changes in our outstanding common stock by reason of a merger, stock split, reorganization, recapitalization, or similar events.
Award Agreements
Each award granted under the Incentive Plan will be evidenced by an agreement that contains additional terms and conditions not inconsistent with the Incentive Plan as may be determined by the Compensation Committee in its sole discretion. These terms and conditions may include, among other things, the date of grant, the number of shares covered by the award or the cash amount of the award, the purchase or exercise price per share, the treatment upon a termination of employment of a participant, the means of payment for the shares, the purchase or exercise period and the terms and conditions of purchase or exercise, if applicable. No awards will provide any right to continued employment.
Dividends
The Compensation Committee may include provisions in stock awards for the payment or crediting of dividends or dividend equivalents upon vesting of the award. No dividends or dividend equivalents will be paid on unvested stock, RSU, or PSU awards prior to vesting, and no dividends or dividend equivalents will be paid on options or SARs.

2026 Proxy Statement	24	DXC Technology Company

Table of Contents	Proposal 4
Performance Awards
Any award available under the Incentive Plan may be structured as a performance award. Performance awards will be based on achievement of goals and will be subject to terms, conditions and restrictions as the Compensation Committee determines. Performance goals may apply to the employee, one or more of our business units, divisions or sectors, or our entire company, and if so desired by the Compensation Committee, by comparison with a peer group of companies including by direct reference to peers, by reference to an index, or by a similar mechanism. Performance awards may be based on any performance criteria determined by the Compensation Committee. The Compensation Committee may provide in any particular performance award agreement that any evaluation of performance may include or exclude particular factors, including any of the following:
•asset write-downs,
•litigation or claim judgments or settlements,
•the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results,
•any reorganization and restructuring programs,
•unusual or infrequent items as described in applicable accounting guidance or in management’s discussion and analysis of financial condition and results of operations appearing in the annual report to stockholders for the applicable year,
•acquisitions or divestitures,
•foreign exchange gains and losses, and
•settlement of hedging activities.
The Compensation Committee may retain the discretion to adjust any performance awards upward or downward, either on a formula or discretionary basis or any combination, as the Compensation Committee determines.
Change in Control
Unless (i) an award agreement provides otherwise or (ii) the agreement effectuating a change in control fails to provide for the assumption or substitution of awards, upon a participant’s qualifying termination of employment within two years after the date of a change in control:
•all outstanding options that have not vested in full shall be fully vested and exercisable;
•all restrictions applicable to outstanding restricted stock will lapse in full;
•all outstanding RSUs that have not vested in full will be fully vested; and
•all performance awards will be considered earned and payable at their target value and prorated (if the qualifying termination occurs during the performance period), and will be immediately paid or settled. If the qualifying termination occurs after the end of the performance period, all performance awards will be paid or settled based on the actual achievement of the applicable performance.
Assignability and Transfer
Generally, no award under the Incentive Plan will be assignable or otherwise transferable except by will or the laws of descent and distribution or pursuant to a domestic relations order issued by a court of competent jurisdiction.
Award Termination; Forfeiture; Disgorgement
The Compensation Committee will have full power and authority to determine whether, to what extent, and under what circumstances any award will be terminated, forfeited, or the participant should be required to disgorge the gains attributable to the award. In addition, awards will be subject to any recoupment or clawback policy adopted by, or applicable to, the Company.

DXC Technology Company	25	2026 Proxy Statement

Proposal 4	Table of Contents
Duration; Plan Amendments
If the stockholders approve this proposal, then the Incentive Plan will expire on March 30, 2037. The Incentive Plan currently has a term of ten (10) years from its original effective date and will expire on March 30, 2027. The Board may at any time amend, modify, suspend, or terminate the Incentive Plan (and the Compensation Committee may amend or modify an award agreement), but in doing so cannot adversely affect any outstanding award without the participant’s written consent. Plan amendments are subject to stockholder approval, if stockholder approval is otherwise required by applicable legal or exchange listing requirements.
Material Federal Income Tax Consequences of Awards Under the Incentive Plan
The following summary is based on current interpretations of existing U.S. federal income tax laws. The discussion below does not purport to be complete, and it does not discuss the tax consequences arising in the context of the participant’s death or the income tax laws of any local, state, or foreign country in which a participant’s income or gain may be taxable.
Stock Options
Some of the options issuable under the Incentive Plan may constitute incentive stock options, while other options granted under the Incentive Plan may be nonqualified stock options. The Internal Revenue Code provides for special tax treatment of stock options qualifying as incentive stock options, which may be more favorable to employees than the tax treatment accorded nonqualified stock options. On grant of either form of option, the optionee will not recognize income for tax purposes, and we will not receive any deduction. Generally, on the exercise of an incentive stock option, the optionee will recognize no income for U.S. federal income tax purposes. However, the difference between the exercise price of the incentive stock option and the fair market value of the shares at the time of exercise is an adjustment in computing alternative minimum taxable income that may require payment of an alternative minimum tax. On the sale of shares of common stock acquired by exercise of an incentive stock option (assuming that the sale does not occur within two years of the date of grant of the option or within one year of the date of exercise), any gain will be taxed to the optionee as long-term capital gain. In contrast, on the exercise of a nonqualified option, the optionee generally recognizes taxable income (subject to withholding) in an amount equal to the difference between the fair market value of the shares of common stock acquired on the date of exercise and the exercise price. On any sale of those shares by the optionee, any difference between the sale price and the fair market value of the shares on the date of exercise of the nonqualified option will be treated generally as capital gain or loss. No deduction is available to us on the exercise of an incentive stock option (although a deduction may be available if the employee sells the shares acquired on exercise before the applicable holding periods expire); however, on exercise of a nonqualified stock option, we generally are entitled to a deduction in an amount equal to the income recognized by the employee. Except in the case of the death or disability of an optionee, an optionee has three months after termination of employment in which to exercise an incentive stock option and retain favorable tax treatment on exercise. An incentive stock option exercised more than three months after an optionee’s termination of employment other than on death or disability of an optionee cannot qualify for the tax treatment accorded incentive stock options. Any such option would be treated as a nonqualified stock option for tax purposes.
Stock Appreciation Rights (“SARs”)
The amount of any cash or the fair market value of any shares of common stock received by the holder on the exercise of SARs in excess of the exercise price will be subject to ordinary income tax in the year of receipt, and we will be entitled to a deduction for that amount.

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Table of Contents	Proposal 4
Restricted Stock
Generally, a grant of shares of common stock under the Incentive Plan subject to vesting and transfer restrictions will not result in taxable income to the participant for federal income tax purposes or a tax deduction to us at the time of grant. The value of the shares will generally be taxable to the participant as compensation income in the year in which the restrictions on the shares lapse. Such value will be the fair market value of the shares as to which the restrictions lapse on the date those restrictions lapse. Any participant, however, may elect pursuant to Internal Revenue Code Section 83(b) to treat the fair market value of the restricted shares on the date of grant as compensation income in the year of grant, provided the participant makes the election pursuant to Internal Revenue Code Section 83(b) within 30 days after the date of grant. In any case, we will receive a deduction for federal income tax purposes equal to the amount of compensation included in the participant’s income in the year in which that amount is so included.
Restricted Stock Units
A grant of a right to receive shares of common stock or cash in lieu of the shares will result in taxable income for federal income tax purposes to the participant at the time the award is settled in an amount equal to the fair market value of the shares or the amount of cash awarded. We will be entitled to a corresponding deduction at that time for the amount included in the participant’s income.
Performance Units
The amount of any cash or the fair market value of any shares of common stock received by the holder on the settlement of performance units under the Incentive Plan will be subject to ordinary income tax in the year of receipt, and we will be entitled to a deduction for that amount in the year in which that amount is included.
Cash Awards
Cash Awards under the Incentive Plan are taxable income to the participant for federal income tax purposes at the time of payment. The participant will have compensation income equal to the amount of cash paid, and we will have a corresponding deduction for federal income tax purposes.
Basis; Gain
A participant’s tax basis in vested shares of common stock purchased under the Incentive Plan is equal to the sum of the price paid for the shares, if any, and the amount of ordinary income recognized by the participant on the transfer of vested shares. The participant’s holding period for the shares generally begins on the transfer to the participant of vested shares. If a participant sells shares, any difference between the amount realized in the sale and the participant’s tax basis in the shares is taxed as long-term or short-term capital gain or loss (provided the shares are held as a capital asset on the date of sale), depending on the participant’s holding period for the shares.
Certain Tax Code Limitations on Deductibility
In order for us to deduct the amounts described above, such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses. The ability to obtain a deduction for awards under the Incentive Plan could also be limited by Code Section 280G, which provides that certain excess parachute payments made in connection with a change in control of an employer are not deductible.
The ability to obtain a deduction for amounts paid under the Incentive Plan could also be affected by Code Section 162(m), which limits the deductibility, for U.S. federal income tax purposes, of compensation paid to certain employees to $1 million during any taxable year.

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Proposal 4	Table of Contents
Internal Revenue Code Section 409A
Code Section 409A generally provides that deferred compensation subject to Code Section 409A that does not meet the requirements for an exemption from Code Section 409A must satisfy specific requirements, both in operation and in form, regarding: (1) the timing of payment; (2) the election of deferrals; and (3) restrictions on the acceleration of payment. Failure to comply with Code Section 409A may result in the early taxation (plus interest) to the participant of deferred compensation and the imposition of a 20% penalty at the federal level (and possibly penalties at the state level) on the participant of the deferred amounts included in the participant’s income.
New Plan Benefits
The number and type of awards that may be granted under the Incentive Plan in the future are not determinable at this time as the Compensation Committee or the Board, as applicable, will make these determinations in its sole discretion.
Other information
As of March 31, 2026, the closing price of a share of our common stock on the New York Stock Exchange was $12.57 per share.
Existing Plan Benefits
Pursuant to SEC rules, the following table lists the number of stock options, PSUs (at target), and RSUs granted under the 2017 OIP and 2017 DIP from March 30, 2017 (when both plans were initially approved by stockholders) through March 31, 2026, whether or not outstanding, vested, canceled or forfeited, as applicable.

Name and Position	Stock Options	RSUs	PSUs

Raul J. Fernandez, President and CEO	—	891,197	2,904,207
Robert Del Bene, Executive Vice President, Chief Financial Officer	—	387,524	1,280,969
Christopher Drumgoole, President, Global Infrastructure Services	—	508,175	575,816
Raymond A. August, President, Insurance Software & Services	—	365,956	268,119
Matthew K. Fawcett, Executive Vice President, General Counsel	—	152,867	229,300
Howard Boville, Former President, Consulting & Engineering Services	—	493,620	740,429
All current executive officers as a group	—	3,102,476	6,308,854
All current non-employee directors and director nominees as a group	—	559,253	—
Each associate of the above-mentioned executive officers, directors, and director nominees	—	—	—
Each other person who received or is to receive 5% of such options, warrants or rights	—	—	—
All employees as a group (excluding current executive officers)	—	19,960,421	12,138,712
All non-employee directors as a group (excluding current non-employee directors and director nominees)	—	212,897	—
•Mr. Fernandez’s Awards. For Mr. Fernandez, includes all awards granted to him during his current employment with DXC as both Interim President and CEO from December 18, 2023 through January 31, 2024 and now full-time President and CEO since February 1, 2024, as well as his service as a non-employee director from August 13, 2020 through December 17, 2023.
•Registration with the SEC. We intend to file with the SEC a registration statement on Form S-8 covering the new shares reserved for issuance under both the 2017 OIP and 2017 DIP.

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Table of Contents	Proposal 4
Equity Compensation Plan Information
Information as of March 31, 2026 regarding equity compensation plans approved and not approved by stockholders is summarized in the following table (shares of common stock in millions). See Note 16—“Stock Incentive Plans” of the Annual Report on Form 10-K for the fiscal year which ended on March 31, 2026 for information regarding the material features of these plans.

Plan Category	(A) Number of Shares to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)	(B) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)	(C) Number of Shares Remaining Available for Future Issuance under Equity Incentive Plans (Excluding Shares Reflected in Column A) (#)

Equity compensation plans approved by security holders	13,963,103	0.87	14,160,031
Equity compensation plans not approved by security holders	—	—	—
Total	13,963,103	0.87	14,160,031

DXC Technology Company	29	2026 Proxy Statement

PROPOSAL 5
APPROVAL OF TERM EXTENSION AND AN INCREASE IN THE NUMBER OF SHARES AVAILABLE UNDER AMENDED AND RESTATED DXC TECHNOLOGY COMPANY 2017 NON-EMPLOYEE DIRECTOR INCENTIVE PLAN

BOARD RECOMMENDATION
The Board of Directors recommends a vote FOR the approval of the term extension and the increase in the number of shares available under the Amended and Restated DXC Technology Company 2017 Non-Employee Director Incentive Plan.

Key Changes to the Amended and Restated DXC Technology Company 2017 Non-Employee Director Incentive Plan, as amended as proposed herein (the “2017 DIP”)
We are requesting that stockholders approve the Amended and Restated 2017 DIP, which includes approval of the following:
•Addition of 1 million shares. We are asking stockholders to approve an increase in the number of shares of our common stock available for issuance under the 2017 DIP, by 1,000,000 shares, from 1,245,000 to 2,245,000 shares.
As of March 31, 2026, 358,356 shares of the current 1,245,000 share pool remain available for issuance. If approved, the additional 1,000,000 shares would increase the total number of shares available under the 2017 DIP to 1,358,356 shares.
•Extension of the expiration date of the 2017 DIP to March 30, 2037. The 2017 DIP is currently scheduled to expire on March 30, 2027, and we are requesting an extension of the expiration of the plan to March 30, 2037. We are requesting an additional ten-year extension as this is consistent with standard market and peer practice, and provides stability to help ensure the Board, the Compensation Committee, and Management efficiently execute our long-term incentive plan goals.
The resolution adopting the amendments to the 2017 DIP described in this Proposal is attached as Appendix C to this Proxy Statement.
The information required by this item regarding equity compensation plans is incorporated by reference to the information set forth in Part III, Item 12 of DXC’s Annual Report on Form 10-K for the fiscal year ended March 31, 2026.
Factors Regarding Our Equity Usage and Needs under the 2017 DIP
•Increased Market Volatility Driving Need for More Shares: As we realigned the Company with our new strategic priorities, our stock price was negatively impacted. This impact contributed to a sooner-than-expected need for additional shares in our 2017 DIP. As of March 31, 2026, we had 358,356 shares remaining available for issuance under the 2017 DIP, and this pool is no longer sufficient for our expected annual non-employee director grants after the current expiration of the 2017 DIP on March 30, 2027. In order to continue to attract and retain non-employee directors and align their interests with those of our stockholders, we are seeking stockholder approval to make an additional 1,000,000 shares available for issuance under the 2017 DIP, which would increase the number of available shares under the 2017 DIP to 1,358,356 shares in total.

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Table of Contents	Proposal 5
•Reasonable Amount of Dilution for Market Competitive Grant Capabilities: If approved by our stockholders, the dilution represented by the total shares available under the 2017 DIP (and the 2017 OIP), including the proposed increase to the shares available for issuance under both plans and the currently outstanding awards under both plans, would be 29.7%, based on our outstanding shares as of March 31, 2026. Our average historical burn rate under both plans combined for the past three years has been 4.3%.
Vote Required
The affirmative vote of holders of a majority of the shares of common stock present in person (virtually) or represented by proxy and voting is required to approve this proposal. Abstentions and broker non-votes, if any, will have no effect on the vote for this proposal.
The Board of Directors recommends a vote FOR the approval of the term extension and increase in the number of shares available under the Amended and Restated DXC Technology Company 2017 Non-Employee Director Incentive Plan.
Summary of Proposed 2017 DIP
The following summary is qualified in its entirety by reference to the 2017 DIP. The 2017 DIP was filed as Exhibits 10.18 and 10.19 to the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2026. The resolution adopting the amendments to the 2017 DIP described in this Proposal is attached as Appendix C to this Proxy Statement.
Shares Available for Issuance
If the stockholders approve this proposal, the maximum number of shares of our common stock that may be issued pursuant to awards granted under the 2017 DIP will increase by 1,000,000 shares to 2,245,000 shares in total, subject to certain adjustments for corporate transactions, as described in “Adjustments” below. Shares of our common stock issued under the 2017 DIP may consist of newly issued shares, treasury shares and/or shares purchased in the open market or otherwise. Only shares of our common stock actually issued pursuant to awards granted under the 2017 DIP will be counted against the authorized shares. If an award is settled or terminates by expiration, forfeiture, cancellation or otherwise without the issuance of all shares originally covered by the award, then the shares not issued will again be available for use under the 2017 DIP.
Eligibility
Each member of the Board of Directors of the Company who is not an employee of the Company or any of its subsidiaries is eligible for the grant of awards under the 2017 DIP. As of March 31, 2026, there were 9 non-employee directors who were eligible to receive awards under the 2017 DIP.
Award Limits
The maximum dollar value of all awards that may be granted under the 2017 DIP to our Independent Chairman during any calendar year may not exceed $900,000 and for any other single non-employee director during any calendar year may not exceed $500,000 based on the fair market value of the shares subject to such award as of the grant date.
Administration
The 2017 DIP will be administered by the Board or, in the Board’s discretion, a committee of the Board consisting of three or more directors, each of whom is:
•“independent” for purposes of our Corporate Governance Guidelines; and
•a “non-employee director” for purposes of SEC Rule 16b-3(b)(3).
The administrator of the 2017 DIP (the “Administrator”) will have full and final authority to select the non-employee directors to whom awards will be granted under the 2017 DIP, to grant awards and to determine the terms and conditions of those awards.

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Proposal 5	Table of Contents
Types of Awards
The 2017 DIP provides for the grant of:
•restricted stock; and
•RSUs
Subject to the 2017 DIP, the Administrator will determine the terms and conditions of each award, which will be set forth in an award agreement executed by the Company and the participant. The 2017 DIP authorizes the Administrator to grant awards of restricted stock and RSUs with time-based vesting. An RSU represents the right to receive a specified number of shares of our common stock, or cash based on the market value of those shares, upon vesting or at a later date permitted in the award agreement. The terms and conditions of the restricted stock and RSUs will be determined by the Administrator, subject to the requirements of the 2017 DIP. Among those requirements are the following:
•Unless the Administrator determines otherwise, all restricted stock will have full voting rights;
•Rights to dividends or dividend equivalents may be extended to and made part of any award of restricted stock or RSUs, subject to such terms, conditions and restrictions as the Administrator may establish; and
•The Administrator may also establish rules and procedures for the crediting of interest on deferred cash payments.
Transferability
Unless the Administrator determines otherwise, no award, and no shares of our common stock subject to an outstanding award as to which any applicable restriction or deferral period has not lapsed, may be sold or transferred except by will or the laws of descent and distribution.
Change in Control
Unless an award agreement specifies otherwise, upon the date of a change in control of the Company (as such term is defined under Section 409A of the Internal Revenue Code):
•all restrictions applicable to outstanding restricted stock will lapse in full; and
•all outstanding RSUs will become fully vested.
Adjustments
If there is a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split or similar transaction, or a sale of substantially all of our assets, then, unless the terms of the transaction provide otherwise and the outstanding shares of our common stock are increased, decreased or exchanged for or converted into cash, property and/or a different number or kind of securities (or if cash, property, and/or securities are distributed in respect of such shares), the Administrator will make such adjustments as it deems appropriate and proportionate in:
•the number and type of shares, cash or property subject to outstanding awards granted under the 2017 DIP, and the exercise or purchase price per share; and
•the maximum number and type of shares authorized for issuance under the 2017 DIP.
Plan Amendments
The Board may amend or terminate all or any part of the 2017 DIP at any time and in any manner, subject to the following:
•Our stockholders must approve any amendment or termination if (i) stockholder approval is required by the SEC, NYSE or any taxing authority, or (ii) the amendment or termination would materially increase the benefits accruing to non-employee directors or the maximum number of shares which may be issued under the 2017 DIP, or materially modify the 2017 DIP’s eligibility requirements; and

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Table of Contents	Proposal 5
•Non-employee directors must consent to any amendment or termination that would impair their rights under outstanding awards.
The Administrator may amend the terms of any outstanding award, but no such amendment may impair the rights of any non-employee director without his or her consent.
Plan Duration
Currently, no award may be granted under the 2017 DIP after March 30, 2027, but any award granted prior to that date may extend beyond that date. If the stockholders approve this proposal, then no award may be granted under the 2017 DIP after March 30, 2037, but any award granted prior to that date may extend beyond that date.
Material Federal Income Tax Treatment
The following is a brief description of the principal effect of U.S. federal income taxation upon a non-employee director and the Company with respect to the grant and settlement of awards under the 2017 DIP, based on U.S. federal income tax laws in effect on the date hereof. The following is only a summary and therefore is not complete, does not discuss the income tax laws of any state or foreign country in which a non-employee director may reside, and is subject to change.
Restricted Stock
Pursuant to the 2017 DIP, non-employee directors may be granted restricted stock. Unless the non-employee director makes a timely election under Section 83(b) of the Internal Revenue Code, he or she will generally not recognize any taxable income until the restrictions on the shares expire or are removed, at which time the non-employee director will recognize ordinary income in an amount equal to the excess of the fair market value of the shares at that time over the purchase price for the restricted shares, if any. If the non-employee director makes an election under Section 83(b) within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income on the date of grant equal to the fair market value of the shares on the date of grant. We will generally be entitled to a deduction equal to the amount of ordinary income recognized by the non-employee director.
Restricted Stock Units
Pursuant to the 2017 DIP, non-employee directors may be granted RSUs. The grant of an RSU is generally not a taxable event for the non-employee director. In general, the non-employee director will not recognize any taxable income until the shares of our common stock subject to the RSU (or cash equal to the value of such shares) are distributed to him or her without any restrictions, at which time the non-employee director will recognize ordinary income equal to the fair market value of the shares (or cash) at that time. We will generally be entitled to a deduction equal to the amount of ordinary income recognized by the non-employee director.
Section 409A
Awards made under the 2017 DIP are intended to comply with or be exempt from Section 409A of the Internal Revenue Code. If any provision or award under the 2017 DIP would result in the imposition of an additional tax under Section 409A, that Plan provision or award will be reformed to avoid imposition of the additional tax and no action taken to comply with Section 409A shall be deemed to adversely affect the non-employee director’s rights to an award.

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Proposal 5	Table of Contents
New Plan Benefits
The number and type of awards that may be granted under the 2017 DIP in the future are not determinable at this time as the Board, as applicable, will make these determinations in its sole discretion. Pursuant to SEC rules, the Existing Plan Benefits table set forth above in “Proposal 4” of this Proxy Statement lists the number of RSUs granted under the 2017 DIP from March 30, 2017 (when the 2017 DIP was initially approved by stockholders) through March 31, 2026, whether or not outstanding, vested, or forfeited, as applicable.
Other information
Since the inception of the 2017 DIP on March 30, 2017, we have not granted any stock options under the 2017 DIP to any of our non-employee directors or to any named executive officer, other executive, employee or other person, including any associate of the above.
As of March 31, 2026, the closing price of a share of our common stock on the New York Stock Exchange was $12.57 per share.

2026 Proxy Statement	34	DXC Technology Company

CORPORATE GOVERNANCE
The Board
DXC is committed to maintaining the highest standards of corporate governance. The Board’s responsibilities include, but are not limited to:
•overseeing the management of our business and the assessment of our business risks;
•overseeing the processes for maintaining integrity with regard to our financial statements and other public disclosures, and compliance with law and ethics;
•reviewing and approving our major financial objectives and strategic and operating plans, and other significant actions; and
•overseeing our talent management and succession planning.
The Board discharges its responsibilities through regularly scheduled in-person as well as telephonic meetings, action by written consent and other communications with management, as appropriate. DXC expects directors to attend all meetings of the Board and the Board committees upon which they serve, and all annual meetings of DXC’s stockholders at which they are standing for election or re-election as directors.
In this section, we describe some of our key governance policies and practices.
Corporate Governance Guidelines
The Board adheres to governance principles designed to ensure excellence in the execution of its duties and regularly reviews the Company’s governance policies and practices. These principles are outlined in DXC’s Guidelines, which, in conjunction with our Articles of Incorporation (Articles of Incorporation), Amended and Restated Bylaws (Bylaws), Code of Conduct (Code of Conduct), Board committee charters and related policies, form the framework for the effective governance of DXC.
The full text of the Guidelines, the charters for each of the Board committees and the Code of Conduct are available on DXC’s website, www.dxc.com, under About Us/Investor Relations/Governance/Governance Documents. These materials are also available in print to any person, without charge, upon request, by emailing investor.relations@dxc.com or writing to Investor Relations, DXC Technology Company, 20408 Bashan Drive, Suite 231, Ashburn, VA 20147. Information on our website is not, and shall not be, deemed to be a part of this Proxy Statement or incorporated into any other filings DXC makes with the SEC.
Board Leadership Structure
Our Board leadership structure consists of an independent Chairman of the Board, a President and Chief Executive Officer, and independent chairs for our Audit Committee, Compensation Committee, and Nominating/Corporate Governance Committee.
David Herzog has served as independent Chairman of the Board since December 2023. Mr. Herzog has been a member of the Board since 2017 and previously served as Lead Independent Director. Raul J. Fernandez has served as President and Chief Executive Officer since February 2024, after serving as Interim President and CEO from December 2023. Mr. Fernandez has been a member of the Board since August 2020.

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Corporate Governance	Table of Contents
Separation of CEO and Board Chairman Positions
The Board has determined that separating the Chairman and Chief Executive Officer roles provides the most effective leadership structure for the Company, considering the evolution of DXC's business strategy and operating environment. In particular, the Board believes that this structure clarifies the individual roles and responsibilities of the Chief Executive Officer and the Chairman and enhances accountability. The separation of roles allows our Chairman to focus on setting Board and committee agendas and ensuring the proper flow of information to the Board by maintaining close contact with the Chief Executive Officer and other members of senior management, while our Chief Executive Officer focuses on execution of our strategy and management of the Company's day-to-day operations. The Board regularly reviews its leadership structure to determine the most beneficial arrangement based on the Company's circumstances.
Independent Board Chairman Duties and Responsibilities
In accordance with the Guidelines, as Chairman of the Board, Mr. Herzog has the following duties and responsibilities:
•Presiding at annual and special meetings of the stockholders.
•Presiding at Board meetings, including executive sessions of independent directors.
•Organizing and presenting the agenda for regular and special Board meetings in consultation with the Chief Executive Officer and other directors.
•Serving as a focal point for management to inform the Board, ensuring the proper flow of information to the Board by maintaining close contact with the Chief Executive Officer and other members of senior management.
•Leading Board reviews of the performance of the Chief Executive Officer and other key senior managers.
•Working with the Nominating/Corporate Governance Committee to develop guidelines for the conduct of directors and to advise in making recommendations to the Board regarding director candidates.
•Working with the Nominating/Corporate Governance Committee to determine standing and ad hoc committees, committee structure and charters, committee assignments and committee chairpersons.
•Serving as an ex-officio, non-voting member of each standing committee of the Board and attending committee meetings as deemed appropriate. However, the Board may appoint the non-executive Chair as a member of a standing committee of the Board, in which case the non-executive Chair shall have the same responsibilities as other committee members, as applicable.
•Assisting in representing the Company to external groups.
•Recommending outside advisors and consultants that report to the Board on board-wide issues.
The Board believes that regular executive sessions of independent directors, held without the presence of management to discuss various matters related to the oversight of the Company, including the Board's leadership structure and the President and Chief Executive Officer's performance, are a key element of effective, independent oversight. Accordingly, our independent directors meet in executive session at each regularly scheduled Board meeting and at such additional times as they may determine.
DXC’s governance processes also include annual evaluations by the independent directors of the Chief Executive Officer’s performance, succession planning, annual Board and committee self-assessments, and the various governance processes contained in the Guidelines and the Board committee charters.
Director Independence
Independent Directors
The Board assesses the independence of our directors and examines the nature and extent of any relations between the Company and our directors, their families and their affiliates. The Guidelines provide that a director is “independent” if they satisfy the New York Stock Exchange (NYSE) requirements for director independence, including an affirmative determination by the Board of Directors that the director has no material relationship with DXC (either directly, or as a partner, stockholder or officer of an organization that has a relationship with DXC).

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Table of Contents	Corporate Governance
The Board has determined that, except for Raul J. Fernandez, the Company’s President and Chief Executive Officer, all of the Company’s director nominees, namely David A. Barnes, Anthony Gonzalez, David L. Herzog, Pinkie D. Mayfield, Dawn Rogers, Carrie W. Teffner, Akihiko Washington and Robert F. Woods, are independent for purposes of the Guidelines. The Board also determined that, except for Raul J. Fernandez, all of the Company’s current directors were independent during fiscal 2026.
Independent Director Meetings
The independent directors regularly meet in an executive session after the conclusion of each regularly scheduled Board meeting, and meet at such additional times as they may determine. Our independent directors held four executive sessions during fiscal 2026, all of which were led by Mr. Herzog.
Committee Independence Requirements
All members serving on the Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee must be independent pursuant to the Guidelines and be eligible to be a committee member under Section 303A of the NYSE Listed Company Manual. In addition, Audit Committee members must meet heightened independence criteria under the rules and regulations of the NYSE and the SEC relating to audit committees, and each Compensation Committee member must meet heightened independence criteria under the rules and regulations of the NYSE and the SEC relating to compensation committees and be a “non-employee director” under Rule 16b-3 promulgated under the Exchange Act. The Company’s Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee consist entirely of independent members.
Limits on Director Service on other Public Company Boards
We have a highly effective and engaged Board, and we believe that our directors’ outside directorships enable them to contribute valuable knowledge and experience to our Board. Nonetheless, the Board is sensitive to the external obligations of its directors and the potential for overboarding. Our Guidelines provide that directors should not serve as a director of another company if doing so would create actual or potential conflicts or interfere with their ability to devote sufficient time and effort to their duties as a director of DXC. Directors who have a full-time job should not serve on more than four public company boards in total (including DXC), and directors who do not have a full-time job should not serve on more than five public company boards in total (including DXC).
Director Attendance
Pursuant to our Guidelines, directors are expected to attend all meetings of the Board and the Board committees upon which they serve, and all annual meetings of the Company’s stockholders at which they are standing for election or re-election as directors.
During the fiscal year ended March 31, 2026, the full DXC Board of Directors held 6 meetings, the Audit Committee held 8 meetings, the Compensation Committee held 5 meetings, and the Nominating/Corporate Governance Committee held 4 meetings. During the fiscal year ended March 31, 2026, no DXC director on the DXC Board attended fewer than 75% of the aggregate of (1) the total number of Board meetings that occurred while he or she was a member of the Board, and (2) the meetings held by each Board committee on which he or she served. Each of the DXC directors then serving attended the 2025 Annual Meeting of Stockholders, as consistent with our Guidelines.
Stockholder Engagement
Management and the Board believe that stockholder engagement is an important component of our governance practices. DXC maintains an ongoing stockholder outreach program to foster dialogue on our corporate governance program and other matters of interest to our stockholders. Our engagement covers a range of topics, including corporate governance, executive compensation, ESG matters, and human capital management. We value the input we receive from stockholders and strive to be responsive to that feedback.
For details regarding our stockholder engagement efforts relating to our executive compensation program following the 2025 advisory vote to approve the compensation of our named executive officers, please refer to “2025 Say-on-Pay Vote and Stockholder Engagement” in the Compensation Discussion and Analysis.

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Corporate Governance	Table of Contents
Risk Oversight
We believe our Board leadership structure supports a risk-management process in which senior management is responsible for our day-to-day risk-management processes and the Board provides oversight of our risk management in an integrated manner. As part of its oversight responsibility, the Board oversees and maintains our governance and compliance processes and procedures to promote high standards of responsibility, ethics and integrity.

BOARD ROLE
The Board has overall responsibility for the oversight and assessment of risks that DXC faces throughout the year. The Board (either directly or through reports from Board committees’ chairs) receives periodic updates on various areas of risk. These updates may include risk monitoring and mitigation, key risk metrics, control environment effectiveness, emerging risk analysis and annual risk assessments.

COMMITTEE ROLE
In fulfilling its oversight role, the Board delegates certain risk management oversight responsibility to the Board’s committees. The committees meet regularly and report any significant issues and recommendations discussed during the committee meetings to the Board. Specifically, each committee fulfills the following oversight roles:

The Audit Committee oversees the accounting, financial reporting processes and disclosure controls and procedures, and related internal control framework of DXC. The Audit Committee also reviews the audits of the Company’s financial statements and internal control over financial reporting. The Audit Committee also oversees the Company’s enterprise risk management (ERM) program as well as the ethics and compliance program. This oversight includes the review of relevant policies and charters associated with internal audit, risk management and ethics and compliance.

The Compensation Committee oversees succession planning and leadership development as well as compensation plans and human capital management matters. The Compensation Committee retains an independent compensation consultant to assist with its oversight responsibilities and to ensure that the compensation and benefit programs are designed in a manner that aligns DXC’s executive compensation program with the interests of DXC and its stockholders.

The Nominating/Corporate Governance Committee monitors the risks related to DXC’s governance structure and process. The Nominating/Corporate Governance Committee is responsible for overseeing the Board’s annual self-evaluation of its performance and overall Board effectiveness, and periodic review and recommendation to the Board of any proposed changes to DXC’s significant corporate governance documents. The Nominating/Corporate Governance Committee oversees the Company’s ESG and climate risks, the information security program, and our artificial intelligence (AI) governance and risk management processes.

MANAGEMENT ROLE
DXC’s Chief Audit Executive (CAE) reports directly to our Audit Committee and meets quarterly with the Audit Committee to discuss DXC’s internal control environment and potential areas of risk. In addition to managing the Internal Audit function, our CAE is responsible for our ERM function and reports on ERM to the Audit Committee periodically. The ERM program assists DXC in achieving strategic and operational goals by appropriately managing risk. A comprehensive framework tailored to the organization's needs empowers the identification, assessment, and management of key risks across the enterprise. The program aims to enable informed decision-making that supports the organization in navigating uncertainty and building resilience while pursuing its objectives. An Enterprise Risk Committee (ERC), chaired by the CAE, assists leadership in assessing, managing, and monitoring risks, and aids the Board in its oversight responsibilities regarding the DXC ERM program. The ERC includes senior executives from across the organization, with additional business leaders invited as needed.
We also have a Chief Ethics and Compliance Officer (CECO) who oversees DXC’s regulatory and compliance programs, which include global data protection, third-party risk management, and AI risk management. The CECO reports to the Audit Committee on a quarterly basis on key regulatory and compliance risks facing the Company.

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We will continue to evaluate our risk management program and structure in fiscal 2027 to ensure alignment with the Company’s strategic and operational risks.
For more information on risks that affect our business, please see our most recent Annual Report on Form 10-K and other filings we make with the SEC.
Cybersecurity Risk
Cybersecurity is considered a critical risk area at DXC and is integrated into the Company’s overall ERM program. Our Board considers cybersecurity risk as part of its risk oversight function and has delegated to the Nominating/Corporate Governance Committee oversight of cybersecurity and other information security risks. The Nominating/Corporate Governance Committee oversees management’s efforts to identify, assess, mitigate, and remediate material information security risks. Similarly, the Audit Committee oversees our disclosure controls and procedures, which include cybersecurity reporting disclosure controls.
The Nominating/Corporate Governance Committee receives reports from the Global Chief Information Security Officer on the Company’s information security program at each regular quarterly Committee meeting. In addition, management updates the Nominating/Corporate Governance Committee, where it deems appropriate, regarding any cybersecurity incidents it considers to be significant. The Nominating/Corporate Governance Committee chair then provides an overview of the information security reports to the full Board on a regular basis.
The Company maintains an information security risk insurance policy. For additional information regarding the Company’s cybersecurity risk management, strategy, and governance, see Item 1C of our Annual Report on Form 10-K for the fiscal year ended March 31, 2026.
AI Risk Management
AI risk management is integrated into the Company’s overall ERM program. DXC manages AI-related risk through an embedded governance framework that integrates AI oversight into existing enterprise processes. Cross-functional teams collaborate on AI risk management, supported by processes and tools that operate with human oversight. The Board's Nominating/Corporate Governance Committee oversees DXC's AI governance and risk management processes and receives reports from leadership at each regular quarterly Committee meeting. The Nominating/Corporate Governance Committee chair then provides an overview of the AI reports to the full Board on a regular basis.
Compensation and Risk
Management reviewed DXC’s executive and non-executive compensation programs for fiscal 2026 and determined that its policies and compensation programs were not reasonably likely to have a material adverse effect on DXC. DXC also considered its robust executive stock ownership guidelines, executive compensation recovery policy and anti-hedging and anti-pledging policies as risk-mitigating features of its executive compensation program. See more below under Risk Assessment in the Compensation Discussion and Analysis.

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Insider Trading Policies and Procedures
We have adopted an insider trading policy (Insider Trading Policy) that governs the purchase, sale, and other dispositions of DXC’s securities by directors, officers and employees, as well as their immediate family, that is reasonably designed to promote compliance with insider trading laws, rules and regulations, and any listing standards applicable to the Company. The Insider Trading Policy addresses topics relating to restrictions or requirements on the purchase, sale and other acquisitions and dispositions of DXC securities. In addition, directors and executives who are designated by the Board of Directors of DXC as “officers” pursuant to Section 16 of the Exchange Act are required to receive pre-clearance prior to engaging in transactions in DXC securities. The Insider Trading Policy also sets forth mandatory guidelines that apply to all executive officers, directors, and employees who adopt Rule 10b5-1 plans for trading in DXC securities, which are intended to ensure compliance with Rule 10b5-1. The Insider Trading Policy also prohibits employees, officers and directors from engaging in any speculative or hedging transactions in our securities such as puts, calls, collars, swaps, forward sale contracts, exchange funds, and similar arrangements or instruments designed to hedge or offset decreases in the market value of DXC securities. No employee, officer or director may engage in short sales of DXC securities, hold DXC securities in a margin account, purchase shares of DXC stock on margin or pledge DXC securities as collateral for a loan.
Non-Employee Director Equity Ownership Guidelines
Under stock ownership guidelines adopted by the Board, Board members, other than the CEO, have an equity ownership requirement of five times their annual retainer to be achieved over a five-year period. Restricted stock units, as well as directly held shares, are taken into account for purposes of determining whether requirements have been met. Stock ownership guidelines for the executive officers, including the CEO, are described under Stock Ownership Guidelines in the Compensation Discussion and Analysis.
Talent Management and Executive Succession Planning
Our Compensation Committee and Board are responsible for reviewing succession plans. The Compensation Committee oversees succession planning and leadership development for DXC’s senior management. The Compensation Committee has responsibility to review and make recommendations with respect to (1) the Board’s succession plan for the CEO, and (2) the company’s succession plans for other members of senior management who are executive officers of the Company for purposes of Section 16 of the Exchange Act.
Director Education
The Board recognizes the importance of its members keeping current on DXC and industry issues and their responsibilities as directors. All new directors attend orientation training soon after being elected to the Board, and annual Code of Conduct and Information Security training. Also, the Board encourages attendance at continuing education programs for Board members, which may include internal strategy or topical meetings, third-party presentations and externally-offered programs.
Code of Conduct
DXC is committed to high standards of ethical conduct and professionalism, and our Code of Conduct confirms our commitment to ethical behavior in the conduct of all DXC activities and reflects our values. The Code of Conduct applies to all directors, all officers (including our chief executive officer (CEO), chief financial officer (CFO) and controller and principal accounting officer (PAO)) and employees of DXC, and it sets forth our policies and expectations on a number of topics including conflicts of interest, confidentiality, insider trading, protection of DXC and customer property and providing a proper and professional work environment. We maintain a worldwide toll-free and Internet-based helpline – the DXC SpeakUp – which employees can use to communicate any ethics-related concerns, and we provide training on ethics and compliance topics for all employees.
The full text of the Code of Conduct is available on DXC’s website, www.dxc.com, under About Us/Investor Relations/Governance/Ethics & Compliance. For the year ended March 31, 2026, there were no waivers of any provisions of DXC’s Code of Conduct for our CEO, CFO or PAO. In the event DXC amends the Code of Conduct or waives any provision of the Code of Conduct applicable to our directors or executive officers, including our CEO, CFO and PAO, we intend to disclose these actions on our website.

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Retirement of Directors
Under our Bylaws and Guidelines, directors must retire by the close of the first annual meeting of stockholders held after they reach age 72, unless the Board determines that it is in the best interests of DXC and its stockholders for the director to continue to serve until the close of a subsequent annual meeting.
Board Evaluations
We are committed to providing transparency about our Board and committee evaluation process.
The Nominating/Corporate Governance Committee oversees the annual evaluation of the Board and each committee. Each director completes a comprehensive questionnaire evaluating the performance of the Board as a whole and of the committees on which the director serves. The directors' responses are aggregated and anonymized to encourage candid feedback and maintain confidentiality. The Chairman, together with the chair of the Nominating/Corporate Governance Committee, summarizes the responses and shares findings with the Board. This process provides the Board with valuable insight into areas where it functions effectively and areas where it can improve.
The Board may supplement its annual self-evaluation process with additional measures, such as engaging an external evaluator or conducting individual director assessments, when the Board determines that doing so would enhance the effectiveness of the evaluation process. In addition, the Nominating/Corporate Governance Committee periodically assesses the collective skills and experiences of our Board, comparing them to the Company's long-term strategy.
Resignation of Employee Directors
Under the Guidelines, the CEO must offer to resign from the Board when he or she ceases to be a DXC employee.
Communicating with the Board
Stockholders and other interested parties may communicate with the Board, individual directors, the non-management directors as a group, or with the independent Chairman of the Board, by writing in care of the General Counsel and Secretary, DXC Technology Company, 20408 Bashan Drive, Suite 231, Ashburn, VA 20147. The Secretary reviews all submissions and forwards to members of the Board all appropriate communications that in his judgment are not offensive or otherwise objectionable and do not constitute commercial solicitations.

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Committees of the Board
As of the date of this Proxy Statement, the Board has 10 directors and three standing committees: the Audit Committee, the Compensation Committee and the Nominating/Corporate Governance Committee.
Each director serving on the Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee must be and is independent under the rules and regulations of the NYSE.
In addition:
•Each Audit Committee member must meet heightened independence criteria under the rules and regulations of the NYSE and the SEC relating to audit committees, and must be financially literate or must become financially literate within a reasonable period of time after the director’s appointment to the Audit Committee. No member of the Audit Committee may simultaneously serve on the audit committees of more than three public companies unless the Board determines that such simultaneous service would not impair the member’s ability to effectively serve on the Audit Committee.
•Messrs. Barnes, Herzog and Woods and Mmes. Teffner and Mayfield each qualifies as an “audit committee financial expert” for purposes of the rules of the SEC. Each member of the Audit Committee is financially literate. Ms. Mayfield is expected to join the Audit Committee effective as of the 2026 Annual Meeting.
•Each Compensation Committee member must meet heightened independence criteria under the rules and regulations of the NYSE and SEC relating to compensation committees, and be a “non-employee director” for purposes of Rule 16b-3 promulgated under the Exchange Act.
•The Board has determined that each committee member satisfies all applicable requirements for membership on that committee.
Committee Memberships

Top Skills	Audit Committee	Compensation Committee	Nominating/Corporate Governance Committee

David A. Barnes			CHAIR
Raul J. Fernandez
Anthony Gonzalez
David L. Herzog
Pinkie D. Mayfield
Karl Racine**
Dawn Rogers
Carrie W. Teffner
Akihiko Washington		CHAIR
Robert F. Woods	CHAIR

Current Committee Member	Prospective Committee Member*
*Expected to be effective immediately after the Annual Meeting until the 2027 annual meeting of stockholders
**Mr. Racine will not stand for re-election and his term will end at the conclusion of the Annual Meeting

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The number of committee meetings during the last fiscal year and the function of each of the standing committees are described below.

AUDIT COMMITTEE

Primary Responsibilities:
•Oversee DXC’s accounting and financial reporting processes and disclosure controls and procedures, and related internal control framework and audits of our financial statements and internal control over financial reporting.
•Assist the Board in its oversight of the integrity of our financial statements; the company’s compliance with legal and regulatory requirements; the independent auditor’s qualifications and independence; and the performance of our internal audit function and independent auditors.
•Prepare the Audit Committee report for inclusion in our annual proxy statement.
•Oversee and review with management DXC’s enterprise risk management framework, addressing DXC’s exposure across the range of operational risk, brand/reputational risk, strategic risk, compliance risk and other risk categories as appropriate.
•Oversee the development and implementation of our risk management program.
•Oversee DXC’s ethics and compliance program.

Members: Robert F. Woods, Chair David Barnes David L. Herzog Pinkie Mayfield* Carrie W. Teffner Number of Fiscal 2026 Meetings: 8

*Expected to be effective immediately after the Annual Meeting until the 2027 annual meeting of stockholders
Anyone with questions or complaints regarding accounting, internal accounting controls or auditing matters may communicate them to the DXC Ethics and Compliance Office and our Audit Committee by contacting DXC’s SpeakUp on the Company’s website, www.dxc.com, under “Meet DXC/Investor Relations/Governance/Integrity Matters at DXC.” Calls may be confidential or anonymous. Questions and complaints marked for the Audit Committee are forwarded to the committee’s chair for review, and reviewed and addressed, as appropriate, by DXC’s General Counsel, Chief Ethics and Compliance Officer, the Chief Audit Executive, and the Principal Accounting Officer.
The Audit Committee may direct special treatment, including the retention of outside advisors, for any concern communicated to it. The Code of Conduct makes clear DXC’s zero tolerance position on matters of retaliation by management or anyone against DXC employees for any report or communication made in good faith through the DXC SpeakUp helpline.

COMPENSATION COMMITTEE

Primary Responsibilities:
•Assist the Board in determining the performance and compensation of the CEO and the compensation of the non-management directors.
•Discharge the responsibilities of the Board with respect to the compensation of other executives.
•Administer our incentive stock plans.
•Oversee succession planning and leadership development for our senior management.
•Prepare the Compensation Committee Report for inclusion in our annual proxy statement.

Members: Akihiko Washington, Chair Anthony Gonzalez David L. Herzog Dawn Rogers Carrie W. Teffner* Number of Fiscal 2026 Meetings: 5

*Expected to be effective immediately after the Annual Meeting until the 2027 annual meeting of stockholders

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Compensation Committee Interlocks and Insider Participation
During fiscal 2026, the members of the Compensation Committee were Anthony Gonzalez, David Herzog, Dawn Rogers and Akihiko Washington. None of these individuals is or was at any time an officer or employee of DXC, and none had any relationship requiring disclosure pursuant to Item 404 of Regulation S-K. During fiscal 2026, no executive officer of DXC served as a member of the board of directors or the compensation committee (or other board committee performing equivalent functions) of any other entity that had one or more executive officers serving on the DXC Compensation Committee or Board.

NOMINATING/CORPORATE GOVERNANCE COMMITTEE

Primary Responsibilities:
•Identify and recommend to the Board the slate of individuals to be nominated for election as directors.
•Develop and recommend to the Board the qualifications for director nominees.
•Develop a process for identifying and evaluating director nominees and identify and recommend individuals to fill Board vacancies.
•Recommend to the Board directors to serve as members and chairs of each committee of the Board.
•Review and recommend to the Board the appropriateness of a director’s continued service in circumstances such as a material change in the director’s job responsibility.
•Review proposed director memberships on new boards.
•Oversee the orientation of new directors and the education of all directors.
•Oversee the Board’s annual self-evaluation of its performance.
•Periodically review and recommend to the Board proposed changes to the size, structure and operations of the Board and its committees.
•Periodically review and recommend to the Board proposed changes to DXC’s significant corporate governance documents.
•Review any “Interested Transactions” in accordance with the terms of DXC’s policy on related party transactions.
•Oversee the Company’s information security program, including cyber security, and the Company’s AI governance and risk management processes.
•Oversee the Company’s ESG program and climate risks.

Members: David Barnes, Chair Anthony Gonzalez* David L. Herzog Pinkie D. Mayfield Karl Racine** Number of Fiscal 2026 Meetings: 4

*Expected to be effective immediately after the Annual Meeting until the 2027 annual meeting of stockholders
**Mr. Racine will not stand for re-election and his term will end at the conclusion of the Annual Meeting

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Environmental, Social and Corporate Governance
With a focus on our customers, colleagues, and communities, DXC is committed to building sustainable and responsible business practices that create value for our stakeholders and contribute to a better world.

ENVIRONMENTAL	SOCIAL	GOVERNANCE
Advancing the sustainability of our operations and IT services while assisting our customers to become more sustainable	Building an inclusive, values-based, and people-first culture based on equal opportunity, employee perspectives, and community	Instilling trust and garnering respect among the stakeholders we serve through transparent leadership, to drive sustainable growth

ESG Strategy and Targets
As a responsible corporate citizen with a commitment to environmental sustainability, we set ambitious carbon-reduction goals, and are working toward circular-economy processes and climate impact mitigation. Our sustainability approach is targeted to 1) advance the sustainability of our operations; 2) advance the sustainability of our IT services; and 3) use our technologies and capabilities to help our customers become more sustainable.
We strive to reduce our impact on the environment and improve resource efficiency in the areas of energy consumption, data center management, and travel and transportation. Our conservation efforts are supported in part by our adoption of a flexible work model, which enables our workforce to shift seamlessly between working in a DXC office and working remotely, helping us reduce office space and business travel, in turn reducing our energy consumption, greenhouse gas emissions and impact on the environment. While the flexible work model mainly helps reduce the size of our office footprint, we are also pursuing efficiency and rationalization programs for data centers to further reduce energy consumption.
DXC also partners with customers to help them achieve their own climate-related goals. We offer products and services that can help our customers achieve their sustainability objectives, delivering climate-related benefits far greater than what we could achieve alone through our internal carbon-reduction efforts. Offerings such as hardware and software asset management, cloud migration services, and data-driven sustainability services provide the data insights and IT evolution to directly reduce carbon emissions for our customers.
The information in this section is based in part on data provided to us by our customers, and we do not, and do not intend to, independently verify such information or claims.
Environmental
In 2023, DXC set near-term company-wide emission reduction goals which have been validated by the Science Based Targets initiative (SBTi), to reduce our absolute Scope 1 and 2 emissions by 65% by 2030 against a 2019 baseline and to have 75% of suppliers, as measured by spend covering purchased goods and services and capital goods, have their own science-based targets by fiscal year 2027.
As of fiscal 2025, DXC has reduced its absolute Scope 1 and 2 emissions by 77% from a fiscal 2019 baseline, surpassing our 2030 target five years ahead of schedule.
Achievements include:

77% reduction in Scope 1 & 2 greenhouse gas emissions through fiscal 2025 from a fiscal 2019 baseline	69% reduction in energy consumption through fiscal 2025 from a fiscal 2019 baseline	62% of electricity procured from renewable sources	63% of our suppliers by spend have committed to set or have approved science-based emissions reduction targets

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Social
We are committed to building an inclusive, values-based, and people-first culture. Inclusion and belonging is at the core of our ability to serve our customers and stockholders, and it strengthens our reputation as an employer of choice in the technology services industry and beyond.
Achievements include:

Implemented a global all-employee feedback survey to continually strengthen our culture	Achieved a 100 rating in the 2025 Disability Equality Index for the 7th consecutive year	Multiple Brandon Hall awards for Excellence in Technical Learning and Leadership Development

3.2M Employees completed 3.2 million hours of technical and leadership training in fiscal 2025 via DXC Learning	20 Sponsored 20 Employee Resource Groups with regional chapters, each open to all employees, to cultivate inclusion and belonging
$2.6M
Expanded our award-winning DXC Dandelion Program in Europe to support neurodivergent people looking to build careers in information and communications technology; DXC has invested $2.6M in neurodiversity and mental health research through the program

Governance
DXC’s governance program is structured to instill trust and garner respect among the stakeholders we serve through responsible and transparent leadership. Our Board devotes significant time and attention to ESG issues that are important to our company and our stockholders, inclusive of Information Security Risk, Ethics & Compliance, and Sustainability to maintain the highest standards of corporate governance.
Achievements include:

Experienced and engaged Board of Directors and key committees	Global ethics & compliance program, leveraging advanced technology to proactively identify and mitigate risk, establish clear visibility for leadership, and cultivate a risk intelligent culture	Continual investment in information security and data privacy to aggressively maintain best-in-class assurances	100% of multi-tenant data centers are certified to ISO 27001, the international standard for information security management systems.

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ESG Oversight
The governance of DXC’s ESG program is a multitiered process involving the Board, members of our executive staff, and internal leadership.
•Our Board provides oversight of our ESG program, enabling us to have the governance, long-term strategy, and processes to manage ESG outcomes and meet the needs of our stakeholders.
•The Nominating/Corporate Governance Committee has specific oversight of ESG.
•The Nominating/Corporate Governance Committee receives quarterly updates on ESG, information security and artificial intelligence programs, and the committee chair provides a report to the Board at each regular Board meeting
ESG Disclosures and Key Documents
DXC publishes ESG performance annually in accordance with four disclosure frameworks: Global Reporting Initiative (GRI), Sustainability Accounting Standards Board (SASB), the Task Force on Climate-related Financial Disclosures (TCFD) and Carbon Disclosure Project (CDP). Our disclosures reference policies, which outline DXC’s approach to various environmental, social and governance programs. Examples include Integrity Matters at DXC, Code of Conduct, Government Affairs, Modern Slavery Statement, Environmental Policy, Health and Safety Policy, Data Security and Privacy and Supply Chain Principles. DXC’s disclosures and related documents are publicly available on dxc.com/us/en/about-us/corporate-responsibility/disclosures. However, for the avoidance of doubt, these disclosures and key documents are not hereby incorporated by reference.

GRI reporting since DXC’s inception	SASB reporting since 2021

CDP respondent since 2018; Named to the 2025 A List	TCFD reporting since 2021

UN Global Compact Signatory since DXC’s inception

Accolades
•ISS ESG awarded DXC Prime status in recognition of exemplary ESG performance
•EcoVadis awarded DXC a 2025 silver medal for outstanding sustainability performance
•Dell Technologies awarded DXC the 2025 ESG Partner of the Year for outstanding commitment to ESG collaboration
•DXC Technology was ranked in Newsweek’s America’s Most Responsible Companies 2025 list
•DXC Technology was ranked in Newsweek’s America’s Greatest Workplaces 2025 list
•DXC Technology achieved a top score of 100 in the 2025 Disability Equality Index — Best Place to Work for Disability Inclusion
•DXC Technology was awarded 16 gold and silver medals by Brandon Hall Group in 2025 for excellence in Learning and Development, and fostering an inclusive workplace

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We maintain a page on our corporate website at dxc.com/us/en/about-us/corporate-responsibility where information regarding our ESG program, including our corporate responsibility reports and our accomplishments on ESG related matters, among others, may be found. We seek to be responsive to key areas of stakeholder interest through our ESG disclosures, however, we do not incorporate by reference the ESG disclosures on our website, including our Corporate Responsibility Reports, or our website itself into this Proxy Statement or our other filings with the SEC. Moreover, certain of the disclosures (either in this Proxy Statement or elsewhere) are informed by various third-party frameworks or stakeholder expectations and are not material under the federal securities law definition of materiality or otherwise responsive to our reporting obligations under U.S. federal securities laws or similar regulations.
Political Contributions and Lobbying
In keeping with DXC’s Code of Conduct, DXC pursues its public policy agenda in strict accordance with the law and its global Government Affairs Policy which, among other things, establishes clear governance for Lobbying, Political Contributions and Contact with Government Officials.
•Lobbying. The company discloses its international, U.S. federal, state and local lobbying activity and expenditures as required by law.
•Political Contributions. DXC’s Government Affairs Policy does not allow DXC to use corporate funds or assets for contributions to candidates for U.S. federal political office, or for federal office in any country. DXC did not make political contributions in fiscal 2026 to U.S. state candidates or to state and local government ballot measures, Political Action Committees and political party committees.
•Trade Associations. DXC did not make any trade association payments used for political contributions in fiscal 2026.
The Company’s Government Affairs policy is available on our website at www.dxc.com/us/en/about-us/leadership-and-governance/dxc-government-affairs

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AUDIT COMMITTEE REPORT
Management is responsible for DXC’s financial statements, accounting policies and internal control over financial reporting. Deloitte & Touche LLP, DXC’s independent auditor, is responsible for performing an independent audit of DXC’s consolidated financial statements and expressing an opinion on the effectiveness of DXC’s internal control over financial reporting. The Audit Committee’s role is to assist the Board in its oversight of the integrity of DXC’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of DXC’s internal audit function and independent auditor.
The Audit Committee reviewed and discussed with management and Deloitte & Touche LLP DXC’s audited financial statements for the fiscal year ended March 31, 2026, management’s assessment of the effectiveness of DXC’s internal control over financial reporting, and Deloitte & Touche LLP’s evaluation of DXC’s internal control over financial reporting. The Audit Committee also discussed with the independent auditor the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC. In addition, the Audit Committee received from Deloitte & Touche LLP the written disclosures and the letter required by the applicable requirements of the PCAOB regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence and discussed with them their independence.
Based on such review and discussions, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, the inclusion of the audited financial statements of DXC in DXC’s Annual Report on Form 10-K for the fiscal year ended March 31, 2026, for filing with the SEC.
The Audit Committee also appointed Deloitte & Touche LLP as DXC’s independent auditor for the fiscal year ending March 31, 2027, and recommended to the Board of Directors that such appointment be submitted to our stockholders for ratification.
Audit Committee

ROBERT WOODS Chair	DAVID BARNES	DAVID HERZOG	CARRIE TEFFNER

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DIRECTOR COMPENSATION
Director compensation is reviewed annually and approved by the Board of Directors at the recommendation of the Compensation Committee. The annual review includes an analysis by the Compensation Committee’s independent compensation consultant of the program’s framework and pay levels relative to DXC’s peer group.
The director compensation program reflects several best practices to ensure sound governance and alignment with our stockholders:

Director Compensation Best Practices

Annual Benchmarking	Director compensation is reviewed annually relative to DXC’s peer group to ensure it is market-competitive.
Mix of Cash and Equity	The program includes an appropriate mix of annual cash compensation and equity awards.
Vesting Requirements of Annual Equity Awards	Restricted stock units granted under the Director Plan are scheduled to vest in full at the earlier of the first anniversary of the grant date, or the date of the next annual stockholders meeting.
Equity Ownership Guidelines	Directors have an equity ownership guideline of five times their annual retainer to be achieved over a five-year period.
Anti-Hedging or Anti-Pledging of Company Stock	Our insider trading policy prohibits employees and directors from engaging in any speculative or hedging transactions in our securities. Additionally, the policy prohibits employees and directors from pledging DXC securities as collateral for a loan.
In the tables and narrative below, we describe our non-employee director compensation program and the compensation paid to our non-employee directors for fiscal 2026. All compensation received for fiscal 2026 by Mr. Fernandez, our President and CEO, is reflected in the Summary Compensation Table. Mr. Fernandez does not receive any separate compensation for his activities on our Board.

Fiscal 2026 Director Retainers and Fees

Annual Cash Retainer(1)	$100,000.00
Annual Equity Award(2)	$240,000.00
Chairman of the Board Annual Cash Retainer(1)	$100,000.00
Chairman of the Board Annual Equity Award(2)	$340,000.00
Audit Committee Chairman Annual Cash Retainer(1)	$35,000.00
Compensation Committee Chairman Annual Cash Retainer(1)	$25,000.00
Nominating/Corporate Governance Committee Chairman Annual Cash Retainer(1)	$20,000.00
Special Committee Chairman Cash Retainer(1)(5)	$20,000.00
Special Committee Member Cash Retainer(1)(5)	$10,000.00
Committee Member Annual Cash Retainer(1)(3)	$10,000.00
Additional Meeting Attendance Fee(1)(4)	$2,000 per meeting
(1)Amounts payable in cash could be deferred pursuant to the Deferred Compensation Plan, which is described further below in this Proxy Statement.

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Table of Contents	Director Compensation
(2)The Annual Equity Award is designed to be payable in the form of restricted stock units (RSUs) scheduled to vest in full at the earlier of (i) the first anniversary of the grant date, or (ii) the date of the next annual meeting of DXC’s stockholders. The RSUs are redeemed for DXC stock and dividend equivalents either at that time or, if an RSU deferral election form is submitted, upon the date or event elected by the director. Directors may elect to receive deferred RSUs at either a fixed in-service distribution date, which may be in August of any year after the year in which the RSUs vest within 15 years after the grant date, or upon their separation from the Board. Distributions made upon a director’s separation from the Board may occur in either a lump sum or in annual installments over periods of five, 10 or 15 years, per the director’s election.
(3)Effective as of DXC’s 2025 Annual Meeting of Stockholders on July 22, 2025, the Committee Member Annual Cash Retainer only applies to non-employee directors other than the Chairman of the Board. Mr. Herzog ceased earning these retainers for his membership on any Committee, effective as of July 22, 2025.
(4)Directors are eligible to receive the additional meeting attendance fee for each additional meeting attended above certain thresholds, as follows: (i) $2,000 per meeting in excess of six Board meetings, (ii) $2,000 per meeting in excess of eight Audit Committee meetings; and (iii) $2,000 per meeting in excess of six Compensation, Nominating/Corporate Governance, or Special committee meetings.
(5)The Board established a Special Committee of independent Directors in fiscal year 2026 to evaluate potential transactions described below under Fiscal 2026 Related Party Transactions. The Special Committee held 7 meetings during fiscal year 2026.
The following table sets forth, for each individual who served as a non-employee director of DXC during fiscal 2026, certain information with respect to compensation paid to them by DXC in fiscal 2026.

	Cash Retainers and Fees

Name (a)	Annual Cash Retainer ($)	Chairman of the Board Annual Cash Retainer ($)	Committee Chairman Annual Cash Retainer ($)	Committee Member Annual Cash Retainer ($)	Special Committee Chairman Fee ($)	Special Committee Member Fee ($)	Total Retainers and Fees Earned(1) or Paid in Cash ($) (b)	Total Stock Awards(2) ($) (c)	Total Compensation ($) (d)

David A. Barnes	100,000	—	20,000	20,000	20,000	—	160,000	239,463	399,463
Raul J. Fernandez(3)	—	—	—	—	—	—	—	—	—
Anthony Gonzalez	100,000	—	—	10,000	—	—	110,000	239,463	349,463
David L. Herzog	100,000	100,000	—	9,212	—	—	209,212	340,011	549,223
Pinkie Mayfield	100,000	—	—	10,000	—	—	110,000	239,463	349,463
Karl Racine(4)	100,000	—	—	10,000	—	—	110,000	239,463	349,463
Dawn Rogers	100,000	—	—	10,000	—	—	110,000	239,463	349,463
Carrie W. Teffner	100,000	—	—	10,000	—	10,000	120,000	239,463	359,463
Akihiko Washington	100,000	—	25,000	10,000	—	10,000	145,000	239,463	384,463
Robert F. Woods	100,000	—	35,000	10,000	—	10,000	155,000	239,463	394,463
(1)Column (b) reflects the sum total of all cash compensation earned during fiscal 2026, whether or not payment was deferred pursuant to the Deferred Compensation Plan.
(2)Other than the Chairman of the Board, each director serving as a non-employee director of DXC as of the close of DXC’s 2025 Annual Meeting of Stockholders on July 22, 2025, received 18,100 RSUs determined by (i) dividing $240,000 by the closing price of our common stock on the New York Stock Exchange on the grant date of August 5, 2025 ($13.23), and (ii) rounding the result to the nearest multiple of 100. The RSUs are scheduled to vest in full on the date of DXC’s 2026 annual meeting (July 21, 2026). The Chairman of the Board received 25,700 RSUs determined by (i) dividing $340,000 by the closing price of our common stock on the New York Stock Exchange on the grant date of August 5, 2025 ($13.23), and (ii) rounding the result to the nearest multiple of 100. The RSUs are scheduled to vest in full on the date of DXC’s 2026 annual meeting (July 21, 2026).
Column (c) reflects the grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 – Compensation – Stock Compensation (FASB ASC Topic 718) in connection with the RSUs granted during fiscal 2026. For a discussion of the assumptions made in the valuation of RSUs, reference is made to the section of Notes 1 and 16 to the Consolidated Financial Statements in DXC’s Annual Report filed on Form 10-K for the fiscal year ended March 31, 2026, providing details of DXC’s accounting under FASB ASC Topic 718.

DXC Technology Company	51	2026 Proxy Statement

Director Compensation	Table of Contents
The aggregate number of unvested DXC stock awards outstanding for each DXC non-employee director at March 31, 2026, were as follows:

Name	Aggregate Unvested Stock Awards Outstanding as of March 31, 2026

David A. Barnes	18,100
Raul J. Fernandez(3)	—
Anthony Gonzalez	18,100
David L. Herzog	25,700
Pinkie Mayfield	18,100
Karl Racine(4)	18,100
Dawn Rogers	18,100
Carrie W. Teffner	18,100
Akihiko Washington	18,100
Robert F. Woods	18,100
(3)Mr. Fernandez’s compensation as President and CEO is reflected in the Summary Compensation Table. Mr. Fernandez did not and does not receive separate compensation for his additional service on our Board.
(4)Mr. Racine will serve on the Board until DXC’s 2026 Annual Meeting of Stockholders (July 21, 2026).

2026 Proxy Statement	52	DXC Technology Company

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Security Ownership
The following table provides information on the beneficial ownership of our common stock as of May 28, 2026, by:
•each person or group believed by the Company to be the beneficial owner of more than 5% of our outstanding common stock;
•each of our named executive officers;
•each of our directors and director nominees; and
•all executive officers and directors, as a group.
Unless otherwise indicated, each person or group has sole voting and investment power with respect to all shares beneficially owned.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned (#)	Percentage of Class(2) (%)

BlackRock, Inc. 50 Hudson Yards New York, NY 10001	23,053,124(3)	14.22
Vanguard Portfolio Management 100 Vanguard Blvd. Malvern, PA 19355	13,143,240(4)(5)	8.11
Vanguard Capital Management 100 Vanguard Blvd. Malvern, PA 19355	8,883,306(4)(6)	5.48
Dimensional Fund Advisors LP 6300 Bee Cave Road, Building One Austin, TX 78746	10,058,219(7)	6.21
American Century Investment Management, Inc. 4500 Main Street, 9th Floor Kansas City, MO 64111	9,074,619(8)	5.60
Glenview Capital Management, LLC 520 Madison Avenue, 33rd Floor New York, NY 10022	8,895,875(9)	5.49
Raul J. Fernandez	433,794	*
Robert Del Bene	147,260(9)	*
Raymond A. August	209,976(9)	*
Howard Boville	84,374(10)	*
Chris Drumgoole	335,691	*
Matthew K. Fawcett	43,832	*
David A. Barnes	65,000(9)	*
Anthony Gonzalez	34,300(9)	*
David L. Herzog	116,401(9)	*
Pinkie D. Mayfield	42,800(9)	*
Karl Racine	46,600(9)	*
Dawn Rogers	57,500(9)	*
Carrie W. Teffner	50,900(9)	*
Akihiko Washington	57,500(9)	*
Robert F. Woods	87,231(9)	*
All executive officers and directors of the Company, as a group (17 persons)	1,839,204(9)	1.13

DXC Technology Company	53	2026 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management	Table of Contents
(1)Unless otherwise indicated, the address of each person or group is c/o DXC Technology Company, 20408 Bashan Drive, Suite 231, Ashburn, VA 20147.
(2)Based on 162,080,263 shares of common stock issued and outstanding on May 28, 2026.
(3)Based solely on the most recently available Schedule 13G/A filed with the SEC on April 30, 2025, by BlackRock, Inc. (BlackRock). The Schedule 13G/A provides that (i) BlackRock is a parent holding company or control person and (ii) BlackRock, through its subsidiaries identified therein, has sole voting power over 22,455,801 shares of DXC and sole dispositive power over 23,053,124 shares of DXC.
(4)Following an internal realignment effective January 12, 2026, The Vanguard Group, Inc. filed a Schedule 13G/A on March 26, 2026 reporting 0% beneficial ownership and disclosing that certain subsidiaries would report beneficial ownership separately on a disaggregated basis in reliance on SEC Release No. 34-39538 (January 12, 1998).
(5)Based solely on the most recently available Schedule 13G filed with the SEC on April 29, 2026 by Vanguard Portfolio Management LLC (VPM). The Schedule 13G provides that VPM has (i) sole voting power over 247,989 shares of DXC and (ii) sole dispositive power over 13,143,240 shares of DXC.
(6)Based solely on the most recently available Schedule 13G filed with the SEC on April 29, 2026 by Vanguard Capital Management LLC (VCM). The Schedule 13G provides that VCM has (i) sole voting power over 1,296,265 shares of DXC and (ii) sole dispositive power over 8,883,306 shares of DXC.
(7)Based solely on the most recently available Schedule 13G filed with the SEC on October 31, 2024 by Dimensional Fund Advisors LP (Dimensional). The Schedule 13G provides that Dimensional has sole voting power over 9,830,236 shares of DXC and sole dispositive power over 10,058,219 shares of DXC.
(8)Based solely on the most recently available Schedule 13G filed with the SEC on May 1, 2026 by American Century Investment Management, Inc. (ACIM), American Century Companies, Inc. (ACC), Stowers Institute for Medical Research (Stowers Institute), and American Century ETF Trust. The Schedule 13G provides that each of ACIM, ACC, and Stowers Institute has sole voting power and sole dispositive power over 9,074,619 shares of DXC. American Century ETF Trust has sole voting power and sole dispositive power over 8,706,339 shares of DXC. ACC is controlled by Stowers Institute. ACIM is a wholly owned subsidiary of ACC.
(9)Based solely on the most recently available Schedule 13G filed with the SEC on March 27, 2026 by Glenview Capital Management, LLC (Glenview Capital Management) and Larry Robbins. The Schedule 13G provides that each reporting person has shared voting power and shared dispositive power over 8,895,875 shares of DXC. This amount consists of 3,753,999 shares held for the account of Glenview Capital Master Fund, Ltd. and 5,141,876 shares held for the account of Glenview Offshore Opportunity Master Fund, Ltd. Glenview Capital Management serves as investment manager to each fund. Mr. Robbins is the Chief Investment Officer of Glenview Capital Management.
(10)With respect to Messrs. Del Bene, August, Barnes, Gonzalez, Herzog, Racine, Washington and Woods, and Mses. Mayfield, Rogers and Teffner and all executive officers and directors of the Company as a group, includes 30,527; 68,060; 18,100; 18,100; 25,700; 18,100; 18,100; 18,100; 18,100; 18,100; 18,100; and 269,087 Restricted Stock Units (RSUs), respectively, outstanding as of May 28, 2026 that would vest or could settle on or within 60 days after May 28, 2026. Each RSU entitles the reporting person to receive one share of common stock upon the vesting date. These shares have been deemed to be outstanding in computing the Percentage of Class with respect to each applicable person.
(11)Based on DXC records and a Form 4 filed by Mr. Boville on May 23, 2025, reporting a beneficial ownership of 454,883 shares of common stock, which included 392,951 restricted stock units (RSUs) outstanding as of the reporting date. Upon his departure on July 1, 2025, Mr. Boville received prorated vesting of 22,442 shares of these RSUs, with the remaining RSUs forfeited.
*Less than 1%.

2026 Proxy Statement	54	DXC Technology Company

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Related Party Transaction Policy
DXC has adopted a written policy requiring the approval of the Nominating/Corporate Governance Committee of all transactions in excess of $120,000 between the company and any related person (Interested Transactions). For the purposes of this policy, a related person is any person who was in any of the following categories at any time since the beginning of the last fiscal year:
•A director or executive officer of the company;
•Any nominee for director;
•Any immediate family member of a director or executive officer, or of any nominee for director. Immediate family members are any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of such director, executive officer or nominee for director, and any person (other than a tenant or employee) sharing the household of such director, executive officer or nominee for director; and
•Any person who was in any of the following categories when a transaction in which such person had a direct or indirect material interest occurred or existed:
•Any beneficial owner of more than 5% of DXC common stock, or
•Any immediate family member, as defined above, of any such beneficial owner.
A transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.
In determining whether to approve an Interested Transaction, the Nominating/Corporate Governance Committee will take into account, among other factors it deems appropriate, whether the Interested Transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction. No director will participate in any discussion or approval of an Interested Transaction for which he or she (or an immediate family member) is a related party, except that the director will provide all material information concerning the Interested Transaction to the Nominating/Corporate Governance Committee.
Fiscal 2026 Related Party Transactions
There have been no transactions since April 1, 2025 in which the company was or is to be a participant and the amount involved exceeds $120,000, which required the approval of the Nominating/Corporate Governance Committee under our Related Party Transactions policy, and in which any related person had, has or will have a direct or indirect material interest and which is required to be disclosed under applicable SEC rules. The Board established a Special Committee of independent Directors in fiscal year 2026 to evaluate potential transactions that would amend the Company’s previously disclosed ongoing services relationship with RemoteRetail, of which Mr. Fernandez is a majority owner, on arm’s length commercial terms that would not be material to the Company.

DXC Technology Company	55	2026 Proxy Statement

EXECUTIVE COMPENSATION
DXC LETTER FROM THE COMPENSATION COMMITTEE
Dear fellow stockholders,
Fiscal year 2026 was the second full fiscal year with Mr. Fernandez as the CEO. During the year, we progressed in repositioning DXC for the future by laying the foundation to bring new AI-based solutions to the market and reshape how we operate. Given persistent macroeconomic uncertainty and a competitive market for talent, a thoughtfully designed compensation program is essential to support the Company’s long-term strategy. The Compensation Committee is always focused on developing and overseeing a program that reflects pay for performance, and attracts, motivates and retains key talent that will lead DXC on its mission of sustained growth, which aligns with our stockholders’ interests.
Overview
We are focused on developing compensation practices that are aligned with our stockholders’ interests and that allow us to attract and retain the best talent. To achieve that objective, we have worked with the leadership team to structure an executive compensation program that links pay with performance by closely aligning leadership’s financial interests with the execution of DXC’s business strategy. You will see that alignment in our pay outcomes for fiscal 2026. Stockholder outreach and incorporating stockholder input is another cornerstone of our executive compensation program, and we made changes to our fiscal 2026 Performance Stock Units (“PSUs”), with a design featuring cumulative Free Cash Flow (“FCF”) as an 80% weighted metric, cumulative Revenue as a 20% weighted metric, and a relative Total Shareholder Return (“rTSR”) modifier, putting additional emphasis on key financial goals that create long-term stockholder value while also maintaining a relative performance component that aligns pay closely to our stockholders’ interests.
Further, as disclosed in the fiscal 2025 Proxy Statement, in keeping both with our commitment to retaining top leadership who are critical to our business during a transformative time for DXC and aligning pay with stockholders’ interests, the full Board, in consultation with its independent compensation consultant, granted front-loaded fiscal 2026 equity awards intended to replace annual equity awards for the next three years to the CEO & CFO, comprised of 85% PSUs and 15% RSUs. We also aligned the other NEOs to the same fiscal 2026 metrics and performance targets, with their annual equity awards comprised of 60% PSUs and 40% RSUs. Payout on the PSUs will only be achieved if the key financial goals and relative performance are met. We strongly believe that these front-loaded awards are in the best interests of our stockholders, as these awards are pivotal to secure the continued leadership of the CEO and CFO for at least an additional three years after their grant and accelerate the CEO and CFO’s ownership of company equity, including through their ability to earn rigorous performance-based awards designed to incentivize the long-term success of DXC.
Fiscal 2026 Executive Compensation: Pay for Performance
During fiscal 2026, DXC encountered various challenges, including macroeconomic uncertainty and geopolitical risks, affecting the markets where many of our customers operate. We also experienced some challenges closing select sales opportunities despite advancing to the final stages of competitive pursuits, and are applying those learnings to strengthen our sales approach. These challenges were reflected in our full year fiscal 2026 financial results, impacting our performance against the ambitious goals we set for ourselves in our compensation plans. Consistent with a pay for performance philosophy, our fiscal 2026 short-term incentive plan was paid out at 77% of target, due to our actual performance against our pre-set annual financial goals.

2026 Proxy Statement	56	DXC Technology Company

Table of Contents	Executive Compensation
With respect to our long-term incentives:
(a) The fiscal 2024 CEO annual equity award was 100% performance-based, with payout based on stock price growth from April 1, 2024 (the date Mr. Fernandez’s Employment Agreement was finalized) through the end of the two-year performance period on March 31, 2026. Threshold achievement of the stock price hurdles was not met and the entirety of the award was canceled, reflecting alignment with our stockholder experience over the two years.
(b) The annual cycle fiscal 2024-2026 PSUs were based equally on the achievement of pre-established target goals for two metrics: FCF and rTSR, with both measured over the three-year performance period. The PSUs were earned at 100% of the target number of shares. As expected with recent business performance, the 50% of the payout based on FCF performance achieved the maximum 200% of target payout, as reflected in our robust generation of cash flows in recent fiscal years, while the portion attributable to rTSR was canceled as threshold performance was not met. In addition, the actual value of the shares earned (as of the closing stock price on the May 15, 2026 settlement date) is 36% of the grant date’s closing stock price value on May 23, 2023, both an indication of why the 50% of the payout based on rTSR did not fund as well, and further aligns the actual value of the payout received by our eligible executives with our stockholder experience over the three years.
For the fifth consecutive year, DXC surpassed $1,200 million in Cash Flow from Operations. From fiscal 2024-2026, DXC generated close to $2,200 million in Free Cash Flow*, with $1,248 million in Cash Flow from Operations and $713 million of Free Cash Flow* in fiscal 2026. We maintain a strong balance sheet backed by investment grade ratings.
DXC Response to Stockholder Feedback
Prior to the 2025 Annual Meeting of Stockholders, in which stockholders of approximately 95% of our shares that cast votes on the matter supported our Say-on-Pay proposal, we engaged in our annual investor outreach. We do not take stockholder support for granted and we take a critical view of our executive compensation program each year. We are committed to these sessions as part of our ongoing efforts to seek feedback from, and engage with, our stockholders and reinforce our commitment to seeking stockholder input.
We look forward to continued collaboration with our stockholders in the years to come.
Compensation Committee

AKIHIKO WASHINGTON Chair	ANTHONY GONZALEZ	DAVID HERZOG	DAWN ROGERS

*FCF is defined as the total of the Company’s cash flow from operations, less capital expenditures, and Revenue is defined as GAAP revenue, excluding certain items which are not indicative of operating performance including, but not limited to fluctuations in foreign currency rates, acquisitions and divestitures, in both respects as determined by the Compensation Committee. The Compensation Committee may, in its good faith discretion, adjust the performance targets and/or measured results of both FCF and Revenue to reflect the impact of any extraordinary transactions or events, including, but not limited to mergers, acquisitions, disposition of assets, material cash receipts or outlays due to litigation, claim judgements or settlements, and changes in tax law that have a material impact on DXC. For a reconciliation of non-GAAP measures as set forth in this Proxy Statement to the most directly comparable GAAP measures, see “Appendix A - Non-GAAP Financial Measures.”

DXC Technology Company	57	2026 Proxy Statement

Executive Compensation	Table of Contents
COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis (“CD&A”) describes the philosophy, objectives, process, components and additional aspects of our fiscal 2026 executive compensation program. It is intended to be read in conjunction with the tables that immediately follow this section, which provide further information on the compensation of our Named Executive Officers (“NEOs”) for fiscal 2026 identified below:

Name	Principal Position

Raul J. Fernandez	President and Chief Executive Officer
Robert Del Bene	Executive Vice President, Chief Financial Officer
Christopher Drumgoole	President, Global Infrastructure Services
Raymond A. August	President, Insurance Software & Services
Matthew K. Fawcett	Executive Vice President, General Counsel
Howard Boville	Former President, Consulting & Engineering Services(1)
(1)Mr. Boville ceased serving as President, Consulting & Engineering Services and left the Company, effective as of July 1, 2025.
Executive Summary
Pay for Performance
At DXC, we are committed to linking executive compensation to the performance of the Company. Our executive compensation program is closely aligned with our strategic priorities, which include attracting and retaining a strong, experienced senior team.
For the fifth consecutive year, DXC surpassed $1,200 million in Cash Flow from Operations. From fiscal 2024 to 2026, DXC generated close to $2,200 million in Free Cash Flow*, with $1,248 million in Cash Flow from Operations and $713 million of Free Cash Flow* in fiscal 2026. We maintain a strong balance sheet backed by investment grade ratings. During fiscal 2026, DXC encountered various challenges, including macroeconomic uncertainty and geopolitical risks, affecting the markets where many of our customers operate. These challenges were reflected in our full year fiscal 2026 financial results, impacting our performance against the ambitious goals we set for ourselves in our compensation plan.

2026 Proxy Statement	58	DXC Technology Company

Table of Contents	Executive Compensation
In fiscal 2026, DXC delivered financial performance with a focus on establishing a sustainable financial foundation for the future and driving strong cash flow. Fiscal 2026 financial outcomes that reflected our pay for performance model include:

$12,644M Revenue Revenue of $12,644 million, Revenue Growth of -1.8% and Organic Revenue Growth* of -4.8%	$28M Net income Net income of $28 million and net income margin of 0.2%	$353M EBIT* EBIT of $353 million, adjusted EBIT* of $970 million and adjusted EBIT* Margin of 7.7%	$1,248M Cash Flow Cash Flow from Operations of $1,248 million and Free Cash Flow* of $713 million

Despite the difficult operating environment, DXC continues to distinguish itself as a provider of critical and transformational services and solutions for our clients. We believe the current strategy will put DXC on a path of sustainable and profitable growth in the coming years.
*For a reconciliation of non-GAAP measures as set forth in this Proxy Statement to the most directly comparable GAAP measures, see “Appendix A - Non-GAAP Financial Measures.”
Fiscal 2026 Compensation Plan Decisions: Strong Emphasis on Performance

TARGET TOTAL DIRECT COMPENSATION: MAJORITY PERFORMANCE-BASED

•Consistent with our compensation philosophy, which emphasizes performance-based and “at-risk” pay, the proportion of performance-based and at-risk compensation encourages a focus on the Company’s short- and long-term success to align with the long-term interests of our stockholders.
•Approximately 93% of the CEO’s target total compensation is variable and at-risk, with 82% being performance-based and subject to achievement of meaningful pre-set, objective goals.*

	Base Salary	Target Annual Incentive	Target Long-Term Incentive: Performance -Based RSUs	Target Long-Term Incentive: Service- Based RSUs	Total

Raul J. Fernandez	$1,500,000	$3,750,000	$12,707,500	$2,242,500	$20,200,000
% of Target Total Compensation	7%	19%	63%	11%	100%
		82% Performance-Based Pay
		93% At Risk and Variable Pay
•Approximately 91% of the CFO’s and an average of 88% of the other NEOs’ target total compensation is variable and at-risk, with 79% for the CFO and 59% for the other NEOs being performance-based and subject to achievement of meaningful pre-set, objective goals.*

DXC Technology Company	59	2026 Proxy Statement

Executive Compensation	Table of Contents

LONG-TERM INCENTIVE EQUITY: MAJORITY PERFORMANCE-BASED

•Majority of CEO and NEO long-term incentive equity awards are performance-based.
•Overall, 74% (delivered in 85% PSUs and 15% RSUs) of our CEO’s target compensation is allocated to long-term incentive equity.*
•Approximately 79% of the CFO’s and an average of approximately 73% of the other NEOs’ fiscal 2026 target compensation is allocated to long-term incentive equity (delivered in 85% PSUs and 15% RSUs for the CFO and 60% PSUs and 40% RSUs for other NEOs).*

SHORT-TERM ANNUAL CASH INCENTIVE: PAYOUTS BASED ON PERFORMANCE AGAINST RIGOROUS GOALS AND USING OBJECTIVE MEASURES ONLY

•Fiscal 2026 Adjusted EBIT Margin %, with 50% weighting
•Fiscal 2026 Organic Revenue Growth %, with 50% weighting
•Equal weighting of Adjusted EBIT Margin % and Organic Revenue Growth % incentivizes management to focus both on top-line and bottom-line growth.

ANNUAL INCENTIVE PAYOUTS BELOW TARGET DEMONSTRATE PAY FOR PERFORMANCE ALIGNMENT

•In fiscal 2026, under the annual cash incentive plan, the Compensation Committee determined that the Company’s achievement for Adjusted EBIT Margin % resulted in 83% funding for the metric and achievement for Organic Revenue Growth % resulted in 72% funding for the metric, which were both below target performance but above threshold, resulting in a calculated payout of approximately 77% of target, demonstrating the alignment between pay and performance.

Award	Achievement	Payout

STI: fiscal 2026 (Incentive Compensation Plan)	Below Target	77% Payout
•Further underscoring the pay and performance alignment, actual annual incentive payouts for all NEOs were based on Company financial performance with no positive subjective discretion applied to increase any NEOs’ final annual cash incentive payouts.

2026 Proxy Statement	60	DXC Technology Company

Table of Contents	Executive Compensation

PEER GROUP: APPROPRIATE PEER GROUP TO REFERENCE

•Each year, the Compensation Committee, with the assistance of its independent compensation consultant, reviews the peer group of comparable companies to use as a reference point in connection with executive compensation decisions.
•In determining the peer group, the criteria of competitors for talent, revenues and headcount are given more weight in the Compensation Committee’s determination than market capitalization.

*All percentages are rounded to the nearest whole percentage number for the above CEO and NEO pay analysis & represent annualized long-term incentive equity for the fiscal 2026 CEO and CFO front-loaded annual equity grants that were forwardly disclosed in the fiscal 2025 Proxy Statement and discussed further below in this fiscal 2026 CD&A.
Pay Outcomes Demonstrate Pay for Performance Alignment: Realized Pay
A substantial proportion of our CEO’s pay is performance-based and at-risk. If the Company does not meet performance targets and/or our stock price decreases (or, conversely, if goals are achieved and/or our stock price increases), the value of our CEO’s pay is affected, underscoring the pay for performance nature of our executive compensation program.
To illustrate this alignment of pay outcomes with performance, the chart below contrasts values reported in the Summary Compensation Table under SEC reporting rules, which uses the accounting grant date fair value of equity grants, with the value of CEO compensation that was realized (actual compensation) during a fiscal year.
At the end of fiscal 2026, the total cumulative fiscal 2024, fiscal 2025, and fiscal 2026 actual realized value of our CEO’s pay was approximately 22% of the total cumulative reported value (shown in the chart below). This not only provides a meaningful demonstration of the pay for performance alignment of DXC’s executive compensation program, but the line representing Cumulative TSR also shows the strong alignment of our CEO’s realized pay with our stock price performance and the experience of our stockholders.
The chart below displays the following amounts:
Summary Compensation Table reported amounts are the sum of the following: (1) actual salary paid per the Summary Compensation Table; (2) actual annual incentive payout for the performance year; and (3) the accounting grant date fair values of PSUs and RSUs. The accounting grant date fair values for fiscal year 2026 are comprised of the front-loaded equity grant awarded to Mr. Fernandez in May 2025, which represented three times his applicable long-term incentive target opportunity for fiscal year 2026. This front-loaded grant is intended to be in lieu of any annual equity awards which Mr. Fernandez would have otherwise been granted with respect to the next three fiscal years as part of the Company’s annual merit process.
Realized Pay amounts are the sum of the following: (1) actual salary paid per the Summary Compensation Table; (2) actual annual incentive payout for the performance year; and (3) the actual value of all PSUs and RSUs that vested during the fiscal year, based on the stock price on the vesting date.
Cumulative TSR is calculated based on DXC Technology’s stock price on the last trading day of fiscal 2026 in comparison to the Company stock price on the last trading day of fiscal 2023 and assumes an initial investment of $100 on the last trading day of fiscal 2023, plus any reinvested dividends.

DXC Technology Company	61	2026 Proxy Statement

Executive Compensation	Table of Contents
Key Leadership Retention
As disclosed in the fiscal 2025 Proxy Statement, in fiscal 2026, the Board and Compensation Committee, in consultation with an independent compensation consultant and independent legal counsel, undertook a comprehensive review of the compensation arrangements of Mr. Fernandez and Mr. Del Bene. In designing an updated compensation framework intended to ensure the retention of Mr. Fernandez and Mr. Del Bene while maintaining DXC’s commitment to our pay for performance philosophy, the Board and the Compensation Committee considered, among other things, the objectives of:
•Retaining Mr. Fernandez’s and Mr. Del Bene’s continued leadership of DXC for at least an additional three years, in light of the competitive external hiring market;
•Incentivizing Mr. Fernandez and Mr. Del Bene to advance the long-term success of the Company’s business through the achievement of key financial performance metrics; and
•Further aligning the interests of Mr. Fernandez and Mr. Del Bene with those of the Company’s stockholders.
After extensive review, including in consultation with its independent compensation consultant and taking into account relative benchmarking data, the Board and the Compensation Committee determined to make certain changes to Mr. Fernandez and Mr. Del Bene’s compensation packages, which include: (i) an extension of the specified term of Mr. Fernandez’s Employment Agreement by three years to March 31, 2028, (ii) increases to each executive’s annual base salary and target annual bonus opportunity to ensure cash compensation remains appropriate and competitive; and (iii) front-loaded equity grants, intended to replace annual equity awards for the next three years to each executive, comprised of 85% PSUs and 15% RSUs, with PSUs eligible to vest subsequent to the three year performance period and RSUs vesting in three equal installments on each of the first three anniversaries of the grant date. These equity awards are intended to accelerate the ownership of Company equity by each executive and significantly align their interests with those of our stockholders. Further, a significant portion of the awards are “at risk” and based on performance goals that are critical to the long-term success of the Company. These awards are discussed in further detail below in the Components of Our Compensation Program section of this fiscal 2026 CD&A.

2026 Proxy Statement	62	DXC Technology Company

Table of Contents	Executive Compensation
2025 Say-on-Pay Vote and Stockholder Engagement
General
Stockholder feedback has informed the evolution of our executive compensation program. We value the input we receive from stockholders and engage with them on a regular basis on a variety of matters, including corporate governance, executive compensation, ESG, and human capital management. We strive to be responsive to that feedback. DXC’s Compensation Committee continues to believe that directly engaging with stockholders is a critical process for receiving and understanding feedback on subjects that matter most to them.
2025 Advisory Vote on Executive Compensation
At the 2025 annual meeting of stockholders, our advisory Say-on-Pay proposal regarding the compensation of our named executive officers received the support of approximately 95% of the votes cast, indicating stockholder satisfaction with our executive compensation program.
Robust Engagement
DXC’s Compensation Committee believes that management directly engaging with stockholders is a critical process for receiving and understanding feedback from stockholders. During fiscal 2026, we conducted outreach to stockholders representing approximately 69% of DXC’s shares of common stock outstanding and engaged with stockholders representing approximately 8% of DXC’s common stock outstanding.
Participating in these efforts on behalf of the Company were the Chairman of the Board, the Compensation Committee Chairman, the Executive Vice President, Chief People Officer; the Executive Vice President, General Counsel; and the Vice President of Investor Relations.
During outreach in fiscal 2026, stockholders expressed being pleased with the high level of responsiveness of the Compensation Committee to their concerns over the years, and in addition, voiced appreciation for the ongoing collaboration and the opportunity to provide input on the evolution of the executive compensation program. We value the ongoing discussions with our stockholders and look forward to continued collaboration in the years to come, including upcoming fiscal 2027 outreach before DXC’s 2026 annual meeting of stockholders.

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Compensation Program Governance
Every year, the Compensation Committee assesses the effectiveness of our executive compensation program and reviews risk mitigation and governance matters, including the following best practices that we employ:

WHAT WE DO

Proactively reach out to stockholders to understand and address their feedback and concerns regarding our executive compensation program

Majority of total executive compensation is at-risk and performance-based

Appropriate allocation of short- and long-term compensation

Combination of balanced performance metrics

Multi-year vesting period for PSUs and RSUs to motivate long-term performance and align the interests of our executive officers with stockholders’ interests

Independent consultant engaged by Compensation Committee

Benchmark compensation decisions against data from rigorously-determined peer group

Apply stock ownership guidelines (CEO guideline is 7x base salary)

Include clawback provisions in our key incentive programs

Perform an annual risk assessment of our compensation program

Regularly review dilution and share utilization levels

Annual incentives and PSU payouts are capped

Double trigger Change of Control provisions

WHAT WE DON’T DO

No dividend equivalents on unearned awards

No hedging or pledging of Company securities

No repricing of underwater stock options

No excessive perks

No excise tax gross-ups related to Change of Control

No share recycling for options / SARs

No exchanges of underwater options for cash

No evergreen provisions in the equity plan

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Compensation Philosophy and Objectives
At DXC, we are strongly committed to tying executive compensation to business performance. Throughout our evolution, our executive compensation program has been grounded in a pay for performance philosophy aimed at achieving strong alignment between the Company’s financial and strategic goals and our stockholders’ interests:
•We are committed to a pay for performance culture. Our executive compensation program aims to motivate our people to perform at a consistently high level and rewards contributions that enhance our ability to deliver outstanding results for our customers and create value for our stockholders.
•We believe that executive compensation should have a significant portion of pay at-risk, and be aligned to stockholders’ interests and the long-term value realized by our stockholders through a balance of cash and equity.
•We believe that the majority of an executive’s total target compensation should be variable and tied to achievement of measurable financial and strategic objectives that support the Company’s business strategy. Performance measures are reviewed annually to ensure that we continue to align our pay programs with our business strategy, create sustainable value, and motivate the right behaviors.
•Our people are critical to our success. We aim to attract, retain, and incentivize the best talent with a range of backgrounds, skills, capabilities, and experiences to unlock value for our customers and enable our business to thrive.
•We believe that executive compensation should be competitive to attract the best talent. Actual pay varies based on individual/team and Company performance.
•We believe that executive compensation should reflect an appropriate mix of short-term and long-term pay elements that make executives accountable for both short-term and long-term performance.
•We engage with stockholders on a regular basis to obtain their input on our executive compensation program design and operation, so that we can incorporate stockholder feedback into our planning process and revisions to our program.
Compensation Determination Process
Role of the Compensation Committee
The Compensation Committee is responsible for overseeing DXC’s executive compensation policies and programs. In fulfilling its responsibilities, the Compensation Committee reviews general trends in executive compensation, compensation plan design, and the total value and mix of compensation for our executive officers, including the CEO. On an annual basis, the Compensation Committee evaluates DXC’s executive compensation program to ensure it remains competitive in attracting, retaining, and motivating qualified executives, and supports our short-term and long-term business objectives.
The Compensation Committee considers various factors in determining compensation, including an executive’s experience, performance, and contributions, as well as the Company’s financial performance and overall business context. This flexibility is particularly important in designing compensation arrangements to attract and retain executives in a highly competitive, rapidly changing market. In addition, the Compensation Committee considers feedback the Company receives from stockholders when making decisions on the Company’s executive compensation practices.
Role of Management
The Compensation Committee coordinates with the President & Chief Executive Officer (“CEO”) and the Chief People Officer (“CPO”), in collaboration with management and the finance and legal groups as appropriate, to design and develop the compensation program. This group supports the preparation and analysis of financial data, peer group comparisons, and other materials to assist the Compensation Committee in making and implementing its decisions.

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The CEO, with the assistance of the CPO, also conducts an annual review of the total compensation of each executive officer, including the NEOs (other than with respect to his own compensation). The review includes an assessment of each executive officer’s experience, performance, the performance of the executive officer’s respective business unit or function, and market pay levels within our peer group. After this review, the CEO recommends base salaries, target annual cash and long-term incentive opportunities, any payouts related to the annual cash incentive plan, and annual equity grants for the executive officers to the Compensation Committee for approval.
Role of Board
While the CEO provides recommendations to the Compensation Committee about executive officer compensation and Company-wide performance targets, the ultimate decisions regarding executive compensation are made by the Compensation Committee. When the Compensation Committee discusses the compensation recommendations of our CEO, our CEO does not play any role with respect to any matter affecting his own compensation and is not present during such discussions. The independent members of the Board approve the CEO’s compensation, and the CEO does not participate in the discussion.
Role of the Independent Compensation Consultant
The Compensation Committee retains Pay Governance, an independent compensation consulting firm, to advise on executive compensation matters and provide additional information regarding whether DXC’s executive compensation program is reasonable and consistent with its objectives. Pay Governance reports directly to the Compensation Committee and regularly participates in Compensation Committee meetings at the request of the Compensation Committee Chairman. During fiscal 2026, Pay Governance advised the Compensation Committee on executive compensation and governance trends; CEO and executive officer compensation; non-employee director compensation; incentive program design; selection of peer group companies; and the share usage and dilution in connection with the equity compensation plan.
Pay Governance has been retained since October 2020, and the Compensation Committee has the sole authority to retain, terminate, and obtain the advice of Pay Governance at the Company’s expense. The Compensation Committee assessed the independence of Pay Governance pursuant to SEC and NYSE rules and concluded that there are no conflicts of interest that prevent them from providing independent advisory services to the Compensation Committee.
While the Compensation Committee took into consideration the review and recommendations of Pay Governance when making decisions about our executive compensation program, ultimately, the Compensation Committee made its own independent decisions in determining our executives’ compensation.
Compensation Peer Group and Peer Selection Process
The Compensation Committee believes that obtaining relevant market and benchmark data where we compete for talent is very important to making determinations about executive compensation. Such information provides a reference point for making decisions and helpful context even though, relative to other companies, there are differences and unique aspects of the Company.
The Compensation Committee takes into consideration the structure and components of, and the amounts paid under, the executive compensation programs of other, comparable peer companies, as derived from public filings and other sources, when making decisions about the structure and component mix of our executive compensation program. The Compensation Committee also considers broader industry practices and our competitors for talent.
The Compensation Committee, with the assistance of its independent consultant, developed and maintained a peer group in connection with decisions made in fiscal 2026 using the following criteria:
•IT and professional services industries
•Revenue in the range of 1/3x to 3x the revenue of DXC
•Direct competitors for talent
•Organizational scope/complexity (key financial and operating measures, number of employees, and profitability)

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DXC operates in an industry where the market for top talent is very competitive. Accordingly, the Compensation Committee recognizes that an accurate representation of DXC’s competition for talent includes a broad number of companies across the IT services landscape. In addition, we compete for talent and hire from industry leading organizations with larger market capitalizations. While DXC’s unique position as a leading end-to-end IT services company means there are relatively few pure-play IT companies of our size that are considered direct comparators, we believe that the peer group provides DXC and the Compensation Committee with a set of comparators and benchmarks for the Company’s executive compensation program and governance practices. In fiscal 2026, three peers were added to the existing peer group, i.e., Booz Allen Hamilton Holding Corporation, EPAM Systems, Inc., and Kyndryl Holdings, Inc., and three peers were removed from the existing peer group, i.e., Cisco Systems, Inc., Intel Corporation, and Texas Instruments Incorporated. These changes were made to further right-size the peer group based on currently assessed size, similarity in business model, such as IT consulting and revenue size, as well as talent competition.
The peer group used in connection with decisions relating to fiscal 2026 components of compensation consisted of the following companies:

Company	Revenue Latest FYE(1) ($ in millions)	Total Employees (#)

Accenture plc	64,112	733,000
Aon plc	13,376	50,000
Automatic Data Processing, Inc.	19,203	63,000
Booz Allen Hamilton Holding Corporation(2)	10,662	31,900
Cognizant Technology Solutions Corporation	19,353	347,700
EPAM Systems, Inc.(2)	4,691	53,150
Fidelity National Information Services, Inc.	9,821	60,000
Fiserv, Inc.	19,093	42,000
Hewlett Packard Enterprise Company	29,135	62,000
International Business Machines Corporation	61,860	282,200
Kyndryl Holdings, Inc.(2)	16,052	900,000
Leidos Holdings, Inc.	15,438	47,000
Marsh & McLennan Companies, Inc.	22,736	85,000
Western Digital Corporation	13,003	53,000
Willis Towers Watson Public Limited Company	9,483	48,000
Xerox Holdings Corporation	6,886	20,100
25th Percentile	10,452	47,750
Median	15,745	56,575
75th Percentile	20,199	86,250
DXC Technology Company	13,667	130,000
Percentile Rank	41st	81st
(1)The Compensation Committee considered the revenue information that was available at the time of review, including the latest fiscal year end revenue data available for the peer group and for DXC, as of August 31, 2024.
(2)New peers that were added in fiscal 2026.

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The CEO’s fiscal 2026 annualized total target compensation was set at approximately the 50th percentile of our executive compensation peer group. For other named executive officers, we do not formally set total compensation, or any specific element of compensation, at a specific percentile of the peer group for each position. Instead, the peer group and market data are used as a reference point to provide information on the range of competitive pay levels and current compensation practices in our industry. In addition to the selected peer group, the Compensation Committee also references general and specific industry surveys from other sources.
Components of Our Compensation Program
Fiscal 2026 Executive Compensation Program Overview
DXC’s executive compensation program aligns with our business strategy and aligns with our pay for performance philosophy. The program for our NEOs for fiscal 2026 is outlined in the table below. Our program was structured with a mix of variable and fixed compensation that incentivizes achievement of short-term financial objectives and long-term stockholder value creation and appropriately considers the objectives and measures of success entailed in our strategic priorities.
Fiscal 2026 Pay Components
The Compensation Committee uses the components of compensation outlined in the chart below in order to achieve its executive compensation program objectives. The Compensation Committee has developed a balanced program, but also focuses on metrics that can be measured in the near-term that drive value for our stockholders. To verify that each executive officer’s total compensation is consistent with the Compensation Committee’s compensation philosophy and objectives and that the component is serving a purpose in supporting the execution of our strategy, the Compensation Committee regularly reviews all components of the program.

Type of Pay	Purpose	Key Characteristics

BASE SALARY

Fixed	•Fixed cash compensation based on the individual’s experience, skills, and competencies, relative to the competitive market value of the role
•Reflects competitive market conditions and individual experience and performance
•Commensurate with scope of responsibility, experience, internal value of the position and impact to the Company, reflecting internal pay equity

ANNUAL CASH INCENTIVE

Performance-Based
•Variable cash compensation motivates achievement of annual strategic goals, as measured by objective, pre-established financial metrics
•Metrics are intended to drive consistent growth and stockholder value creation by measuring successful execution of our current strategy

•Target opportunities are based both on market data and internal value of position that reflect the impact to the Company of the executive role
•Actual payouts are based on achievement of measurable Company performance and individual or team performance

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Type of Pay	Purpose	Key Characteristics

LONG-TERM INCENTIVE

Performance-Based Restricted Stock Units (PSUs)*
•Encourage focus on long-term stockholder value creation through profitable growth and increase in stock price over time
•Aligns compensation with key indicators of success of our strategy
•Promotes retention through long-term performance achievement and vesting requirements

•85% long-term incentive (“LTI”) weighting of annual grant in PSUs for the CEO and CFO (60% for other NEOs) ensures a substantial proportion of equity and overall compensation is performance-based
•Payouts based on:
•80% weighted metric of cumulative Free Cash Flow achievement and 20% weighted metric of cumulative Revenue, both over the three-year performance period against meaningful target goals, aligning executive pay with long-term financial growth, and
•+/-20% modifier of relative Total Shareholder Return (“rTSR”) achievement against a custom comparator group over the three-year performance period, aligning executive pay with the creation of stockholder value
•Cliff vesting feature generally requires continued employment through the end of the three-year performance period

Time-Based Restricted Stock Units (RSUs)*	•Aligns with stockholder interests and incentivizes long-term value creation and retention	•15% LTI weighting of annual grant in RSUs for the CEO and CFO (40% for other NEOs) •Vests in increments over a three-year period

*As discussed below, our executive officers are subject to rigorous stock ownership guidelines in order to further align their interests with the interests of our stockholders.
The graphics below illustrate the fiscal 2026 mix of fixed, target short-term incentive, and target long-term incentive compensation we provided to our CEO and other NEOs.*
*The above pay mix percentages reflected are rounded to the nearest whole percentage number and represent annualized long-term incentive equity for the fiscal 2026 CEO and CFO front-loaded annual equity grants that were forwardly disclosed in the fiscal 2025 Proxy Statement and discussed further below in this fiscal 2026 CD&A.

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Total Target Direct Compensation Decisions – Predominantly in long term component:
After Mr. Fernandez completed his first full fiscal year as full-time President and CEO in fiscal 2025, the Compensation Committee, in consultation with Pay Governance, considered his proven experience and executive leadership and, as part of the overall retention strategy for key executives, aligned his fiscal 2026 total annualized target compensation with the peer median total target compensation of approximately $20,912,000. Further, in accordance with our pay for performance and stockholder alignment philosophy, the vast majority (93%) of the annualized target total direct compensation opportunity in fiscal 2026 was variable and at-risk, with a majority (82%) being subject to rigorous short- and long-term performance conditions.
Also, consistent with our pay for performance model, during fiscal 2026, the Compensation Committee increased the target total annualized compensation of Mr. Del Bene, to provide a competitive total compensation opportunity relative to peer CFOs as part of the overall retention strategy for key executives, and Mr. Fawcett due to his proven results in a critical corporate leadership position of the Company in fiscal 2026. The vast majority (84% for Mr. Del Bene and 90% for Mr. Fawcett) of the target compensation increases were allocated to the long-term incentive component to further align their compensation to stockholders’ interests. No other fiscal 2026 NEOs received any adjustments.
Base Salary
Base salary is designed to compensate executives for normal day-to-day responsibilities and represents the fixed component of annual total pay.
Base salaries are individually determined based on a variety of considerations, including individual and Company performance, responsibilities associated with the role, skills, experience, achievements, and the competitive market for the position.

NEO	Fiscal 2025 Base Salary ($)	Fiscal 2026 Base Salary ($)	Change (%)

Raul J. Fernandez	1,380,000	1,500,000	9%
Robert Del Bene	725,000	800,000	10%
Christopher Drumgoole	800,000	800,000	0%
Raymond A. August	700,000	700,000	0%
Matthew K. Fawcett	650,000	675,000	4%
Howard Boville(1)	1,000,000	1,000,000	0%
(1)Mr. Boville left DXC during fiscal 2026 (July 2025).
In setting target base salaries, the Compensation Committee considers the position and the executive’s experience, qualifications, and proven results, as well as peer and market data. In keeping with this approach and as part of its overall retention strategy, effective April 1, 2025 (the first day of DXC’s fiscal 2026), the Compensation Committee approved increases to Mr. Fernandez’s annual base salary from $1,380,000 to $1,500,000 and to Mr. Del Bene’s salary from $725,000 to $800,000 and to Mr. Fawcett’s annual base salary from $650,000 to $675,000, respectively.

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Annual Cash Incentive Plan
The annual cash incentive plan for executive officers rewards NEOs for the achievement of key short-term financial and other objectives that the Compensation Committee views as important steps in the execution of our overall business strategy, with the intent ultimately of increasing stockholder value.
Overview
DXC’s fiscal 2026 annual cash incentive plan’s pool funding, subject to additional caps on payouts, is calculated based on the following formula:

Financial Metrics 100%		Total 100%

ORGANIC REVENUE GROWTH %[1] 50%	ADJUSTED EBIT MARGIN %[2] 50%	POOL FUNDING

Financial Performance Measures
The amount of the incentive pool, if any, under the annual cash incentive plan is based on our achievement against pre-defined targets on two financial performance metrics.
The two financial performance measures, Organic Revenue Growth Percentage (“%”)1 and Adjusted EBIT Margin Percentage (“%”)2, collectively represented 100% of the target opportunity for the fiscal 2026 annual cash incentive plan. Organic Revenue Growth and Adjusted EBIT Margin are critical building blocks to achieve our key strategic goals and drive stockholder value creation, with equal weighting on top-line revenue growth and overall sustained profitability, as both closely correlate to cash generation, which is a key component of driving long-term financial success for the Company in tandem with long-term value for our stockholders. The metrics are equally weighted to reinforce that both revenue and profits are equally important in driving sustainable growth for DXC.*
(1)Organic Revenue Growth %. Organic Revenue Growth % measures the year over year percentage growth in GAAP Revenue through internal organic growth without the impact of fluctuations in foreign currency rates and without the impacts of acquisitions and divestitures.
(2)Adjusted Earnings Before Interest and Taxes (EBIT) Margin %. Adjusted EBIT Margin, which is GAAP EBIT adjusted to exclude certain items which DXC management believes are not indicative of operating performance, including restructuring costs, amortization of acquired intangible assets, transaction, separation, and integration-related costs, merger-related indemnification, gains and losses on dispositions of businesses, pension and OPEB actuarial and settlement losses and impairment losses.
*For a reconciliation of non-GAAP measures as set forth in this Proxy Statement to the most directly comparable GAAP measures, see “Appendix A - Non-GAAP Financial Measures.”
Target, Threshold, and Maximum Performance Levels
The Compensation Committee set the performance targets at levels that it considered rigorous and challenging, that required substantial effort to achieve, and that considered the relevant risks and degree of difficulty during our transition path to sustained growth. The Compensation Committee also took into consideration the recent disposition of businesses as part of DXC’s strategic priorities and how such dispositions may affect the relevant financial performance of the Company. In determining specific financial goals for the year, the Compensation Committee reviewed the annual operating plan, various factors related to the achievability of budgeted goals, including the risks associated with various macroeconomic factors, and performance relative to prior years.
The Compensation Committee set the threshold level such that significant performance as a portion of the target opportunity would need to be attained (100 basis points below target for Adjusted EBIT Margin % and 500 basis points below target for Organic Revenue Growth %, respectively) and set the maximum level at 100 basis points above target for Adjusted EBIT Margin % and 500 basis points above target for Organic Revenue Growth %, respectively, to underscore the importance of achieving the targets and present a significant challenge requiring exceptionally strong performance and significant effort to achieve.

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If performance for a metric is below the threshold level, then the payout will be 0% of the target payout. If we achieve 100% of target performance for a metric, the payout is 100% of target. If performance is between the threshold level and target level, or the target level and the maximum level, then the payout will be determined based on the payout graph below, providing between 50% and 200% of the target payout based on linear interpolation. If performance is above the maximum level, the maximum payout of 200% of target will be earned for that metric.
After the end of fiscal 2026, the Compensation Committee determined achievement with respect to each of the financial metrics and corresponding pool funding, independently.
Individual Performance Modifier & Business Performance Allocation of Pool Funding
Once the pool funding is determined, the pool funding percentage is applied to the product of (i) the executive’s base salary and (ii) the target opportunity percentage. The pool funding is also then allocated to each business in alignment with financial performance to ensure higher performing businesses receive a higher percentage of the funding and vice versa. Final funded amounts may then be subject to an individual performance modifier at the discretion of the Compensation Committee.
The individual modifier ranges from 0% to 200%, but for fiscal 2026, it was not applied to any of the named executive officers for individual performance because they were all assessed as one team. The standard formula for calculating the individual payout in the plan is as follows:

POOL FUNDING	TARGET BONUS	INDIVIDUAL PERFORMANCE MODIFIER	INDIVIDUAL PAYOUT

Although the Compensation Committee discusses the pool funding with the CEO, he is not involved in decisions pertaining to his own compensation or payouts. The Compensation Committee, in alignment with the full Board, determines the CEO’s annual cash incentive.

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Target Opportunities
The Compensation Committee determines the target annual cash incentive opportunity available to each NEO by taking the individual’s base salary and multiplying it by the individual’s target incentive percentage. Among other factors, the target incentive percentages are determined with reference to the peer group company percentages of salary and the proportion of total direct compensation represented by the annual cash incentive.

NEO	Fiscal 2026 Target Annual Cash Incentive Plan Opportunity as a % of Base Salary (%)	Fiscal 2026 Target Annual Cash Incentive Plan Opportunity ($)

Raul J. Fernandez	250%	3,750,000
Robert Del Bene	135%	1,080,000
Christopher Drumgoole	135%	1,080,000
Raymond A. August	115%	805,000
Matthew K. Fawcett	110%	742,500
Howard Boville(1)	135%	1,350,000
(1)Mr. Boville left DXC during fiscal 2026 (July 2025).
As part of its retention strategy, effective April 1, 2025 (the first day of DXC’s fiscal 2026), the Compensation Committee approved increases to Mr. Fernandez’s target annual cash incentive opportunity from 200% of base salary to 250% of base salary and to Mr. Del Bene’s target annual cash incentive opportunity from 125% of base salary to 135% of base salary, respectively. For the other NEOs, the Compensation Committee determined not to change any of the target annual cash incentive percentages in fiscal 2026.
Achievement of Financial Metrics
The Compensation Committee verifies achievement relative to the targets for Organic Revenue Growth % and Adjusted EBIT Margin % to determine the respective performance levels, and then translates those performance levels to pool funding levels.
The Compensation Committee set the performance targets at levels that it considered rigorous and challenging, that required substantial effort to achieve, and that considered the relevant risks and degree of difficulty. The targets for the annual incentive compensation program are below.
The Company’s achievement for Adjusted EBIT Margin % resulted in 83% funding for the metric and achievement for Organic Revenue Growth % resulted in 72% funding for the metric, which were both below target performance, but above threshold, resulting in a rounded calculated payout of 77% of target, also demonstrating the alignment between pay and performance.

Performance Metric	Relative Weighting (%)	Target (%)	Actual Result (%)	Funding (% of Target)	Weighted Funding %

Organic Revenue Growth %(1)	50%	(2.0%)	(4.8%)	72%	36%
Adjusted EBIT Margin %(1)	50%	8.0%	7.7%	83%	41%
Calculated Pool Funding %					77%
(1)For a reconciliation of non-GAAP measures as set forth in this Proxy Statement to the most directly comparable GAAP measures, see “Appendix A - Non-GAAP Financial Measures.”

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Performance Factor Based on Actions of the NEOs & Business Performance Allocation of Pool Funding
During fiscal 2026, our highest priority was to work together as one team to execute DXC’s business strategy. As a result, the Compensation Committee and the CEO determined to evaluate the NEOs collectively. As such, for fiscal 2026, the subjective individual performance modifier was not used for the NEOs. However, in accordance with the approved fiscal 2026 annual cash incentive plan design, the funded amounts of the fiscal 2026 target annual cash incentives of our NEO business leaders, Mr. Drumgoole and Mr. August, were modified based on the financial performance against pre-set goals for their respective business offerings.
Payout Determination
The Compensation Committee verified achievement of financial metrics relative to the targets to determine the respective performance levels.
The total payout under our annual cash incentive plan for each NEO for fiscal 2026 is reflected in the table below.

NEO(1)	Pool Funding (%)	X	Target Annual Cash Incentive ($)	=	Individual Payout ($)

Raul J. Fernandez	77%	X	3,750,000	=	2,887,500
Robert Del Bene	77%	X	1,080,000	=	831,600
Christopher Drumgoole(2)	73%	X	1,080,000	=	788,400
Raymond A. August(2)	71%	X	805,000	=	571,550
Matthew K. Fawcett	77%	X	742,500	=	571,725
(1)Mr. Boville left DXC during fiscal 2026 and his entire fiscal 2026 annual cash incentive payout opportunity was canceled.
(2)In accordance with the fiscal 2026 annual cash incentive plan design, the funding for Mr. Drumgoole’s and Mr. August’s individual payouts were modified based on the financial performance of their respective business offerings.
Long-Term Incentives
The third main component of our executive compensation program is long-term incentives delivered in the form of equity. Consistent with our pay for performance philosophy, this component is also the largest component of executive total pay.
Long-term incentive equity awards are prospective in nature and intended to tie a substantial portion of an executive’s pay to creating long-term stockholder value. The Compensation Committee, based on recommendations from management and its compensation consultant, structured the long-term incentive opportunity for the NEOs to motivate executive officers to achieve multi-year strategic goals and deliver sustained long-term value to stockholders, and to reward them for doing so.
The use of equity as the vehicle for long-term incentives creates a strong link between performance and payouts, and a strong alignment between the interests of executive officers and our stockholders. Multi-year vesting improves retention because it gives executives an incentive to stay with the Company throughout the vesting period and be actively engaged in driving strong financial results.
Finally, stock-based grants create an ownership mindset by giving executives an equity stake in the business, which gives them a strong incentive to manage the Company with the long-term perspective of an owner.

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Equity Vehicles and Mix for Annual Grants, including the Fiscal 2026 CEO and CFO Front-Loaded Equity Awards
In fiscal 2026, effective as of May 16, 2025, the Board granted front-loaded equity awards intended to replace annual equity awards for the next three years to Mr. Fernandez and Mr. Del Bene, comprised of 85% PSUs and 15% RSUs (the “CEO and CFO front-loaded equity awards”).
The CEO and CFO front-loaded equity awards are intended to be in lieu of any annual equity awards which Mr. Fernandez or Mr. Del Bene would have otherwise been granted with respect to the next three fiscal years as part of the Company’s annual merit process, and the Compensation Committee does not intend to issue any other equity awards to Mr. Fernandez or Mr. Del Bene in the next three fiscal years through DXC’s fiscal 2028.
As part of the overall retention strategy, the Committee aligned the other NEOs’ annual cycle fiscal 2026 PSUs with the same components and targets as the CEO and CFO front-loaded equity awards. All fiscal 2026 PSUs will vest based on the achievement of cumulative Free Cash Flow (“FCF”) and cumulative Revenue (“Revenue”) against pre-set targets over the three-year performance period that are designed to be both challenging and align with DXC’s strategic plan to improve future financial performance, with FCF weighted at 80% and Revenue weighted at 20%.1 The Compensation Committee believes these components best align executive pay with stockholder value creation as well as business operations.
(1)FCF is defined as the total of the Company’s cash flow from operations, less capital expenditures, and Revenue is defined as GAAP revenue, excluding certain items which are not indicative of operating performance including, but not limited to fluctuations in foreign currency rates, acquisitions and divestitures, in both respects as determined by the Compensation Committee. The Compensation Committee may, in its good faith discretion, adjust the performance targets and/or measured results of both FCF and Revenue to reflect the impact of any extraordinary transactions or events, including, but not limited to mergers, acquisitions, disposition of assets, material cash receipts or outlays due to litigation, claim judgements or settlements, and changes in tax law that have a material impact on DXC. For a reconciliation of non-GAAP measures as set forth in this Proxy Statement to the most directly comparable GAAP measures, see “Appendix A - Non-GAAP Financial Measures.”
The number of PSUs earned based on achievement of the FCF and Revenue targets is then subject to a modifier based on relative Total Shareholder Return (“rTSR”) against a comparator peer group approved by the Compensation Committee and the Board, measured at the end of the performance period. If DXC’s rTSR ranks at or below the 25th percentile of the comparator peer group then the PSU payout will be reduced by 20%, and if DXC’s rTSR ranks at or above the 75th percentile of the comparator peer group then the PSU payout will be increased by 20%, with no modifier applied to the payout if DXC’s rTSR is at the 50th percentile. If achievement falls between the threshold and maximum achievement levels for any of the performance metrics (including, for the avoidance of doubt, the rTSR modifier), performance will be determined using straight-line interpolation. Notwithstanding the foregoing, in the event DXC’s total shareholder return is negative, no positive rTSR modifier will be applied even if DXC’s rTSR is otherwise above the 50th percentile. In addition, in the event that maximum achievement levels are attained, the maximum payout of 200% of the target number of PSUs is inclusive of the rTSR modifier.
All fiscal 2026 RSUs will vest in three equal installments on each of the first three anniversaries of the grant date.
The CEO and CFO front-loaded equity awards are also subject to certain good leaver termination protections substantially similar to those applicable to Mr. Fernandez’s prior equity awards as described below, except that Mr. Fernandez is not entitled to continued vesting or any other acceleration of his front-loaded equity awards upon his retirement or other resignation without Good Reason.

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Equity Vehicle	Fiscal 2026 Allocation	Vesting Period	How Payouts Are Determined	Rationale for Use

PSUs	•85% for CEO & CFO •60% for other NEOs	Three-year cliff
80% weighted metric of cumulative Free Cash Flow (“FCF”) achievement over the three-year performance period
20% weighted metric of cumulative Revenue achievement over the three-year performance period
+/-20% modifier of relative Total Shareholder Return (“rTSR”) against a custom comparator group over the three-year performance period*

•Cumulative FCF production aligns executive officer compensation directly with a key long-term indicator of fiscal strength
•Cumulative Revenue production aligns executive officer compensation directly with top-line growth
•rTSR performance aligns executive officer compensation directly with the creation of stockholder value
•Overall, PSUs promote long-term focus

RSUs	•15% for CEO & CFO •40% for other NEOs	Three years: One-third per year	Value of stock at vesting	•Aligns with stockholders •Promotes retention •Provides alignment to stockholders’ interests, even during periods of market volatility

*rTSR is defined as the Company’s Total Shareholder Return (“TSR”) for the fiscal 2026 PSU performance period (4/1/2025 - 3/31/2028), in relation to the TSRs of the companies that are members of the comparison peer group described below. TSR means the difference between (i) the average price of a share of the relevant company’s stock during the 20 trading days immediately preceding and including the start date of the performance period and (ii) the average price of a share of the same company’s stock during the last 20 trading days of the performance period, plus the value of gross dividends paid as if reinvested in the relevant company’s stock on the ex-dividend date and other appropriate adjustments for such events as stock splits.
Based on objective criteria to identify business and capital-market competitors that avoids self-selection, the 15 relative TSR comparison companies selected for the fiscal 2026 PSUs are composed of U.S. S&P companies with annual revenues greater than or equal to $2B in the following designated service sectors of (1) IT Consulting & Other Services and (2) Data Processing & Outsourced Services. These comparison companies were reviewed and approved by the Compensation Committee. The group of companies is partially different than the fiscal 2026 compensation peer group identified under “Compensation Peer Group and Peer Selection Process” above:

DXC Technology’s Fiscal 2026 PSU rTSR Peer Group
(U.S. S&P companies with annual revenues greater than or equal to $2B in the following designated service sectors of (1) IT Consulting & Other Services and (2) Data Processing & Outsourced Services, as of the start of the performance period of April 1, 2025)

Accenture plc ASGN Incorporated Broadridge Financial Solutions, Inc. Cognizant Technology Solutions Corporation Concentrix Corporation	Conduent Incorporated EPAM Systems, Inc. Gartner, Inc. Genpact Limited International Business Machines Corporation	Kyndryl Holdings, Inc. Maximus, Inc. SS&C Technologies Holdings, Inc. TTEC Holdings, Inc. Unisys Corporation

Stockholder feedback continues to reflect support and encouragement for use of these PSU components.
The time-based RSUs are complementary to performance-based PSUs because they provide strong retention value, help balance periods of stock price volatility, and reinforce an ownership culture and commitment to creating stockholder value.

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The PSUs granted to all the NEOs represent the opportunity to earn shares at the end of the three-year performance cycle based on an 80% cumulative FCF weighted metric, a 20% cumulative Revenue weighted metric, and +/-20% rTSR modifier for the performance period of fiscal 2026-2028.
The PSUs, if any, will vest after the end of the three-year performance period. The vesting for the PSUs range from 0% to 200% of the target number of shares of the grant, inclusive of the +/-20% rTSR modifier, and the rTSR modifier will be capped at 0% for negative TSR. Since this is a three-year cliff plan, the actual value received by all the NEOs will be based on the stock price at the time of vesting after the three-year performance period ends. Moreover, the vested shares are also subject to significant shareholding requirements, including 7x salary for the CEO.
Target Opportunities
The Compensation Committee established target long-term incentive opportunities for each of the NEOs, considering the following:
•The values of, allocations to, and proportion of total compensation represented by the long-term incentive opportunities at the peer group companies
•Individual performance and criticality of, and expected future, contributions of the NEO
•Time in role, skills, and level of experience
•Retention considerations
The Compensation Committee determined the aggregate target value of the long-term incentive equity grants, and then allocated the target value 85%/60% PSUs and 15%/40% RSUs for both the CEO and CFO, and other NEOs, respectively. The 85% allocation to PSUs for the CEO and CFO underscores the significant emphasis on performance-based equity.
The specific long-term incentive opportunity for each NEO for fiscal 2026 was as follows:

NEO	Base Salary ($)	Target LTI (%)	Value ($)	PSUs ($)	PSUs (#)	RSUs ($)	RSUs (#)

Raul J. Fernandez(1)	1,500,000	997%*	14,950,000	12,707,500	2,282,784	2,242,500	402,844
Robert Del Bene(1)	800,000	860%	6,880,000	5,848,000	1,050,539	1,032,000	185,389
Christopher Drumgoole	800,000	765%	6,120,000	3,672,000	219,880	2,448,000	146,587
Raymond A. August(2)	700,000	425%	3,150,000	1,890,000	113,174	1,260,000	75,449
Matthew K. Fawcett	675,000	550%	3,712,500	2,227,500	133,383	1,485,000	88,922
Howard Boville(3)	1,000,000	800%	8,000,000	4,800,000	287,425	3,200,000	191,617
*Mr. Fernandez’s target LTI % is rounded to the nearest whole percentage number.
(1)The target values reflected in above table for Messrs. Fernandez and Del Bene represent the annualized target value of their fiscal 2026 front-loaded equity grants, which are intended to replace annual equity grants for the next three fiscal years for each executive (fiscal 2026 through fiscal 2028). The full target value of Mr. Fernandez’s fiscal 2026 front-loaded equity grant is $44,850,000 ($38,122,500 target PSU value/85% allocation and $6,727,500 target RSU value/15% allocation). The full target value of Mr. Del Bene’s fiscal 2026 front-loaded equity grant is $20,640,000 ($17,544,000 target PSU value/85% allocation and $3,096,000 target RSU value/15% allocation).
(2)The value of Mr. August’s fiscal 2026 annual equity grant includes a rounded 106% individual performance modifier.
(3)Mr. Boville left DXC during fiscal 2026 and his entire fiscal 2026 annual equity grant was canceled, except for pro rata portions based on his full months of service in fiscal 2026, per the severance terms of Mr. Boville’s individual offer letter. Additional details of Mr. Boville’s severance arrangement are provided in the “Potential Payments Upon Change of Control and Termination of Employment” section below in this fiscal 2026 CD&A.

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In line with DXC’s Equity Grant Policy, the number of PSUs and RSUs granted was calculated by dividing the target dollar amount of each award by the average closing price of DXC stock for the three-month period ending on the grant date. This approach reduces the impact that positive or negative swings in our stock price can have on the executive’s award size. The grant value that appears in the Summary Compensation Table will be different than the executive’s target value set forth above because it is calculated by multiplying the number of target PSUs and RSUs granted by the grant date fair value, which is determined using a Monte Carlo valuation for the PSUs and is determined using the closing price on the date of grant for the RSUs. The actual amount realized will depend on financial and relative stock price performance over the three-year performance period.
0% Vesting of the CEO Fiscal 2024 PSUs
On March 31, 2024, in connection with the finalization of Mr. Fernandez’s Employment Agreement as the full-time President and CEO and in consideration of directly aligning Mr. Fernandez’s long-term incentive opportunity with stockholders’ interests, the Compensation Committee and the Board, in consultation with the independent compensation consultant, granted Mr. Fernandez a 100% performance-based fiscal 2024 annual award. The fiscal 2024 award was based on stock price growth and only would vest upon the achievement of formidable stock price hurdles, as measured at the end of the performance period on March 31, 2026 (the close of DXC’s fiscal 2026), consistent with the timing of the end of the performance period for the fiscal 2024 awards granted to other NEOs.
Details of the CEO PSU award: The Compensation Committee and the Board approved a grant of 106,666 target PSU shares valued at $2,879,982. The target payout level was approximately 20% of Mr. Fernandez’s fiscal 2025 target annual long-term incentive opportunity, as the Compensation Committee also considered his start date, which was in the latter part of the fiscal 2024 performance year. The PSUs granted to Mr. Fernandez represented the opportunity to earn shares at the end of the two-year performance cycle based on the stock price growth for the performance period.
To earn target payout, the highest average closing price for any consecutive 60-day period within the three-month period ending March 31, 2026 would have to equal $27.00, representing approximately 27% total stock price appreciation. The stock price growth rates were relative to the closing price on the last day of fiscal 2024 of $21.21. Vesting ranged from 0% to 250% of the target number of shares of the grant. There was no vesting unless there was an at least approximate 18% absolute stock price appreciation (or average closing price of $25.00), and the vesting is capped at 250% or approximately 41% stock price appreciation (or average closing price of $30.00). Consistent with other NEOs, any such earned shares would be subject to DXC’s rigorous stock ownership guidelines and clawback policy.
After the end of the performance period’s close on March 31, 2026, the Compensation Committee made a determination that no PSUs were earned and all granted PSUs were canceled, as the highest achieved average closing price of $14.14 did not meet threshold achievement requirements.
Vesting of Annual Cycle Fiscal 2024 PSUs for other NEOs
In fiscal 2024, the Compensation Committee granted PSUs with performance-based vesting requirements for the three-year performance period of fiscal 2024-2026. The PSUs granted to the NEOs represented the opportunity to earn shares at the end of the three-year performance cycle based 50% on cumulative Free Cash Flow (“FCF”) performance and 50% on relative Total Shareholder Return (“rTSR”). For the 50% FCF metric, the NEOs earned PSUs based on the three-year cumulative FCF performance as compared to pre-set targets. For the 50% rTSR metric, the NEOs earned PSUs based on the three-year rTSR performance as compared to a custom peer group.
The FCF performance levels set by the Compensation Committee reflected rigorous cumulative three-year growth rates, over the most recent completed three-year fiscal year FCF performance (fiscal 2021-2023) at the time of the fiscal 2024 PSUs grant date in May 2023, which was used as a baseline to establish a 3-year cumulative FCF performance comparison of $828,000,000 in setting the target growth rates.
More specifically, the FCF target performance level of $1,670,000,000 required an approximate cumulative growth rate of a rigorous 102% over the prior three-year period. The threshold performance level of $1,330,000,000 required approximately a 61% total cumulative growth rate, below which there would be no payout. PSU payouts based on the 50% FCF metric ranged from 0% to 200% of one-half of the target number of shares of the fiscal 2024 PSU grant, with the 200% vesting maximum performance level of $2,000,000,000 representing a cumulative growth rate of approximately 142%.

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After the end of the three-year period, the Compensation Committee determined that based on the cumulative FCF performance of $2,156,000,000, the 50% portion of the fiscal 2024 PSUs based on the performance of the FCF metric earned at 200% of target, with an achieved cumulative FCF growth rate of approximately 160%, as compared to the above-noted three-year comparator cumulative FCF.
For the 50% portion of the fiscal 2024 PSUs based on the rTSR metric, the three-year target performance level was set at the 50th percentile of the rTSR peer group. The threshold performance level was set at the 25th percentile and maximum performance level was set at the 75th percentile of the rTSR peer group. PSU payouts based on the 50% rTSR metric ranged from 0% to 200% of one-half of the target number of shares of the fiscal 2024 PSU grant. DXC’s three-year TSR performance of -50.88% was compared against the custom group of peers and calculated to be at the 6th percentile of the rTSR peer group, which was below the threshold payout performance. As such, there was no payout of shares of the fiscal 2024 PSUs based on the rTSR metric.*
In addition, the closing stock price on the settlement date of May 15, 2026 for the fiscal 2024 PSUs was 36% of the grant date stock price, further reflecting executive performance-based realized pay aligning with our stockholder experience over the three-year performance period.
Also, our NEOs are subject to rigorous stock ownership guidelines in order to further align their interests with the long-term interests of our stockholders.
*rTSR was calculated as the Company’s Total Shareholder Return (“TSR”) for the fiscal 2024 PSU performance period (4/1/2023 - 3/31/2026), in relation to the TSRs of the companies that were members of the comparison peer group described below. TSR means the difference between (i) the average price of a share of the relevant company’s stock during the 20 trading days immediately preceding and including the start date of the performance period and (ii) the average price of a share of the same company’s stock during the last 20 trading days of the performance period, plus the value of gross dividends paid as if reinvested in the relevant company’s stock on the ex-dividend date and other appropriate adjustments for such events as stock splits. The fiscal 2024 rTSR peer group consisted of the seven companies in the S&P 500 IT Services Index as of April 1, 2023 (the start of the three-year performance period), plus a custom peer set of eighteen companies that DXC either (1) competes with for business and capital or (2) were formerly in the S&P 500 IT Services Index the prior fiscal year and maintained in the relative TSR peer group for program continuity (VMware, Inc. was removed from the rTSR peer group upon its acquisition by Broadcom Inc. in November 2023).

Based on these performance results, the NEOs earned PSUs in respect of their fiscal 2024 PSU grants as follows:

NEO(1)	Target FCF PSUs (#)	FCF PSUs Award Achievement (%)	Earned FCF PSUs (#)	Target rTSR PSUs (#)	rTSR PSUs Award Achievement (%)	Earned rTSR PSUs (#)

Robert Del Bene(2)	32,302	200%	64,604	32,302	0%	—
Christopher Drumgoole	42,597	200%	85,194	42,596	0%	—
Raymond A. August	21,907	200%	43,814	21,906	0%	—
Howard Boville(3)	108,450	200%	132,550	108,450	0%	—
(1)Mr. Fernandez did not receive annual cycle fiscal 2024 PSUs, and Mr. Fawcett was not an employee of the Company in fiscal 2024 and did not receive fiscal 2024 PSUs.
(2)Mr. Del Bene’s fiscal 2024 PSU grant was prorated based on hire date.
(3)Mr. Boville left DXC in fiscal 2026 and his earned PSUs represent a pro rata portion of target PSUs based on full months of service in the performance period, which stayed outstanding after his separation date in July of 2025 and earned based on actual performance, per the severance terms of Mr. Boville’s individual offer letter. All remaining target PSUs were canceled upon Mr. Boville’s separation date in July of 2025. Additional details of Mr. Boville’s severance arrangement are provided in the “Potential Payments Upon Change of Control and Termination of Employment” section below in this fiscal 2026 CD&A.

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Other Elements of Compensation
In addition to base salary, annual cash and long-term incentives, DXC provides a mix of other benefits as part of each NEO’s total rewards package.
Retirement Benefits
The Compensation Committee views retirement benefits as an important component of DXC’s executive compensation program. DXC offers its employees, including the NEOs, a retirement program that provides the opportunity to accumulate funds for retirement.

Matched Asset Plan (MAP)	Broad-based, qualified, defined contribution 401(k) plan with Company match on a portion of employee contributions and directed investment alternatives.

Deferred Compensation Plan	Unfunded plan offered to a select group of management or highly compensated employees. Allows participants to defer receipt of incentive compensation and salary.

Health Care Benefits
DXC provides health and welfare benefits to eligible employees, including medical, dental, life, disability, and accident insurance. These benefits are available to all U.S. employees generally, including the NEOs. These programs are designed to provide certain basic quality-of-life benefits and protections.
Perquisites
DXC provides certain limited perquisites to senior executives, including the NEOs, to enhance their security and productivity. Perquisites include optional financial planning services, optional executive health screening benefits, and relocation benefits for new hires, as applicable.
We believe the benefits and limited perquisites described above are necessary and appropriate to provide a competitive compensation package to our named executive officers.
Per Mr. Fernandez’s Employment Agreement, we reimburse Mr. Fernandez for up to $50,000 annually for assistance with tax preparation and financial planning and up to $50,000 annually for concierge medical plan premiums. In fiscal 2026, Mr. Fernandez was also provided with executive security protection and reimbursement of concierge life insurance premiums, as approved by the Compensation Committee. In addition, Mr. Fernandez may use DXC-owned or leased aircraft for business purposes and reasonable personal use and subject to such limits as may be reasonably imposed by the Board. Mr. Fernandez takes an active approach to overseeing and managing our global operations, which necessitates both U.S. domestic and international travel due to our diverse set of business and operations centers and many customer locations around the world. Access to corporate aircraft is provided to Mr. Fernandez to ensure business efficiency and security/privacy of business information and communications, especially given the global nature of DXC’s business. Additionally, in fiscal 2026, the Company provided access to corporate aircraft for Mr. Drumgoole.
Mr. Fernandez and Mr. Drumgoole were taxed on the value of the corporate aircraft usage according to IRS rules, and no tax gross-up was provided for personal usage of corporate aircraft or any other perquisite they received. See the notes to the Summary Compensation Table for more information about the perquisites provided to the NEOs.
Severance and Change of Control Compensation
To offer competitive total compensation packages to our executive officers, align the interests of our executives with the interests of our stockholders, as well as to ensure the ongoing retention of these individuals, DXC offers certain post-employment benefits to a select group of executives, including its NEOs.
Various arrangements provide for the payment of certain severance and other benefits to participants for terminations not in connection with a Change of Control (as defined below). These arrangements generally provide for the payment of severance amounts if the CEO’s or other NEOs’ employment is terminated by DXC without Cause, or if the CEO or certain NEOs terminate their employment for Good Reason. For such terminations, generally cash severance amounts are one times the sum of base salary and target bonus, or two times the sum of base salary plus target bonus plus a pro rata bonus for the CEO. In addition, our NEOs are entitled to certain acceleration and/or continued vesting of all or

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a portion of their equity awards upon certain qualifying terminations in accordance with their equity grant agreements (and, for our CEO, under his Employment Agreement).
Our Change of Control Severance Plan for Senior Management and Key Employees (which covers our NEOs other than the CEO) and the CEO’s Employment Agreement (which covers the CEO) each provide for severance benefits upon “double trigger” terminations without Cause by the Company within three years after a Change of Control, or a termination by the NEOs for Good Reason within two years after a Change of Control. The amount of severance is equal to a multiple (as set forth below) of the sum of the NEO’s then-current annual base salary plus the greater of (i) the average of the three most recent annual cash incentive awards paid or determined, (ii) the target annual bonus for the year of termination, or (iii) the most recent annual bonus paid or determined prior to termination, plus a pro rata bonus for the year of termination, and health and welfare benefits. The multiple for NEOs other than the CEO is 2x, and the multiple for the CEO is 3x. Unvested time-vesting and performance-vesting restricted stock units are “double trigger” and vest only if there is a termination of employment following a Change of Control. There are no tax gross-ups on any amounts payable in connection with a Change of Control. In addition, our NEOs are entitled to certain acceleration and/or continued vesting of all or a portion of their equity awards upon certain qualifying terminations in connection with a Change of Control in accordance with their equity grant agreements (and, for our CEO, under his Employment Agreement).
Additional details about these severance arrangements are provided in the “Potential Payments Upon Change of Control and Termination of Employment” section.
Additional Compensation Policies and Practices
Stock Ownership Guidelines
DXC’s stock ownership guidelines reflect the Company’s strategy of placing a stronger emphasis on pay for performance and achieving strong alignment between our financial goals and our stockholders’ interests. The Compensation Committee believes that stock ownership by executive officers further aligns their interests with those of long-term stockholders. We have equity ownership guidelines for senior level executives to encourage them to build their ownership positions in DXC’s common stock over time. The ownership guidelines for the CEO and other NEOs, expressed as a multiple of base salary, are as follows:

Position	Multiple of Base Salary

CEO	7x
Other Executive Officers	3x
Shares owned outright by the executive officer or jointly with, or separately by, his or her immediate family members residing in the same household, shares held in any DXC retirement plan, and unvested time-based RSUs may be counted toward the guideline, but unvested PSUs do not count toward the guideline. Covered executive officers are expected to attain the applicable ownership within five years of being appointed to their positions. The Compensation Committee reviews compliance with the guidelines on an annual basis.
Compensation Recoupment (Clawback) Policy
DXC’s prior compensation recoupment or clawback policy allowed us to recover cash or equity performance-based compensation from participants whose fraud or intentional illegal conduct materially contributed to a financial restatement. The policy allowed for the recovery of the difference between compensation awarded or paid and the amount which would have been paid had it been calculated based on the restated financial statements, excluding any tax payments. Effective as of October 2, 2023, we adopted an amended and restated Compensation Recovery Policy to comply with the SEC and New York Stock Exchange new clawback rules. The amended and restated Compensation Recovery Policy applies to erroneously-awarded incentive compensation (including equity awards) received by current and former executive officers on or after October 2, 2023 in the event that we are required to prepare an accounting restatement that corrects an error in previously issued financial statements due to material noncompliance

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with any financial reporting requirement under the securities laws. Any incentive-based compensation received prior to October 2, 2023, would remain subject to our prior clawback policy.
In addition, under our equity grant agreements, employees may be required to forfeit awards or gains if the recipient breaches the non-competition, non-solicitation of employees, or non-disclosure provisions of such agreements.
Equity Grant Policy
We maintain an Equity Grant Policy and do not take material nonpublic information into account when determining the timing and terms of equity awards or for the purpose of affecting the value of executive compensation. Our Compensation Committee generally approves annual equity awards in the first quarter of the new fiscal year, which allows the Compensation Committee to review and consider the Company’s financial results from the prior fiscal year when making grants. Other than grants made in connection with hiring, promotions and retention, equity awards are generally granted to NEOs (including the CEO and CFO front-loaded equity awards in fiscal 2026) at the same time that equity awards are granted to all other employees who are eligible for such awards.
Our long-term incentive compensation does not currently include regular stock option grants; in fiscal 2026, such compensation consisted solely of RSUs and PSUs. In accordance with the Equity Grant Policy, the number of RSUs or target number of PSUs granted is determined by dividing the target grant value by the average closing trading price of the Company’s common stock over the three-calendar month period ending on and including the grant date.
Proximity of any awards to an earnings announcement or other market events is coincidental. In the event material nonpublic information were to become known to the Compensation Committee before the grant of an equity award, the Compensation Committee would consider the information and use its business judgment to determine whether to delay the grant to avoid any appearance of impropriety.
Policies on Hedging and Pledging
Our policies prohibit employees, officers, and directors from engaging in any speculative or hedging transactions in our securities designed to hedge or offset decreases in the market value of DXC’s securities. No employee, officer, or director may engage in short sales of DXC securities, hold DXC securities in a margin account, or pledge DXC securities as collateral for a loan.
Tax Deductibility of Compensation
Section 162(m) of the Internal Revenue Code generally disallows a deduction for annual compensation in excess of $1 million that we pay to our CEO, CFO, our next three most highly compensated officers and any other individual who has served as one of our covered executive officers after 2016, other than pursuant to certain legacy compensation arrangements in effect on November 2, 2017. For any taxable year beginning after December 31, 2026, the American Rescue Plan Act of 2021 updated Section 162(m) to include an additional five highest paid employees to the definition of “covered employees.” Compensation decisions for our NEOs are driven by market competitiveness and the other factors described above in this CD&A, and the Compensation Committee approves non-deductible compensation whenever it believes that corporate objectives justify the cost of being unable to deduct such compensation.
Risk Assessment
To assess the risks arising from our compensation policies and practices, management reviewed our various compensation programs for fiscal 2026, and presented this risk assessment to the Compensation Committee. The risk assessment included a review of our compensation plans from various perspectives, as well as other aspects of our programs that mitigate risk, ultimately assessing whether the policies and practices could directly or indirectly encourage or mitigate risk-taking by executives or increase risk to DXC. The assessment concluded that our policies and programs were not reasonably likely to have a material adverse effect on the Company. We also considered the Company’s robust executive stock ownership guidelines, clawback policy and anti-hedging and anti-pledging policies as risk-mitigating features of our executive compensation program.

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Accounting for Stock-Based Compensation
We follow the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, or ASC Topic 718, for our stock-based compensation awards. ASC Topic 718 requires companies to calculate the grant date “fair value” of their stock-based awards using a variety of assumptions. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based awards in their income statements over the period that an employee is required to render service in exchange for the award. Grants of PSUs and RSUs under our equity incentive award plans are accounted for under ASC Topic 718. The Compensation Committee will regularly consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, the Compensation Committee may revise certain programs to appropriately align accounting expenses of equity awards with the overall executive compensation philosophy and objectives.
Compensation Committee Report
The Compensation Committee of the Board has reviewed and discussed this Compensation Discussion & Analysis (“CD&A”) with management. Based on this review and discussion, it has recommended to the Board that the CD&A be included in this Proxy Statement and in the Annual Report on Form 10-K filed for the fiscal year ended March 31, 2026.
Compensation Committee of the Board of Directors
Akihiko Washington, Chairman of the Compensation Committee
Anthony Gonzalez
David Herzog, Chairman of the Board
Dawn Rogers

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EXECUTIVE COMPENSATION TABLES
Summary Compensation Table
The following table provides information on the compensation of the NEOs paid or awarded by DXC for fiscal 2026, fiscal 2025 and fiscal 2024.

Name and Principal Position (a)	Fiscal Year (b)	Salary(1) ($) (c)	Bonus(2) ($) (d)	Stock Awards(3) ($) (e)	Option Awards(4) ($) (f)	Non-Equity Incentive Plan Comp.(5) ($) (g)	Change in Pension and Nonqualified Deferred Comp. Earnings(6) ($) (h)	All Other Comp.(7) ($) (i)	Total ($) (j)

Raul J. Fernandez President and Chief Executive Officer	2026	1,500,000	—	42,402,038	—	2,887,500	—	1,001,178	47,790,716
	2025	1,380,000	—	11,941,625	—	2,520,000	—	896,123	16,737,748
	2024	334,385	1,000,000	8,208,431	—	—	—	123,847	9,666,663

Robert Del Bene Executive Vice President, Chief Financial Officer	2026	800,000	—	19,513,449	—	831,600	—	13,237	21,158,286
	2025	725,000	—	4,475,096	—	825,000	—	7,002	6,032,098
	2024	549,327	500,000	4,685,514	—	425,120	—	7,095	6,167,056

Christopher Drumgoole President, Global Infrastructure Services	2026	800,000	—	5,730,078	—	788,400	—	91,836	7,410,314
	2025	800,000	—	4,874,327	—	1,010,000	—	17,184	6,701,511
	2024	700,000	—	3,825,153	—	516,250	—	29,432	5,070,835

Raymond A. August President, Insurance Software & Services	2026	700,000	—	4,461,688	—	571,725	—	12,264	5,745,677

Matthew K. Fawcett Executive Vice President, General Counsel	2026	675,000	—	3,475,961	—	571,550	—	11,050	4,733,561
	2025	650,000	—	2,588,485	—	651,000	—	11,581	3,901,066

Howard Boville Former President, Consulting & Engineering Services	2026	296,154	—	7,490,301	—	—	—	2,363,275	10,149,730
	2025	1,000,000	—	6,371,666	—	864,000	—	11,121	8,246,787
	2024	542,308	900,000	8,275,459	—	463,537	—	10,094	10,191,398
(1)The amounts shown in Column (c) reflect salary paid through separation of service date for Mr. Boville (July 1, 2025).

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(2)The fiscal 2024 amount shown in Column (d) for Mr. Fernandez reflects the one-time retention bonus paid as part of his initial employment as Interim President and Chief Executive Officer, and the fiscal 2024 amounts shown in Column (d) for Messrs. Del Bene and Boville reflect the make-whole, one-time cash sign-on bonuses paid as part of their respective individual offer letters.
(3)The amounts shown in Column (e) reflect the aggregate grant date fair values computed in accordance with FASB ASC Topic 718 for performance-vesting and service-vesting RSUs granted during the fiscal year. Mr. Boville left the Company in fiscal 2026 and his entire fiscal 2026 equity grant was canceled, except for pro rata amounts, per the severance terms of his individual offer letter. Pursuant to SEC rules, we present the amounts excluding the impact of estimated forfeitures. For a discussion of the assumptions made in the valuation of RSUs, reference is made to the section of Notes 1 and 16 to the Company’s consolidated financial statements set forth in the Company’s 2026 Annual Report filed on Form 10-K providing details of the Company’s accounting under FASB ASC Topic 718. A substantial portion of the stock awards granted consisted of PSUs. For all PSUs, the amounts included in Column (e) reflect the value at the grant date based upon the estimated performance during the performance period at 100% of target. The maximum grant date values of the fiscal 2026 stock awards (including service-vesting RSUs, and assuming that PSUs were to have a payout at the maximum of 200% of target) are as follows:

Fiscal 2026 Stock Awards at Maximum Value ($)

Raul J. Fernandez	78,652,648
Robert Del Bene	36,196,009
Christopher Drumgoole	9,221,772
Raymond A. August	6,258,892
Matthew K. Fawcett	5,594,084
Howard Boville	12,054,610
(4)No stock option awards were granted to the NEOs in fiscal years 2024-2026.
(5)The amounts shown in Column (g) reflect amounts earned during the fiscal year under the annual cash incentive plan, based on the achievement of corporate and/or individual performance objectives for all NEOs, and, for Messrs. Drumgoole and August, also based on the achievement of their respective business offering performance objectives. Mr. Boville left the Company in fiscal 2026 and his entire fiscal 2026 annual cash incentive opportunity was canceled. See “Compensation Discussion and Analysis — Components of Our Compensation Program — Annual Cash Incentive Plan” for additional details regarding the annual performance bonus program.
(6)No NEO received above market or preferential earnings from the Deferred Compensation Plan for any year presented in the table.
(7)Column (i) includes the total dollar amount of all other compensation, perquisites and other property paid to the NEOs. During fiscal 2026, DXC offered the following perquisites and other personal benefits, or property to NEOs, except as otherwise indicated: personal use of DXC aircraft, medical screening, financial planning, executive concierge life insurance premiums, executive security protection, executive concierge medical premiums, cash severance benefits and company-subsidized COBRA severance health benefits. In addition, DXC made matching contributions to DXC’s broad-based 401(k) defined contribution plan on behalf of the NEOs. DXC also paid premiums for life insurance policies for the benefit of the NEOs, none of whom has or will receive, or has been allocated, an interest in any cash surrender value under these policies. The incremental costs of each perquisite representing the greater of $25,000 or 10% of the total amount of perquisites, and the amount of matching contributions to the defined contribution plan and life insurance premiums paid for each NEO in fiscal 2026, are shown in the table below.

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	Personal Use of Corporate Aircraft(a) ($)	401(k) Plan Matching Contribution(b) ($)	Basic Life Insurance Premiums ($)	Executive Security Protection(c) ($)	Cash Severance Benefits(d) ($)

Raul J. Fernandez	583,125	—	2,520	163,147	—
Robert Del Bene	—	7,000	1,988	—	—
Christopher Drumgoole	75,320	10,500	2,016	—	—
Raymond A. August	—	10,500	1,764	—	—
Matthew K. Fawcett	—	10,500	550	—	—
Howard Boville	—	—	649	—	2,350,000
(a)The CEO takes an active approach to overseeing and managing our global operations, which necessitates a significant amount of U.S. domestic and international travel due to our diverse set of business and operations centers and many client locations around the world. Additionally, in fiscal 2026, the Company provided access to corporate aircraft to Mr. Drumgoole. The table reflects the incremental cost of Mr. Fernandez’s and Mr. Drumgoole’s use of DXC aircraft and is based on the variable costs to DXC, including fuel costs, insurance costs, on-board catering, landing/ramp fees and other miscellaneous variable costs. This calculation does not include fixed costs which do not change based on usage, such as depreciation, leasing costs, and flight crew salaries and flight-based maintenance.
(b)All employees (including the NEOs) with at least one year of service are vested in the matching contributions credited to their 401(k) accounts.
(c)Reflects the amount covered by the Company for personal security protection on behalf of Mr. Fernandez, as approved by the Compensation Committee.
(d)Reflects the lump sum cash severance paid to Mr. Boville of fiscal 2026 base salary plus target bonus upon his termination without Cause on July 1, 2025, in accordance with the terms of his individual offer letter.

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Grants of Plan-Based Awards
The following table provides information about annual cash incentive awards, RSUs and PSUs granted to the NEOs in fiscal 2026, which ended March 31, 2026.

			Estimated Future Payments Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payments Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock Units (#) (j)	All Other Option Awards: Number of Securities Underlying Options (#) (k)	Exercise of Base Price of Option Awards ($) (l)	Grant Date Fair Value of Stock and Options Awards ($) (m)(5)

Name (a)	Grant Date (b)	Approval Date (c)	Threshold ($) (d)	Target ($) (e)	Maximum ($) (f)	Threshold (#) (g)	Target (#) (h)	Maximum (#) (i)

Raul J. Fernandez
Annual Cash Incentive Plan	—	—	1,875,000	3,750,000	7,500,000	—	—	—	—	—	—	—
RSUs – Performance(2)	5/16/25	5/13/25	—	—	—	1,141,392	2,282,784	4,565,568	—	—	—	36,250,610
RSUs – Time-Based(3)	5/16/25	5/13/25	—	—	—	—	—	—	402,844	—	—	6,151,428
Robert Del Bene
Annual Cash Incentive Plan	—	—	540,000	1,080,000	2,160,000	—	—	—	—	—	—	—
RSUs – Performance(2)	5/16/25	5/13/25	—	—	—	525,270	1,050,539	2,101,078	—	—	—	16,682,559
RSUs – Time-Based(3)	5/16/25	5/13/25	—	—	—	—	—	—	185,389	—	—	2,830,890
Christopher Drumgoole
Annual Cash Incentive Plan	—	—	540,000	1,080,000	2,160,000	—	—	—	—	—	—	—
RSUs – Performance(2)	5/16/25	5/13/25	—	—	—	109,940	219,880	439,760	—	—	—	3,491,695
RSUs – Time-Based(3)	5/16/25	5/13/25	—	—	—	—	—	—	146,587	—	—	2,238,383
Raymond A. August
Annual Cash Incentive Plan	—	—	402,500	805,000	1,610,000	—	—	—	—	—	—	—
RSUs – Performance(2)	5/16/25	5/13/25	—	—	—	56,587	113,174	226,348	—	—	—	1,797,203
RSUs – Time-Based(3)	5/16/25	5/13/25	—	—	—	—	—	—	75,449	—	—	1,152,106
RSUs – Retention(3)	6/16/25	5/13/25	—	—	—	—	—	—	95,238	—	—	1,512,379
Matthew K. Fawcett
Annual Cash Incentive Plan	—	—	371,250	742,500	1,485,000	—	—	—	—	—	—	—
RSUs – Performance(2)	5/16/25	5/13/25	—	—	—	66,692	133,383	266,766	—	—	—	2,118,122
RSUs – Time-Based(3)	5/16/25	5/13/25	—	—	—	—	—	—	88,922	—	—	1,357,839

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			Estimated Future Payments Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payments Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock Units (#) (j)	All Other Option Awards: Number of Securities Underlying Options (#) (k)	Exercise of Base Price of Option Awards ($) (l)	Grant Date Fair Value of Stock and Options Awards ($) (m)(5)

Name (a)	Grant Date (b)	Approval Date (c)	Threshold ($) (d)	Target ($) (e)	Maximum ($) (f)	Threshold (#) (g)	Target (#) (h)	Maximum (#) (i)

Howard Boville(4)
Annual Cash Incentive Plan	—	—	675,000	1,350,000	2,700,000	—	—	—	—	—	—	—
RSUs – Performance(2)	5/16/25	5/13/25	—	—	—	143,713	287,425	574,850	—	—	—	4,564,309
RSUs – Time-Based(3)	5/16/25	5/13/25	—	—	—	—	—	—	191,617	—	—	2,925,992
(1)The amounts shown in columns (d), (e) and (f) reflect the threshold, target and maximum amounts which could be earned under the annual cash incentive plan for fiscal 2026. Actual amounts earned for fiscal 2026 under the annual cash incentive plan are set forth in column (g) of the Summary Compensation Table.
(2)The fiscal 2026 PSUs, including the fiscal 2026 front-loaded PSUs for Messrs. Fernandez and Del Bene, are earned and vest based 80% on a cumulative Free Cash Flow (“FCF”) weighted metric’s performance and 20% on a cumulative Revenue weighted metric’s performance, with a modifier of +/- 20% based on relative Total Shareholder Return (“rTSR”) performance, as measured over a three-year performance period. The number of PSUs that may vest ranges from 50% (threshold) to 200% (maximum), inclusive of the modifier. If performance thresholds are not met on either metric, no PSUs vest. If the performance thresholds are met on either metric, the rTSR modifier is then applied, and settlement of any vested shares is made after the end of the third fiscal year. The Compensation Committee will make a conclusive determination as to the number of PSUs earned and vested only after the end of fiscal 2028. Vesting based on performance is generally subject to the NEO’s continued employment through the end of the third fiscal year.
(3)Time-based RSUs, including retention RSUs, do not have a threshold or maximum. The annual cycle time-based RSUs, including the fiscal 2026 front-loaded annual cycle time-based RSUs for Messrs. Fernandez and Del Bene, vest one-third per year on the first three anniversaries of the grant date. Mr. August’s fiscal 2026 retention RSUs vest one-half per year on the first two anniversaries of the grant date.
(4)Mr. Boville left the Company in fiscal 2026 and his entire fiscal 2026 annual cash incentive plan opportunity was canceled. Mr. Boville’s fiscal 2026 PSUs and fiscal 2026 RSUs were also canceled, except for pro rata amounts based on full months of service in fiscal 2026, per the severance terms of his individual offer letter.
(5)The amounts shown in Column (m) reflect the aggregate grant date fair values computed in accordance with FASB ASC Topic 718 for performance-vesting and service-vesting RSUs granted during the fiscal year. Pursuant to SEC rules, we present the amounts excluding the impact of estimated forfeitures. For additional information on assumptions made in the valuation of these awards, see footnote (3) to the Summary Compensation Table.

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Outstanding Equity Awards at Fiscal Year-End March 31, 2026
The following table provides information on unvested RSUs and PSUs previously granted and held by the NEOs on March 31, 2026.

		Stock Awards

Name (a)	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#) (f)	Market Value of Shares or Units of Stock That Have Not Vested(1) ($) (g)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (h)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($) (i)

Raul J. Fernandez	5/21/2024	147,073[2]	1,848,708	514,757[3]	6,470,495
	5/16/2025	402,844[2]	5,063,749	1,141,392[4]	14,347,297
Robert Del Bene	7/17/2023	14,356[2]	180,455	64,604[5]	812,072
	7/17/2023	16,171[6]	203,269	—	—
	5/21/2024	73,700[2]	926,409	165,826[3]	2,084,433
	5/16/2025	185,389[2]	2,330,340	525,270[4]	6,602,644
Christopher Drumgoole	5/23/2023	18,931[2]	237,963	85,194[5]	1,070,889
	5/21/2024	80,275[2]	1,009,057	180,620[3]	2,270,393
	5/16/2025	146,587[2]	1,842,599	109,940[4]	1,381,946
Raymond A. August	5/23/2023	9,736[2]	122,382	43,814[5]	550,742
	6/15/2023	20,441[7]	256,943	—	—
	5/21/2024	39,022[2]	490,507	87,801[3]	1,103,659
	5/16/2025	75,449[2]	948,394	56,587[4]	711,299
	6/16/2025	95,238[8]	1,197,142	—	—
Matthew K. Fawcett	5/21/2024	42,629[2]	535,847	95,917[3]	1,205,677
	5/16/2025	95,917[2]	1,205,677	66,692[4]	838,318
Howard Boville(9)	10/16/2023	—	—	132,550[5]	1,666,154
	5/21/2024	—	—	98,376[3]	1,236,586
	5/16/2025	—	—	11,976[4]	150,538
(1)The market value of time-based RSUs shown in column (g) and PSUs shown in Column (i) are based on the $12.57 closing market price of DXC common stock on March 31, 2026.
(2)Represents the remaining unvested portions of the regular-cycle fiscal 2024, 2025, and 2026 RSUs, including the fiscal 2026 front-loaded regular-cycle RSUs for Messrs. Fernandez and Del Bene. All regular-cycle RSUs vest in three equal tranches on the first three anniversaries of the grant date.
(3)Represents the target number of regular-cycle fiscal 2025 PSUs (100% of target) that are subject to performance-based vesting until the end of fiscal 2027. Regular-cycle fiscal 2025 PSUs are earned and vest based on the performance of a 100% weighted metric of cumulative Free Cash Flow with a +/- 20% modifier based on relative Total Shareholder Return performance, as measured over a three-year performance period. The Compensation Committee will make a conclusive determination as to the number of PSUs earned and vested only after the end of fiscal 2027. Vesting based on performance is generally subject to the NEO’s continued employment through the end of the third fiscal year.

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(4)Represents the threshold number of regular-cycle fiscal 2026 PSUs (50% of target) that are subject to performance-based vesting until the end of fiscal 2028. Regular-cycle fiscal 2026 PSUs, including the front-loaded regular-cycle fiscal 2026 PSUs for Messrs. Fernandez and Del Bene, are earned and vest based 80% on a cumulative Free Cash Flow (“FCF”) weighted metric’s performance and 20% on a cumulative Revenue weighted metric’s performance, with a modifier of +/- 20% based on relative Total Shareholder Return (“rTSR”) performance, as measured over a three-year performance period. The number of PSUs that may vest ranges from 50% (threshold) to 200% (maximum), inclusive of the modifier. If performance thresholds are not met on either metric, no PSUs vest. If the performance thresholds are met on either metric, the rTSR modifier is then applied, and settlement of any vested shares is made after the end of the third fiscal year. The Compensation Committee will make a conclusive determination as to the number of PSUs earned and vested only after the end of fiscal 2028. Vesting based on performance is generally subject to the NEO’s continued employment through the end of the third fiscal year.
(5)Represents the number of regular-cycle fiscal 2024 PSUs actually earned based on performance through the end of fiscal 2026. Regular-cycle fiscal 2024 PSUs were earned based on the achievement of the maximum 200% vesting of the 50% of target fiscal 2024 PSUs that vested based on cumulative Free Cash Flow performance and 0% vesting of the 50% of target fiscal 2024 PSUs that vested based on relative Total Shareholder Return performance, as measured over the three-year performance period ending March 31, 2026, resulting in the vesting of 100% of target granted shares on May 15, 2026, subsequent to final review and determination by the Compensation Committee after the end of fiscal 2026.
(6)Represents the remaining unvested tranche of the fiscal 2024 new hire inducement RSU grant for Mr. Del Bene, which vests in full on the third anniversary of the grant date.
(7)Represents the remaining unvested tranche of the fiscal 2024 retention RSU grant for Mr. August, which vests in full on the third anniversary of the grant date.
(8)Represents the remaining unvested portions of the fiscal 2026 retention RSU grant for Mr. August, which vests in two equal tranches on the first and second anniversaries of the grant date.
(9)Mr. Boville’s regular-cycle fiscal 2024 PSUs, fiscal 2025 PSUs, and fiscal 2026 PSUs represent prorated amounts based on his full months of service in the respective performance periods, which remained outstanding after his July 1, 2025 separation of service date and vest after the respective performance periods based on actual performance, per the severance terms of Mr. Boville’s individual offer letter.

Option Exercises and Stock Vested
The following table provides information on RSUs and PSUs previously granted to the NEOs that vested and were acquired during fiscal 2026, which ended March 31, 2026. No NEOs were granted stock options in fiscal 2026, nor in any prior fiscal years.

	Stock Awards

	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)

Raul J. Fernandez	73,537	1,085,406
Robert Del Bene	67,379	988,408
Christopher Drumgoole	100,656	1,488,820
Raymond A. August	88,421	1,319,954
Matthew K. Fawcett	21,316	314,624
Howard Boville	94,293	1,372,943
(1)The values in this column equal the aggregate number of shares vested multiplied by the closing price of DXC’s common stock on the applicable vesting date(s).
Pension Benefits
Our NEOs did not participate in any qualified or nonqualified defined-benefit pension plan during fiscal 2026.

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Fiscal 2026 Nonqualified Deferred Compensation
DXC’s Deferred Compensation Plan is an unfunded, nonqualified plan that permits employee participants to defer U.S. federal and most state income tax on up to 100% of their annual cash incentive award, up to 80% of their annual base salary, and up to 100% of amounts payable in cash and equity to non-employee directors for Board services.
Our NEOs did not participate in the Deferred Compensation Plan during fiscal 2026, nor in any prior fiscal years. There were no Company contributions to the Deferred Compensation Plan on behalf of any NEOs for fiscal 2026.
Potential Payments Upon Change of Control and Termination of Employment
DXC offers certain post-employment benefits to a select group of executive officers, including the NEOs. With the exception of Mr. Fernandez, these post-employment benefits are limited to the payments and benefits provided under the Severance Plan, or individual offer letters and the terms of our equity award agreements.
Mr. Fernandez did not participate in the Severance Plan, but is entitled to certain post-employment benefits under his Employment Agreement. Please refer to the “Vesting of Equity Awards” and “Employment Agreement with Mr. Fernandez” sections below for further details.
The post-employment arrangements offered to our NEOs during fiscal 2026 are described below. This description and the amounts in the tables that follow reflect the terms of arrangements in effect on March 31, 2026.
Severance Plan for Senior Management and Key Employees (the “Severance Plan”)
Each of the NEOs other than Mr. Fernandez participated in the Severance Plan, which provides certain benefits to participants in the event of a Change of Control (as defined below) of DXC. If there were a Change of Control and any of the participating NEOs either:
•had a voluntary termination of employment for Good Reason (as defined below) within two years afterward, or
•had an involuntary termination of employment, other than for death, disability or Cause (as defined below), within three years afterward, then he/she would receive a one-time payment and certain health and welfare benefits during a specified period after termination. The amount of the one-time payment is generally equal to a multiple of annual base salary plus the greater of (i) the average of the three most recent annual cash incentive awards paid or determined, (ii) the target annual bonus for the year of termination, or (iii) the most recent annual bonus paid or determined prior to termination. For each of the participating NEOs, the multiple is 2x and the post-termination period for health and welfare benefit continuation is 24 months. Participating NEOs are also entitled to a pro-rata annual bonus for the year of termination.
There is a potential six-month delay in payments and benefits provided under the Severance Plan to certain specified employees (as determined under Section 409A). The Severance Plan provides for the crediting of earnings during any such payment or benefits delay period. The Severance Plan does not provide for any tax gross-ups on any amounts payable in connection with a Change of Control.
For purposes of the Severance Plan, the following definitions apply:
•Change of Control means the consummation of a change in the ownership of DXC, a change in effective control of DXC or a change in the ownership of a substantial portion of the assets of DXC, in each case, as defined under Section 409A of the Internal Revenue Code.
•A participant’s termination of employment with DXC is deemed for Good Reason if it occurs within six months of any of the following without the participant’s express written consent:
1.A substantial change in the nature, or diminution in the status, of the participant’s duties or position from those in effect immediately prior to the Change of Control;
2.A reduction by DXC in the participant’s annual base salary as in effect on the date of a Change of Control or as in effect thereafter if such compensation has been increased and such increase was approved prior to the Change of Control;

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3.A reduction by DXC in the overall value of benefits provided to the participant, as in effect on the date of a Change of Control or as in effect thereafter if such benefits have been increased and the increase was approved prior to the Change of Control;
4.A failure to continue in effect any stock option or other equity-based or non-equity based incentive compensation plan in effect immediately prior to the Change of Control, or a reduction in the participant’s participation in any such plan, unless the participant is afforded the opportunity to participate in an alternative incentive compensation plan of reasonably equivalent value;
5.A failure to provide the participant the same number of paid vacation days per year available to him or her prior to the Change of Control, or any material reduction or the elimination of any material benefit or perquisite enjoyed by the participant immediately prior to the Change of Control;
6.Relocation of the participant’s principal place of employment to any place more than 35 miles from the participant’s previous principal place of employment;
7.Any material breach by DXC of any provision of the Severance Plan or of any agreement entered into pursuant to the Severance Plan or any stock option or restricted stock agreement;
8.Conduct by DXC, against the participant’s volition, that would cause the participant to commit fraudulent acts or would expose the participant to criminal liability; or
9.Any failure by DXC to obtain the assumption of the Severance Plan or any agreement entered into pursuant to the Severance Plan by any successor or assign of DXC provided that for purposes of bullets 2 through 5 above, Good Reason will not exist (i) if the aggregate value of all salary, benefits, incentive compensation arrangements, perquisites and other compensation is reasonably equivalent to the aggregate value of salary, benefits, incentive compensation arrangements, perquisites and other compensation as in effect immediately prior to the Change of Control, or as in effect thereafter if the aggregate value of such items has been increased and such increase was approved prior to the Change of Control, or (ii) if the reduction in aggregate value is due to reduced performance by DXC, the operating unit of DXC for which the participant is responsible, or the participant, in each case applying standards reasonably equivalent to those utilized by DXC prior to the Change of Control.
Cause means:
i.fraud, misappropriation, embezzlement or other act of material misconduct against DXC or any of its affiliates;
ii.conviction of a felony involving a crime of moral turpitude;
iii.willful and knowing violation of any rules or regulations of any governmental or regulatory body material to the business of DXC; or
iv.substantial and willful failure to render services in accordance with the terms of the Severance Plan (other than as a result of illness, accident or other physical or mental incapacity), provided that (i) a demand for performance of services has been delivered to the participant in writing by or on behalf of the Board at least 60 days prior to termination identifying the manner in which the Board believes that the participant has failed to perform and (ii) the participant has thereafter failed to remedy such failure to perform.
Non-Change of Control Executive Officer Severance
The Company does not currently maintain a Non-Change of Control Executive Officer Severance Policy, however, certain NEOs (including Messrs. Del Bene, Drumgoole, Fawcett, and Boville) are entitled under the terms of individual offer letters with the Company to severance benefits equal to 1x base salary plus target bonus, payable in a lump sum and may (in certain cases) be paid on a termination by the executive for Good Reason in addition to a termination by the Company without Cause. As disclosed in this Proxy Statement’s Summary Compensation Table above, Mr. Boville received a cash severance amount consisting of fiscal 2026 base salary plus his target annual bonus in accordance with the terms of his individual offer letter.

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Vesting of Equity Awards
Upon an NEO’s qualifying termination of employment within two years following a Change of Control (as defined above), RSUs and PSUs granted by DXC provide for accelerated vesting at the greater of target or actual performance achieved as of the Change of Control. In general, a qualifying termination of employment includes termination of the executive’s employment without Cause at a time when the employee is meeting performance expectations (or, for Mr. Fernandez, pursuant to the terms of his Employment Agreement, a termination without Cause or resignation for Good Reason), or termination due to death, Disability, or Retirement (for outstanding equity awards, executive qualifies for Retirement if separation from service occurs on or after age 55 with at least 5 years of service, with the exceptions of Mr. Fernandez who, pursuant to the terms of his Employment Agreement, qualifies for Retirement if age 55 with at least 5 years of service from his election date to the Board, Mr. Boville who, pursuant to the terms of his individual offer letter, qualifies for Retirement if age 55 with at least 3 years of service, and Mr. August who, pursuant to the terms of his individual retention agreement, qualifies for Retirement if age 55 with service at least through April 30, 2026). In May 2025, in connection with the grant of the Special Equity Awards, the Compensation Committee also approved the provision of two years of service credit to Mr. Del Bene for purposes of the retirement vesting provisions of his equity awards such that he will be retirement eligible on June 15, 2026.
For terminations unrelated to a Change of Control, with the exception of Mr. Fernandez, DXC’s fiscal 2024 RSU awards provide for pro-rata accelerated vesting (unless the Compensation Committee determines otherwise) upon Retirement (as defined above), other than for Cause (as defined above), and, in the case of PSUs, provided at least one year has elapsed during the performance period, then a pro-rata fraction of the award will vest after the performance period based on actual achievement. For terminations unrelated to a Change of Control, with the exception of Mr. Fernandez, DXC’s fiscal 2025 and fiscal 2026 RSU awards provide for full continued vesting upon a Retirement (as defined above) one year or more after the grant date or pro-rata accelerated vesting for a Retirement (as defined above) less than one year after the grant date (unless the Compensation Committee determines otherwise), other than for Cause (as defined above). For Mr. Fernandez, for terminations unrelated to a Change of Control upon retirement, only for his fiscal 2025 annual RSUs, if the grant date is at least 12 months prior to the retirement date, then any outstanding RSUs will remain outstanding and continue to vest according to the award agreement’s vest schedule, and, only in the case of his fiscal 2024 and fiscal 2025 PSUs, provided at least one year has elapsed during the performance period, then the award’s target amount of shares will remain outstanding and vest after the performance period based on actual achievement. There are no retirement vesting provisions for Mr. Fernandez’s front-loaded fiscal 2026 PSU and front-loaded fiscal 2026 RSU awards. Mr. Fernandez (and only for his applicable awards mentioned above) is the only NEO eligible to retire under the definitions stated above, as of March 31, 2026, the last day of fiscal 2026. In addition, all annual equity awards provide for accelerated vesting upon an executive’s termination of employment due to death or permanent Disability, with vesting of annual-cycle PSUs occurring with respect to only a pro-rata fraction of the target amount (based on the executive’s full months of service during the applicable performance period) for the fiscal 2024 PSUs and fiscal 2025 PSUs, and vesting of the full target amount for only the fiscal 2026 PSUs. Mr. Fernandez is entitled to accelerated vesting of equity awards in certain additional circumstances as described in “Employment Agreement with Mr. Fernandez,” below. Mr. Boville, pursuant to the terms of his individual offer letter, is entitled to pro-rata accelerated vesting of all DXC RSU awards, and, in the case of PSUs, a pro rata fraction of the target award (based on service during the applicable performance period) will vest after the performance period based on actual achievement, upon a termination by DXC without Cause or a resignation from DXC for Good Reason (as each term is defined above). In May 2025, in connection with the grant of the Special Equity Awards, the Compensation Committee also approved that Mr. Del Bene is entitled to pro-rata accelerated vesting solely for the front-loaded fiscal 2026 RSUs, and, solely in the case of Mr. Del Bene’s front-loaded fiscal 2026 PSUs, a pro rata fraction of the target award (based on service during the applicable performance period) will vest after the performance period based on actual achievement, upon a termination by DXC without Cause or a resignation from DXC for Good Reason (as each term is defined above). Upon a termination of employment not in connection with a Change of Control for any reason other than those set forth in this paragraph, all annual equity awards will be canceled.

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Employment Agreement with Mr. Fernandez
Mr. Fernandez’s annual compensation opportunity is governed by his Employment Agreement as full-time President and CEO, which was effective as of April 1, 2024 (the first day of fiscal 2025). Pursuant to the Employment Agreement, DXC agreed to employ Mr. Fernandez as its President and Chief Executive Officer through March 31, 2025, with automatic additional one-year extensions unless either party provides notice of non-extension not later than six months prior to March 31, 2025 or any extended annual period, with annual compensation of a minimum annual base salary of $1,380,000 and an annual cash incentive award with a target opportunity of 200% of base salary and a maximum amount of 400% of base salary. Mr. Fernandez also received a fiscal 2025 annual equity award with an aggregate target value of $14,950,000, on the same terms and conditions that are generally consistent with those applicable to awards granted to other senior executive officers of DXC. The Employment Agreement also provides for certain benefits and perquisites and certain severance benefits described below. Mr. Fernandez reports directly to the Board, and his salary and target incentives are subject to annual review and increase by the Board.
In fiscal 2026, pursuant to an amendment to Mr. Fernandez’s Employment Agreement, effective as of May 13, 2025, DXC agreed to continue to employ Mr. Fernandez as its President and Chief Executive Officer through March 31, 2028, with automatic additional one-year extensions unless either party provides notice of non-extension not later than six months prior to March 31, 2028 or any extended annual period, with annual compensation of a minimum annual base salary of $1,500,000, effective as of April 1, 2025 (the first day of fiscal 2026), and an annual cash incentive award with a target opportunity of 250% of base salary and a maximum amount of 500% of base salary, effective April 1, 2025 (the first day of fiscal 2026).
In the event that Mr. Fernandez is terminated by DXC without Cause or if he resigns from DXC for Good Reason (as each such term is defined in the Employment Agreement and collectively referred to as a Qualifying Termination), he would receive the following payments under the terms of the agreement:
•a pro rata annual cash incentive award for the year in which the termination occurred, based on DXC’s actual performance for the entire fiscal year, payable at the time annual cash incentive awards are generally paid (the pro rata bonus);
•for a Qualifying Termination that is not in connection with a Change of Control of the Company (i.e., a termination by the Company without Cause that is prior to or more than 3 years after a Change of Control, or a termination by the CEO for Good Reason that is prior to or more than 2 years after a Change of Control), a severance payment equal to two times the sum of Mr. Fernandez’s (a) base salary and (b) target annual cash incentive award for the year of termination, payable in twenty-four equal monthly installments following Mr. Fernandez’s termination;
•for a Qualifying Termination that is in connection with a Change of Control of the Company (i.e., a termination by the Company without Cause that is within 3 years after a Change of Control or a termination by the CEO for Good Reason that is within 2 years after a Change of Control), a severance payment equal to three times the sum of Mr. Fernandez’s (a) base salary and (b) the greater of (i) the average of the three most recent annual cash incentive awards paid or determined, (ii) the target annual bonus for the year of termination, or (iii) the most recent annual bonus paid or determined prior to termination, payable in a lump sum if such termination occurs within 2 years following the date of the Change of Control and otherwise in monthly installments; and
•accelerated vesting of certain equity awards, as described below.
Mr. Fernandez’s front-loaded fiscal 2026 RSUs and front-loaded fiscal 2026 PSUs have no vesting provisions in the event of a Qualifying Termination that is not in connection with a Change of Control. For all Mr. Fernandez’s other outstanding awards, annual-cycle RSU awards would vest on a pro rata basis and annual-cycle PSU awards would remain outstanding on a pro-rata basis and eligible to vest, based on performance as if termination had not occurred. In the event of a Qualifying Termination in connection with a Change of Control, any outstanding RSUs or PSUs would vest in full (with PSUs vesting at the greater of target or actual performance achieved as of the date of the Change of Control). The Employment Agreement also provides that upon the termination of Mr. Fernandez’s employment due to death or Disability, he would be eligible to receive a pro rata bonus.

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The severance benefits described above are subject to Mr. Fernandez’s execution and non-revocation of a release of claims against the Company and certain related parties and his continued compliance with certain restrictive covenants as set forth in the Employment Agreement and the non-competition and non-solicitation agreement we have entered into with him. The non-competition and non-solicitation agreement provides that Mr. Fernandez will be subject to certain restrictive covenants, including (i) non-disclosure restrictions, (ii) non-solicitation of DXC’s employees, clients and prospective clients during the term of his employment and for a period of twelve months thereafter and (iii) non-competition during the term of his employment and for a period of twelve months thereafter.
There would be a six-month delay in payments and benefits provided under the Employment Agreement following certain terminations of Mr. Fernandez’s employment if such payments and benefits were determined to be subject to the provisions of Section 409A of the Internal Revenue Code at the time of termination. The Employment Agreement provides for the crediting of earnings during any such payment or benefits delay period. Mr. Fernandez’s Employment Agreement does not provide for any tax gross-ups on any amounts payable in connection with a Change of Control.
Change of Control and Termination of Employment Payment Tables
The tables below reflect the value of compensation and benefits that would have become payable to each of the NEOs under DXC plans and arrangements existing as of March 31, 2026 (the final day of fiscal year 2026), if the executive’s employment had terminated on that date in the circumstances explained below. These amounts are reported based upon the executive’s compensation and service levels as of such date and, if applicable, in accordance with SEC regulations, based on DXC’s closing stock price of $12.57 on March 31, 2026. These benefits are in addition to benefits available prior to the occurrence of any termination of employment, including under retirement plans and deferred compensation plans, and benefits available generally to salaried employees, such as distributions under DXC’s broad-based 401(k) plan. The actual amounts that would be paid upon an NEO’s termination of employment can be determined only at the time of any such event. Due to the number of factors that affect the nature and amount of any benefits provided upon such an event, any actual amounts paid or distributed may be higher or lower than reported below. Factors that could affect these amounts include the timing during the year of any such event, DXC’s stock price and the executive’s age and service. Mr. Boville is not included in the tables because he was not a DXC employee on March 31, 2026.
Potential Payments Upon Change of Control and Termination of Employment
The amounts shown in the table below reflect the value of compensation and benefits payable to the NEOs upon a qualifying termination of employment related to a Change of Control. For this purpose, the Change of Control is assumed to occur on March 31, 2026.

	Cash-based Payments		Equity-based Payments(1)		Total Payments(6)

	Cash Severance(2) ($)	Misc. Benefits Continuation (COBRA)(3) ($)	Performance- Vesting RSUs(4) ($)	Service-Vesting RSUs(5) ($)	(Cash + Equity) ($)

Raul J. Fernandez	18,637,500	—	36,505,882	6,912,457	62,055,839
Robert Del Bene	4,840,000	27,353	16,101,780	3,640,473	24,609,606
Christopher Drumgoole	4,840,000	83,073	6,105,161	3,089,618	14,117,852
Raymond A. August	3,815,000	58,414	3,076,985	3,015,367	9,965,766
Matthew K. Fawcett	3,577,500	—	2,882,301	1,653,596	8,113,397
(1)DXC closing stock price of $12.57 on March 31, 2026 was used for equity values.
(2)Cash severance for Messrs. Del Bene, Drumgoole, August and Fawcett is calculated using two times (the fiscal year end 2026 base salary plus the fiscal 2026 target bonus), plus the pro rata fiscal 2026 target annual cash bonus. Cash severance for Mr. Fernandez is calculated using three times (the fiscal year end 2026 base salary plus the fiscal 2026 target bonus), plus the pro rata fiscal 2026 annual cash bonus paid.

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(3)24 months of COBRA (i.e., health care continuation) benefits were used for Messrs. Del Bene, Drumgoole, and August. Messrs. Fernandez and Fawcett did not participate in DXC’s group health plan in fiscal 2026.
(4)Unvested regular-cycle fiscal 2024, 2025 and 2026 PSUs, and fiscal 2024 CEO PSUs were assumed to vest at the greater of target or actual performance achieved as of the date of the Change of Control. For fiscal 2024 PSUs, actual performance achieved as of the assumed Change of Control date of March 31, 2026 would have resulted in 100% vesting of the awards. Fiscal 2024 CEO PSUs are reflected as vesting at target (100%), as actual performance achieved as of the assumed Change of Control date of March 31, 2026 would have resulted in 0% vesting of the award. Fiscal 2025 PSUs are reflected as vesting at target (100%), as actual performance achieved as of the assumed Change of Control date of March 31, 2026 would have resulted in 100% vesting of the awards. Fiscal 2026 PSUs are reflected as vesting at target (100%), based on performance as of the assumed Change of Control date of March 31, 2026.
(5)Unvested time-vesting restricted stock units (RSUs) were assumed to vest upon a Change of Control.
(6)Total Payments do not reflect any potential excise taxes paid by executives subject to Section 280G of the Internal Revenue Code or any potential reduction in the payments to avoid any 280G excise taxes.
Potential Payments Upon Non-Change of Control Termination of Employment
The amounts shown in the table below reflect the value of the compensation and benefits payable to the NEOs upon a qualifying termination of employment unrelated to a Change of Control.

		Cash Severance Benefit(1) ($)	Performance- Vesting RSUs(2) ($)	Service- Vesting RSUs(2) ($)	Total Payments ($)

Raul J. Fernandez	Termination without Cause/for Good Reason	13,387,500	—(3)	—(3)	13,387,500
	Retirement	—	—(3)	—(3)	—
	Death/Disability	2,887,500	34,349,050(4)	6,912,457(4)	44,149,007

Robert Del Bene	Termination without Cause	1,880,000	—(5)	647,317(5)	2,527,317
	Termination for Good Reason	—	—(5)	647,317(5)	647,317
	Death/Disability	831,600	15,339,297(4)	3,640,473(4)	19,811,370

Christopher Drumgoole	Termination without Cause/for Good Reason	1,880,000	—	—	1,880,000
	Death/Disability	788,400	5,348,363(4)	3,089,618(4)	9,226,381

Raymond A. August	Death/Disability	571,725	2,709,099(4)	3,015,367(4)	6,296,191

Matthew K. Fawcett	Termination without Cause	1,880,000	—	—	1,880,000
	Death/Disability	571,550	2,480,409(4)	1,653,596(4)	4,705,555

(1)Messrs. Del Bene, Drumgoole and Fawcett are each entitled to base salary plus target annual bonus, payable in a lump sum for a termination without Cause, and for Mr. Drumgoole, also for a resignation for Good Reason. Mr. Fernandez is entitled to two times (base salary plus target annual bonus), payable in twenty-four monthly installments following his termination date upon a termination without Cause or for Good Reason, plus a pro rata bonus for the year of employment termination. All NEOs are entitled to a pro rata bonus for termination due to death or Disability (but not any other cash severance payment). For purposes of this disclosure, the fiscal 2026 annual bonus paid is used as the pro rata bonuses described above.
(2)DXC closing stock price of $12.57 on March 31, 2026 was used for equity values.
(3)For Mr. Fernandez (who has attained Retirement eligibility and, for the fiscal 2025 PSUs, at least one year of service in the performance period has elapsed at the time of a termination) upon retirement or any other termination (other than by the Company for Cause, death, or Disability), the full target amount of his fiscal 2024 CEO PSUs and fiscal 2025 PSUs would remain outstanding and eligible to vest at the end of the performance period, based on actual performance as if termination had not occurred. No value is reported in the "Performance-Vesting RSUs" column of the table above because vesting remains subject to ongoing performance conditions. As of March 31, 2026, the potential total value would be $6,470,495, which includes 0% vesting of the fiscal 2024 CEO PSUs based on performance and 100% vesting of the fiscal 2025 PSUs based on performance. In addition, for the service-vesting fiscal 2025 RSUs only, for which at least one year of service since the grant date has elapsed at the time of a termination, upon retirement or any other termination (other than by the Company for Cause, death, or Disability), the full target amount of the unvested tranches remain outstanding and continue to vest

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according to the award agreement’s vest schedule, as if termination had not occurred. No value is reported in the “Service-Vesting RSUs” column of the table above because value realized will be based on DXC’s closing stock price on the remaining vest dates of May 16, 2026 and May 16, 2027. As of March 31, 2026, the potential total value would be $1,848,708, as reflected in the “Outstanding Equity Awards at Fiscal Year-End March 31, 2026” table above in the Executive Compensation Tables section of this Proxy Statement.
(4)Upon an NEO’s termination due to death or Disability, a pro rata portion (based on the NEO’s full months of service in the performance period) of fiscal 2024 and fiscal 2025 PSUs vest at target, while the fiscal 2026 PSUs vest in full at target and all service-based RSUs vest in full (without pro ration).
(5)For Mr. Del Bene, upon a termination without Cause or for Good Reason, a pro rata portion (based on his full months of service during the performance period) of fiscal 2026 PSUs would remain outstanding and eligible to vest at the end of the performance period, based on actual performance as if termination had not occurred. No value is reported in the "Performance-Vesting RSUs" column of the table above because vesting remains subject to ongoing performance conditions. As of March 31, 2026, the potential total value would be $2,200,879, which reflects 50% vesting of the fiscal 2026 PSUs based on performance. In addition, upon a termination without Cause or for Good Reason, a pro rata portion of Mr. Del Bene's fiscal 2026 time-based RSUs vest based on full months of service during the vesting period.
Fiscal 2026 CEO Pay Ratio
As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are disclosing the ratio of annualized total compensation of our CEO, Mr. Fernandez, to our median employee’s annual total compensation. We used the same median employee in our pay ratio calculation for fiscal 2026 as we used in fiscal 2025 and fiscal 2024, as permitted under the SEC rules, because there has been no change in our employee population or compensation arrangements that we believe would significantly impact our median employee for purposes of our pay ratio disclosure.
The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported below, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
The methodology we used to determine the required disclosure consisted of the following:
•We used January 1, 2024, as the date to identify our median employee. The median employee was determined by using total taxable income, also referred to as W-2 earnings, for all U.S. employees and equivalent total taxable income for employees located outside of the United States, for the 2023 calendar year;
•Annualized salaries for full-time and part-time permanent employees that were not employed for the full calendar year of 2023 were used. We did not annualize the salaries of seasonal or temporary employees;
•For employees located outside of the United States, local currency compensation was converted to U.S. dollars using the Company’s standard exchange rates for fiscal 2024, which are also used for financial reporting purposes;
•As permitted by the de minimis exemption under the rules, we excluded 6,357 employees in Germany (2,414), Denmark (587), New Zealand (525), Belgium (401), Switzerland (363), Ireland (333), Sweden (256), Taiwan (243), Austria (231), Saudi Arabia (228), Hong Kong (211), Norway (160), Luxembourg (112), Lithuania (81), Republic of Korea (69), Finland (65), Peru (38), Fiji (15), Qatar (15), Morocco (5), Israel (3), Georgia (1), and Kazakhstan (1) who, as a group, represented approximately 5% of our total employee population of nearly 125,600 on January 1, 2024. As a result of these exclusions, the employee population used to identify our median employee consisted of approximately 119,250 employees.
In accordance with the Pay Ratio Rule, we calculated the median employee’s annual total compensation in the same manner as the CEO’s annual total compensation was calculated in the fiscal 2026 Summary Compensation Table. Our median employee, determined without the application of cost-of-living adjustments, resides in the Philippines. The annual total compensation of the median employee was $31,413. The total compensation of Mr. Fernandez, our CEO, was $47,790,716, the amount reported in the “Total” column of the Summary Compensation Table. Because Mr. Fernandez received a three-year front-loaded equity award in fiscal 2026, the amount of his total compensation reported for fiscal 2026 was significantly higher than the prior year. As described above, this front-loaded award is intended to be a special one-time award which will be in lieu of any annual equity awards which he would have otherwise been granted with respect to fiscal years 2026-2028 as part of the Company’s annual merit process. Accordingly, the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee was 1,521:1.

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Pay versus Performance Disclosure
This required disclosure intends to compare “Pay versus Performance” and prescribes a method to calculate Compensation Actually Paid (“CAP”) to represent pay. The CAP values shown in the table below do not reflect the compensation actually earned, realized, or received by the Principal Executive Officer (“PEO”) or the Non-PEO NEOs. In addition, while the table shows the Summary Compensation Table (“SCT”) compensation and CAP values side by side, they are not comparable. As such, the Compensation Committee did not consider the information provided in the table in structuring or determining compensation for our PEO or our Non-PEO NEOs. For a complete discussion of our executive compensation program and the Compensation Committee’s philosophy and approach to executive compensation, please refer to the CD&A section of this Proxy Statement.

Fiscal Year	Summary Compensation Total for PEO - Mr. Fernandez(1) ($)	Summary Compensation Total for PEO - Mr. Salvino(1) ($)	Compensation Actually Paid to PEO - Mr. Fernandez(1)(2)(3) ($)	Compensation Actually Paid to PEO - Mr. Salvino(1)(2)(3) ($)	Average Summary Compensation Total for Non-PEO NEOs(1) ($)	Average Compensation Actually Paid to Non-PEO NEOs(1)(2)(3) ($)	Value of Initial Fixed $100 Investment Based On:		Net Income ($ in millions)	Free Cash Flow(5) ($ in millions)

							TSR ($)	Peer Group TSR(4) ($)

2026	47,790,716	—	36,447,626	—	9,839,514	4,787,852	40.21	134.07	28	713
2025	16,737,748	—	15,205,065	—	6,008,801	3,329,598	54.54	89.09	396	687
2024	9,666,663	19,821,384	9,666,663	7,948,091	5,697,213	3,508,102	67.85	103.09	86	756
2023	—	20,317,972	—	(1,015,552)	4,204,094	1,442,117	81.77	97.24	(566)	737
2022	—	28,716,680	—	30,679,306	4,832,088	5,153,180	104.38	102.49	736	743
(1)Mr. Salvino was the Company’s only PEO for fiscal 2022 and fiscal 2023. Both Mr. Salvino and Mr. Fernandez separately served as PEOs during fiscal 2024. Mr. Fernandez was the Company’s only PEO for fiscal 2025 and fiscal 2026. The individuals comprising the Non-PEO NEOs for each year presented are listed below.

Fiscal 2022	Fiscal 2023	Fiscal 2024	Fiscal 2025	Fiscal 2026

Kenneth P. Sharp	Kenneth P. Sharp	Robert Del Bene	Robert Del Bene	Robert Del Bene
Mary E. Finch	Mary E. Finch	Howard Boville	Howard Boville	Christopher Drumgoole
William L. Deckelman Jr.	Christopher Drumgoole	Christopher Drumgoole	Christopher Drumgoole	Raymond A. August
Vinod Bagal	William L. Deckelman Jr.	James M. Brady	Matthew K. Fawcett	Matthew K. Fawcett
		Kenneth P. Sharp	Andrew Wilson	Howard Boville
James M. Brady
(2)The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually realized or received by the Company’s PEO and Non-PEO NEOs. These amounts reflect compensation as set forth in the Summary Compensation Table above for each year, adjusted as described in footnote 3 below.

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(3)Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards column are the totals from the Stock Awards columns set forth in the Summary Compensation Table.

Fiscal Year	Summary Compensation Table Total for Mr. Fernandez ($)	Exclusion of Stock Awards for Mr. Fernandez ($)	Total - Inclusion of Equity Values for Mr. Fernandez ($)	Compensation Actually Paid to Mr. Fernandez ($)

2026	47,790,716	42,402,038	31,058,948	36,447,626
2025	16,737,748	11,941,625	10,408,942	15,205,065
2024	9,666,663	8,208,431	8,208,431	9,666,663
2023	—	—	—	—
2022	—	—	—	—

Fiscal Year	Summary Compensation Table Total for Mr. Salvino ($)	Exclusion of Stock Awards for Mr. Salvino ($)	Total - Inclusion of Equity Values for Mr. Salvino ($)	Compensation Actually Paid to Mr. Salvino ($)

2026	—	—	—	—
2025	—	—	—	—
2024	19,821,384	16,575,400	4,702,107	7,948,091
2023	20,317,972	17,130,174	(4,203,350)	(1,015,552)
2022	28,716,680	25,087,727	27,050,353	30,679,306

Fiscal Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards for Non‑PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non‑PEO NEOs ($)	Average Compensation Actually Paid to Non‑PEO NEOs ($)

2026	9,839,514	8,134,295	3,082,633	4,787,852
2025	6,008,801	4,339,205	1,660,002	3,329,598
2024	5,697,213	4,122,256	1,933,145	3,508,102
2023	4,204,094	3,061,944	299,967	1,442,117
2022	4,832,088	3,599,308	3,920,400	5,153,180

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The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables for our PEO and our non-PEO NEOs, respectively:

Fiscal Year	Year End Fair Value of Equity Awards Granted During Year that Remained Unvested as of Last Day of Year for Mr. Fernandez ($)	Change in Fair Value of Prior Awards that Remained Unvested at Year End for Mr. Fernandez ($)	Vesting Date Fair Value of Equity Awards Granted During Year that Vested During Year for Mr. Fernandez ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During the Year for Mr. Fernandez ($)	Value of Dividends Paid on Stock Awards Not Otherwise Included for Mr. Fernandez ($)	Total - Inclusion of Equity Values for Mr. Fernandez ($)

2026	35,229,907	(4,002,559)	—	(168,400)	—	31,058,948
2025	12,633,169	(2,224,227)	—	—	—	10,408,942
2024	3,131,714	—	5,076,717	—	—	8,208,431
2023	—	—	—	—	—	—
2022	—	—	—	—	—	—

Fiscal Year	Year End Fair Value of Equity Awards Granted During Year that Remained Unvested as of Last Day of Year for Mr. Salvino ($)	Change in Fair Value of Prior Awards that Remained Unvested at Year End for Mr. Salvino ($)	Vesting Date Fair Value of Equity Awards Granted During Year that Vested During Year for Mr. Salvino ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During the Year for Mr. Salvino ($)	Value of Dividends Paid on Stock Awards Not Otherwise Included for Mr. Salvino ($)	Total - Inclusion of Equity Values for Mr. Salvino ($)

2026	—	—	—	—	—	—
2025	—	—	—	—	—	—
2024	11,974,254	(6,812,432)	—	(459,715)	—	4,702,107
2023	10,916,402	(15,247,425)	—	102,458	25,215	(4,203,350)
2022	23,666,951	3,071,643	—	286,543	25,216	27,050,353

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Table of Contents	Executive Compensation Tables

Fiscal Year	Average Year End Fair Value of Equity Awards Granted During Year that Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value of Prior Awards that Remained Unvested at Year End for Non-PEO NEOs ($)	Average Vesting Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During the Year for Non-PEO NEOs ($)	Average Value of Dividends Paid on Stock Awards Not Otherwise Included for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)

2026	5,559,805	(2,338,760)	30,463	(168,875)	—	3,082,633
2025	3,234,202	(1,438,170)	—	(136,030)	—	1,660,002
2024	3,211,318	(1,254,897)	—	(23,276)	—	1,933,145
2023	1,934,108	(1,606,924)	78,109	(108,393)	3,067	299,967
2022	3,235,621	370,681	106,489	201,597	6,012	3,920,400
(4)Peer Group Total Shareholder Return is calculated based on the S&P 600 Information Technology Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended March 31, 2026. The comparison assumes $100 was invested on March 31, 2021, then tracked through the end of the listed year in the Company and in the S&P 600 Information Technology Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.
(5)We determined Free Cash Flow to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and Non-PEO NEOs in fiscal 2026. Free Cash Flow is a non-GAAP measure that is defined as cash flow from operations less capital expenditures. For a reconciliation of Non-GAAP measures as set forth in this Proxy Statement to the most directly comparable GAAP measure, see “Appendix A - Non-GAAP Financial Measures.”
Tabular List of DXC’s Most Important Financial Performance Measures That Link Compensation Actually Paid to the PEO and Non-PEO NEOs for Fiscal 2026
We consider the list below to represent DXC’s most important financial performance measures that link compensation paid to our PEO and our non-PEO NEOs for fiscal 2026 to Company performance, as they are the key metrics that determine the payouts under DXC’s annual cash incentive plan as well as the Performance Stock Units in the long-term incentive plan.

Free Cash Flow
Organic Revenue Growth %
Adjusted EBIT Margin %
Relative TSR

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Executive Compensation Tables	Table of Contents
Relationship between Pay and Performance
The following charts set forth the relationship between CAP to our PEO, the average CAP to our non-PEO NEOs and (1) the Company’s cumulative TSR and the Peer Group’s cumulative TSR, (2) Net Income, and (3) Free Cash Flow, each over the five completed years from fiscal 2022 through fiscal 2026:

2026 Proxy Statement	102	DXC Technology Company

Table of Contents	Executive Compensation Tables

DXC Technology Company	103	2026 Proxy Statement

ABOUT THE ANNUAL MEETING
We are providing these proxy materials in connection with the Annual Meeting of DXC.
The Notice of Internet Availability of Proxy Materials (notice), this Proxy Statement and any accompanying proxy card were first made available to stockholders on or about June 4, 2026. Our annual report to stockholders for the fiscal year ended March 31, 2026, is being provided with this Proxy Statement. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.
We are delivering proxy materials for the Annual Meeting under the United States SEC’s “Notice and Access” rules. These rules permit us to furnish proxy materials, including this Proxy Statement and our annual report to stockholders for the fiscal year ended March 31, 2026, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Most stockholders received the notice, which provides instructions on how you may access and review all the proxy materials on the Internet. The notice also instructs you as to how you may submit your proxy on the Internet. You can find more information about Notice and Access in “Questions and Answers about the Annual Meeting and Voting.”
Questions and Answers about the Annual Meeting and Voting
1.Who is soliciting my vote?
The Board of Directors of DXC is soliciting your vote at the 2026 Annual Meeting.
2.When will the meeting take place?
The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast on Tuesday, July 21, 2026. There will not be a physical location for the Annual Meeting.
You are entitled to participate in the Annual Meeting only if you were a stockholder as of the record date (as defined below) or if you hold a valid proxy for the Annual Meeting.
You will be able to attend the Annual Meeting online and submit your questions before and during the meeting by visiting www.virtualshareholdermeeting.com/DXC2026. You will also be able to vote your shares electronically at the Annual Meeting (other than shares held through our Matched Asset Plan, which must be voted prior to the Annual Meeting).
To participate in the Annual Meeting, you will need to have the 16-digit control number. Without first obtaining your 16-digit control number and logging in as a “stockholder,” you will still be able to attend the meeting by logging in as a guest; however, you will not be able to vote your shares or ask questions during the meeting. If you are a beneficial owner of shares held in street name and do not have a 16-digit control number on the notice, on your proxy card or on the instructions that accompanied your proxy materials, please contact your broker, bank or other nominee well in advance of the Annual Meeting for instructions on how to obtain a 16-digit control number and access the virtual meeting as a “stockholder.”
The meeting webcast will begin promptly at 8:00 a.m. Eastern Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 7:45 a.m. Eastern Time, and you should allow ample time for the check-in procedures.

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Table of Contents	About the Annual Meeting
3.Why a virtual meeting?
We are pleased to offer our stockholders a completely virtual Annual Meeting. We believe that this is the right choice for the Company, as a virtual meeting provides worldwide access, improved communication and cost savings for our stockholders and DXC. We are committed to ensuring that stockholders will be afforded the same rights and opportunities to participate as they would at an in-person meeting.
You will be able to attend the Annual Meeting online and submit your questions before and during the meeting by visiting www.virtualshareholdermeeting.com/DXC2026. You also will be able to vote your shares electronically at the Annual Meeting (other than shares held through our Matched Asset Plan, which must be voted prior to the meeting).
4.What if during the check-in time or during the meeting I have technical difficulties or trouble accessing the virtual meeting website?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the numbers that will be listed on the virtual meeting website.
5.How can I submit a question for the Annual Meeting?
You will be able to submit questions before and during the meeting. Only validated stockholders will be able to submit questions.
You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/DXC2026 and typing your question into the “Ask a Question” field, and clicking “Submit.” Stockholders may begin submitting written questions through the Internet portal at 7:30 a.m. Eastern Time on July 21, 2026. The live webcast of the Annual Meeting will begin at 8:00 a.m. Eastern Time.
Likewise, you will be able to submit questions before the meeting through www.proxyvote.com from the time you receive your notice until the date of the Annual Meeting. You will need the 16-digit control number included on your notice to log in to www.proxyvote.com and submit your question by typing your question into the “Submit a Question for Management” field and clicking “Submit.”
As is the case with an in-person meeting, subject to time constraints, all questions timely submitted and pertinent to meeting matters will be answered during the live Q&A portion of the Annual Meeting. However, the Company reserves the right to edit or reject questions it deems profane, not pertinent to meeting matters or otherwise inappropriate. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.
All questions answered during the meeting, and any pertinent and appropriate questions received but not answered due to time constraints, will be published and answered as soon as practicable following the meeting on our investor relations website at www.dxc.com. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.
6.What is the purpose of the annual meeting?
There are five proposals scheduled to be voted on at the annual meeting:
•to elect the 9 director nominees listed in this proxy statement;
•to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2027;
•to approve, in a non-binding advisory vote, our named executive officer compensation;
•to approve a term extension and an increase in the number of shares available under the amended and restated DXC Technology Company 2017 Omnibus Incentive Plan; and
•to approve a term extension and an increase in the number of shares available under the amended and restated DXC Technology Company 2017 Non-Employee Director Incentive Plan.

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About the Annual Meeting	Table of Contents
7.What are the Board of Directors’ recommendations?
The Board recommends a vote as follows:

Proposal No. 1	FOR the election of each of the 9 director nominees listed in this proxy statement
Proposal No. 2	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2027
Proposal No. 3	FOR the approval, in a non-binding advisory vote, of our named executive officer compensation
Proposal No. 4	FOR the approval of a term extension and an increase in the number of shares available under the amended and restated DXC Technology Company 2017 Omnibus Incentive Plan
Proposal No. 5	FOR the approval of a term extension and an increase in the number of shares available under the amended and restated DXC Technology Company 2017 Non-Employee Director Incentive Plan
8.Who is entitled to vote at the annual meeting?
The Board of Directors set May 28, 2026 as the record date for the Annual Meeting (record date). All stockholders who owned DXC common stock at the close of business on the record date may attend and vote electronically at the Annual Meeting and any postponements or adjournments thereof.
9.How do I vote?
You may vote on the Internet, by telephone, by mail or electronically at the annual meeting, all as described below. The Internet and telephone voting procedures are designed to authenticate stockholders by use of a 16-digit control number and to allow you to confirm that your instructions have been properly recorded. If you vote by telephone or on the Internet, you do not need to return your notice, proxy card or voting instruction card. Telephone and Internet voting facilities are available now and will be available 24 hours a day until 11:59 p.m. Eastern Time on July 20, 2026. You also will be able to vote your shares electronically at the annual meeting (other than shares held through our Matched Asset Plan, which must be voted prior to the meeting).
We have been advised that some states are strictly enforcing unclaimed property laws and requiring shares held in “inactive” accounts to be escheated to the state in which the stockholder was last known to reside. One way you can show that your account is active is to vote your shares.
Vote on the Internet
If you have Internet access, you may submit your proxy by following the instructions provided in the notice, or if you requested printed proxy materials, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card. On the Internet voting site, you can confirm that your instructions have been properly recorded. If you vote on the Internet, you can also request electronic delivery of future proxy materials.
Vote by Telephone
You can also vote by telephone by following the instructions provided in the notice, or if you requested printed proxy materials, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card.
Vote by Mail
If you elected to receive printed proxy materials by mail, you may choose to vote by mail by marking your proxy card or voting instruction card, dating and signing it, and returning it in the postage-paid envelope provided. Please allow sufficient time for mailing if you decide to vote by mail.
Voting at the Virtual Meeting
Our Annual Meeting will be a virtual meeting of stockholders using cutting-edge technology, conducted via live webcast. All stockholders of record on May 28, 2026, are invited to attend and participate at the meeting. We believe that a virtual meeting will provide expanded stockholder access and participation, improved communications and cost savings for our stockholders and our Company.

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Table of Contents	About the Annual Meeting
To attend the meeting please visit www.virtualshareholdermeeting.com/DXC2026. To participate in the annual meeting, you will need the 16-digit control number included on your notice, on your proxy card or on the instructions that accompanied your proxy materials.
The shares voted electronically, by telephone or represented by the proxy cards received, properly marked, dated, signed and not revoked, will be voted at the Annual Meeting.
10.Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a paper copy of proxy materials?
Under the “Notice and Access” rules of the SEC, we are permitted to furnish proxy materials, including this Proxy Statement and our annual report to stockholders for the fiscal year ended March 31, 2026, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials unless they request them.
Instead, the notice, which was mailed to most of our stockholders, will instruct you as to how you may access and review all of the proxy materials on the Internet. The notice also instructs you as to how you may vote your shares on the Internet. If you would like to receive a paper or electronic copy of our proxy materials, follow the instructions for requesting such materials in the notice. Any request to receive proxy materials by mail or electronically will remain in effect until you revoke it.
11.Can I vote my shares by filling out and returning the notice?
No. The notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the notice and returning it. The notice provides instructions on how to cast your vote. For additional information, see “How Do I Vote?” above.
12.Why didn’t I receive a notice in the mail about the Internet availability of proxy materials?
If you previously elected to access our proxy materials over the Internet, you will not receive a notice in the mail. You should have received an email with links to the proxy materials and online proxy voting. Additionally, if you previously requested paper copies of the proxy materials or if applicable regulations require hard copy delivery of the proxy materials, you will not receive the notice.
If you received a paper copy of the proxy materials or the notice by mail, you can eliminate all such paper mailings in the future by electing to receive an email that will provide Internet links to these documents. Opting to receive all future proxy materials online will save us the cost of producing and mailing documents to your home or business and help us conserve natural resources. Please visit www.proxyvote.com to request complete electronic delivery. Enrollment for electronic delivery is effective until cancelled.
13.How many votes do I have?
You will have one vote for each share of our common stock you owned at the close of business on the record date, provided those shares are either held directly in your name as the stockholder of record or were held for you as the beneficial owner through a broker, bank or other nominee.
14.What is the difference between holding shares as a stockholder of record and as a beneficial owner?
Most of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.
Stockholder of Record. If your shares are registered directly in your name with our transfer agent, EQ Shareowner Services, you are considered the stockholder of record with respect to those shares, and the notice or these proxy materials are being sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card, to submit proxies electronically or by telephone or to vote at the annual meeting. If you have requested printed proxy materials, we have enclosed a proxy card for you to use.

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About the Annual Meeting	Table of Contents
Beneficial Owner. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and your broker, bank or other nominee is considered the stockholder of record with respect to those shares. If you are a beneficial owner of shares held in “street name” and do not have a 16-digit control number on the notice, on your proxy card or on the instructions that accompanied your proxy materials, please contact your broker, bank or other nominee well in advance of the Annual Meeting for instructions on how to obtain a 16-digit control number and access the virtual meeting as a “stockholder.” Without first obtaining your 16-digit control number and logging in as a “stockholder,” you will still be able to attend the meeting by logging in as a guest; however, you will not be able to vote your shares or ask questions during the meeting. If you requested printed proxy materials from your broker, bank or other nominee, your broker, bank or other nominee may enclose a voting instruction card for you to use in directing the broker, bank or other nominee regarding how to vote your shares.
15.How many votes must be present to hold the annual meeting?
The holders of a majority of our common stock issued and outstanding and entitled to vote at the Annual Meeting must be present in person (virtually) or represented by proxy. This is called a quorum. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.
As of the record date, there were 162,080,263 shares of DXC common stock outstanding.
16.How many votes are required to elect directors and adopt the other proposals?
Proposal 1—Election of each of the 9 director nominees listed in this Proxy Statement.
Directors are elected by a majority vote in uncontested elections. Therefore, each director nominee must receive a majority of the votes cast with respect to such nominee at the annual meeting (the number of FOR votes must exceed the number of AGAINST votes). Abstentions and broker non-votes are not counted as votes FOR or AGAINST any nominee; therefore, they will have no effect on the outcome of the vote on this proposal.
In accordance with DXC’s Guidelines, if an incumbent director nominee fails to receive the requisite number of votes, such director nominee shall promptly tender his or her resignation for consideration by the Nominating/Corporate Governance Committee. Within 30 days following the certification of the stockholder vote, the Nominating/Corporate Governance Committee will make a recommendation to the Board of Directors as to the treatment of any director who did not receive a majority vote, including whether to accept or reject any tendered resignation. The Board of Directors will make a final determination within 90 days following the certification of the election results, and publicly disclose its decision and rationale.
Proposal 2—Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2027.
This proposal requires an affirmative vote of holders of a majority of the shares of common stock present in person (virtually) or represented by proxy and voting to be approved. Abstentions are not counted as voting; therefore, they will have no effect on the outcome of the vote on this proposal. We do not expect any broker non-votes on this proposal.
Proposal 3—Non-binding advisory vote to approve named executive officer compensation.
This proposal, which is non-binding, requires an affirmative vote of holders of a majority of the shares of common stock present in person (virtually) or represented by proxy and voting to be approved. Abstentions and broker non-votes are not counted as voting; therefore, they will have no effect on the outcome of the vote on this proposal.
Proposal 4—Approval of a term extension and an increase in the number of shares available under the amended and restated DXC Technology Company 2017 Omnibus Incentive Plan
This proposal requires an affirmative vote of holders of a majority of the shares of common stock present in person (virtually) or represented by proxy and voting is required to approve this proposal. Abstentions and broker non-votes, if any, will have no effect on the vote for this proposal.

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Table of Contents	About the Annual Meeting
Proposal 5—Approval of a term extension and an increase in the number of shares available under the amended and restated DXC Technology Company 2017 Non-Employee Director Incentive Plan
This proposal requires an affirmative vote of holders of a majority of the shares of common stock present in person (virtually) or represented by proxy and voting is required to approve this proposal. Abstentions and broker non-votes, if any, will have no effect on the vote for this proposal.
17.What if I don’t give specific voting instructions?
Stockholders of Record. If you are a stockholder of record and you:
•indicate when voting by Internet or by telephone that you wish to vote as recommended by our Board, or
•return a properly executed proxy card but do not indicate how you wish to vote, then your shares will be voted in accordance with the recommendations of the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion regarding any other matters properly presented for a vote at the meeting. If you indicate a choice with respect to any matter to be acted upon on your proxy card, the shares will be voted in accordance with your instructions.
Beneficial Owners. If you hold shares beneficially in “street name” and do not provide your broker, bank or other nominee with voting instructions or attend the meeting and vote, your shares may constitute “broker non-votes” on certain non-routine proposals. Generally, broker non-votes occur on a non-routine proposal where a broker, bank or other nominee is not permitted to vote on that proposal without instructions from the beneficial owner, and instructions are not given. Broker non-votes are considered present at the annual meeting, but not as voting on a matter. Thus, broker non-votes are counted as present for purposes of determining the existence of a quorum, but are not counted for purposes of determining whether a matter has been approved.
You should instruct your broker, bank or other nominee how to vote. If you do not provide your broker, bank or other nominee with instructions, under the rules of the NYSE, your broker, bank or other nominee will not be authorized to vote your “street name” shares with respect to any proposal other than the ratification of the appointment of the independent registered public accounting firm (Proposal 2), which is considered a routine matter. The other proposals are not considered routine matters, and without your instructions, your broker, bank or other nominee cannot vote your shares.
18.How do I vote shares in the Matched Asset Plan (MAP)?
If you participate in the MAP, you will receive a voting instruction form for all shares you may vote under the plan. Under the terms of the MAP, the MAP trustee votes all shares held in the DXC Stock Fund, but each participant in the MAP may direct the trustee how to vote the shares of DXC common stock allocated to his or her account. The MAP trustee will vote all unallocated shares of common stock held by the MAP and all allocated shares for which no timely voting instructions are received in the same proportion as shares for which it has received valid voting instructions. Regardless of which voting method you use, the deadline for returning your voting instructions to the MAP trustee is 11:59 p.m. Eastern Time on July 16, 2026.
Confidentiality of voting instructions. Your voting instructions to the MAP Trustee will be completely confidential. In no event will your voting instructions be reported to DXC.
19.Can I change my vote after I voted?
Yes. Even if you voted by telephone or on the Internet or if you requested paper proxy materials and signed the proxy card or voting instruction card in the form accompanying this Proxy Statement, you retain the power to revoke your proxy or change your vote. You can revoke your proxy or change your vote at any time before it is exercised by giving written notice to the Board Secretary of DXC (20408 Bashan Drive, Suite 231, Ashburn, VA 20147), specifying such revocation. You may change your vote by a later-dated vote by telephone or on the Internet or timely delivery of a valid, later-dated proxy or by voting by ballot electronically at the annual meeting. However, please note that if you would like to vote at the annual meeting and you are not the stockholder of record, you must have your 16-digit control number.

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About the Annual Meeting	Table of Contents
20.What does it mean if I receive more than one notice, proxy or voting instruction card?
It generally means your shares are registered differently or are in more than one account. Please provide voting instructions for all notices, proxy cards and voting instruction cards you receive.
21.Are there other matters to be acted upon at the meeting?
DXC does not know of any matter to be presented at the annual meeting other than those described in this Proxy Statement. If, however, other matters are properly presented for action at the annual meeting, the proxy holders named in the proxy will have the discretion to vote on such matters in accordance with their best judgment.
22.Who is paying for the solicitation of proxies?
DXC is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. Our officers and employees may, without any compensation other than the compensation they receive in their capacities as officers and employees, solicit proxies personally or by telephone, facsimile, email or further mailings. We will, upon request, reimburse brokerage firms and others for their reasonable expense in forwarding proxy materials to beneficial owners of shares of DXC common stock. We have engaged the services of Sodali & Co LLC, 333 Ludlow Street, 5th Floor, South Tower, Stamford, CT 06902, with respect to proxy soliciting matters at an expected cost of approximately $12,500, not including incidental expenses.
23.What if I have any questions about voting, electronic delivery or Internet voting?
Questions regarding voting, electronic delivery or Internet voting should be directed to Investor Relations at email address investor.relations@dxc.com.

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ADDITIONAL INFORMATION
Business for 2027 Annual Meeting
Stockholder Proposals.
Stockholder proposals pursuant to SEC Rule 14a-8. For a stockholder proposal to be considered for inclusion in DXC’s Proxy Statement for the 2027 Annual Meeting of Stockholders pursuant to SEC Rule 14a-8, the written proposal must be received by DXC’s General Counsel and Secretary at our principal executive offices not later than February 4, 2027. If the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of this year’s annual meeting, then the deadline for inclusion of a stockholder proposal in DXC’s Proxy Statement is instead a reasonable time before DXC begins to print and mail its proxy materials. The proposal must comply with the requirements of SEC Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:
General Counsel and Secretary
DXC Technology Company
20408 Bashan Drive, Suite 231
Ashburn, VA 20147
Proxy Access. A stockholder seeking to include director nominations in DXC's Proxy Statement for the 2027 Annual Meeting of Stockholders must submit such nominations in accordance with the proxy access provisions of the Company's Bylaws. Such nominations must be received by DXC's General Counsel and Secretary at the address above not less than 120 days nor more than 150 days before the anniversary of the date that DXC released the proxy materials to stockholders in connection with the previous year's annual meeting. For the 2027 Annual Meeting of Stockholders, written notice of any such nomination must be received by the Company no earlier than January 5, 2027 and no later than February 4, 2027.
Advance Notice. Stockholders seeking to nominate directors or bring other business before the 2027 Annual Meeting of Stockholders outside of DXC's Proxy Statement must comply with the advance notice deadlines contained in DXC's Bylaws. The Bylaws provide that any such notice must be delivered not later than the close of business on the 90th day and not earlier than the close of business on the 120th day prior to the anniversary date of the preceding year’s annual meeting. In addition, the Bylaws specify that in the event that no annual meeting was held in the previous year or the date of the upcoming annual meeting is more than 30 days before or more than 60 days after the anniversary date of the previous year’s annual meeting, notice by the stockholder to be timely must be received no earlier than the close of business on the 120th day prior to the upcoming annual meeting and not later than the close of business on the later of (1) the 90th day prior to the upcoming annual meeting and (2) the 10th day following the date on which public announcement of the date of such upcoming meeting is first made. For the 2027 Annual Meeting of Stockholders, a stockholder’s notice, to be timely, must be delivered to, or mailed and received at our principal executive offices:
•not earlier than the close of business on March 23, 2027; and
•not later than the close of business on April 22, 2027.
For purposes of this section, "public announcement" means disclosure in a press release reported by the Dow Jones News Service, Associated Press, or a comparable national news service, in a document publicly filed by DXC with the SEC, or in a notice pursuant to the applicable rules of an exchange on which the securities of DXC are listed.
In addition to satisfying the foregoing advance notice requirements under DXC’s Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than DXC’s nominees must provide notice to DXC that sets forth the information required by Rule 14a-19 under the Exchange Act. We intend to file a Proxy Statement and WHITE proxy card with the SEC in connection with the solicitation of proxies for our 2027 Annual Meeting of Stockholders.

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Additional Information	Table of Contents
Householding; Availability of 2026 Annual Report and Proxy Statement
The SEC permits DXC to deliver a single copy of proxy materials to an address shared by two or more stockholders. This delivery method, referred to as "householding," can result in significant cost savings for the Company. To take advantage of this opportunity, DXC, and banks and brokerage firms that hold your shares, have delivered only a single copy of proxy materials to multiple stockholders who share an address unless one or more of the stockholders has provided contrary instructions. DXC will deliver promptly, upon written or oral request, a separate copy of proxy materials to a stockholder at a shared address to which a single copy of proxy materials was delivered.
If you would like an additional copy of the proxy materials, these documents are available on the Company’s website, www.dxc.com, under “Financials/SEC Filings.” These documents are also available without charge to any stockholder upon request by emailing investor.relations@dxc.com or writing to:
Investor Relations
DXC Technology Company
20408 Bashan Drive, Suite 231
Ashburn, VA 20147
If you share the same address with other DXC stockholders and would like to start or stop householding for your account, you can call 1-866-540-7095 or write to: Householding Department, Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717, including your name, the name of your broker or other holder of record and your account number(s).
If you and other stockholders at the same shared address receive multiple copies of proxy materials and would like to request householding, you can follow the same process above; once you consent to householding, your election will remain in effect until you revoke it. If you revoke your consent, you will be sent separate copies of documents mailed at least 30 days after receipt of your revocation.
Cautionary Statement Regarding Forward-Looking Statements
All statements in this Proxy Statement that do not directly and exclusively relate to historical facts constitute “forward-looking statements” and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those expressed or implied, many of which are outside of our control, and include, but are not limited to: our inability to effectively manage our sales organization, including execution, pipeline, and talent management; our inability to expand service offerings to address emerging business demands, technological trends and competitive pressures; failure to attract and retain key personnel, including sales talent and employees with artificial intelligence (AI) and technical expertise, or maintain partner relationships; risks associated with AI, including adoption, deployment, and governance, reliance on third-party platforms, cybersecurity, privacy, evolving regulations, and competitive displacement; inability to accurately estimate contract costs and timelines, or failure by us or third parties to deliver on commitments; systems failures, catastrophic events, and resulting service interruptions; liability or reputational damage from security breaches, cyber-attacks, or disclosure of confidential or personal data; failure to comply with new or existing laws, regulations, and customer contracts, including those relating to data privacy, economic sanctions, export controls, AI, and environmental, social, and governance (ESG) expectations; failure to maintain our credit rating, manage indebtedness, or raise capital, adversely affecting our liquidity and borrowing costs; risks associated with international operations, including exchange rate fluctuations and geopolitical conflicts (such as in Russia/Ukraine and the Middle East); macroeconomic challenges, including inflation, reduced customer spending, and economic slowdowns affecting deal closures and cost-takeout efforts; inability to compete effectively, maintain customer relationships, collect receivables, or comply with government contracting regulations; failure to succeed in strategic transactions, including acquisitions, divestitures or partnerships; securities price volatility; supply chain disruptions, supplier non-performance, or increased procurement costs due to trade tensions, tariffs, or hostilities; climate change, natural disasters, and increased scrutiny of ESG initiatives; infringement of intellectual property rights, or inability to procure necessary third-party licenses; failure to achieve expected benefits of restructuring plans, workforce reductions, and automation/AI reliance; failure to maintain effective disclosure controls and internal control over financial reporting; asset impairment charges, including but not limited to intangibles and deferred tax assets; inability to pay dividends or repurchase shares; pending investigations, claims, and disputes; changes in tax rates, tax laws, and the timing and outcome of tax examinations; and risks related to completed strategic transactions. For a written description of these factors, see our Annual Report on Form 10-K for

2026 Proxy Statement	112	DXC Technology Company

Table of Contents	Additional Information
the fiscal year ended March 31, 2026, and any updating information in subsequent SEC filings. Any forward-looking statement contained herein speaks only as of the date on which it is made. Except as required by law, we assume no obligation to update or revise any forward-looking statements.

Moreover, forward-looking statements are subject to varying risks and uncertainties, including risks and uncertainties relating to alignment with stakeholder expectations, which may cause ultimate results to differ materially. However, our discussion of various items (including ESG information) herein or elsewhere is informed by the interests of various frameworks and stakeholders, and such information may not necessarily be material for purposes of our U.S. securities filings or other regulatory purposes. Our approach to such matters may evolve, particularly as standards, methodologies, and expectations change, but also for other reasons which may be in or out of our control.

DXC Technology Company	113	2026 Proxy Statement

APPENDIX A: NON-GAAP FINANCIAL MEASURES
Earnings before interest and taxes (EBIT), Adjusted EBIT, Adjusted EBIT Margin, Organic Revenue Growth, Non-GAAP Diluted Earnings per Share, and Free Cash Flow are non-GAAP financial measures. We present these non-GAAP financial measures to provide investors with meaningful supplemental financial information, in addition to the financial information presented on a GAAP basis. These non-GAAP financial measures exclude certain items from GAAP results which DXC management believes are not indicative of core operating performance. DXC management believes these non-GAAP measures provide investors supplemental information about the financial performance of DXC exclusive of the impacts of corporate wide strategic decisions. DXC management believes that adjusting for these items provides investors with additional measures to evaluate the financial performance of our core business operations on a comparable basis from period to period. DXC management believes the non-GAAP measures provided are also considered important measures by financial analysts covering DXC as equity research analysts continue to publish estimates and research notes based on our non-GAAP commentary.
The Compensation Committee used certain of these Non-GAAP measures as a performance metric in structuring our annual incentive program. The use of these measures is not intended to replace comparable GAAP measures as set forth in our consolidated financial statements. We believe that these Non-GAAP measures are helpful to management and investors as a measure of operating performance because they exclude various items that do not relate to or are not indicative of operating performance.
There are limitations to the use of the non-GAAP financial measures presented in this Proxy Statement. One of the limitations is that they do not reflect complete financial results. We compensate for this limitation by providing a reconciliation between our non-GAAP financial measures and the respective most directly comparable financial measure calculated and presented in accordance with GAAP. Additionally, other companies, including companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes between companies.

DXC Technology Company	A-1	2026 Proxy Statement

Appendix A – Non-GAAP Financial Measures	Table of Contents
Adjusted EBIT
A reconciliation of Net Income to Adjusted EBIT is as follows:

	For the Fiscal Years Ended
(in millions)	March 31, 2026	March 31, 2025

Net income	$28	$396
Income tax expense	290	234
Interest income	(181)	(199)
Interest expense	216	265
EBIT	353	696
Restructuring costs	115	153
Transaction, separation, and integration-related costs	3	25
Amortization of acquired intangible assets	349	348
Merger related indemnification	(35)	2
Gains on dispositions	(1)	(13)
Losses on real estate and facility sales	0	23
Pension and OPEB actuarial and settlement losses (gains)	169	(232)
Impairment losses	17	17
Adjusted EBIT	970	1,019
Net Income Margin	0.2%	3.1%
EBIT Margin	2.8%	5.4%
Adjusted EBIT Margin	7.7%	7.9%
Organic Revenue Growth
A reconciliation of Total revenue growth to Organic Revenue Growth is as follows:

	For the Fiscal Years Ended
%	March 31, 2026	March 31, 2025

Total revenue growth	(1.8)%	(5.8)%
Foreign currency	(3.1)%	1.0%
Acquisitions and divestitures	0.1%	0.2%
Organic Revenue Growth	(4.8)%	(4.6)%

DXC Technology Company	A-2	2026 Proxy Statement

Table of Contents	Appendix – Non-GAAP Financial Measures
Non-GAAP Diluted Earnings Per Share
A reconciliation of Diluted Earnings per Share to non-GAAP Diluted Earnings per Share is as follows:

	For the Fiscal Years Ended
($)	March 31, 2026	March 31, 2025

Diluted Earnings per Share as reported	$0.10	$2.10
Restructuring costs	0.51	0.65
Transaction, separation, and integration-related costs	0.02	0.11
Amortization of acquired intangible assets	1.56	1.47
Impairment losses	0.07	0.09
Merger related indemnification	(0.19)	(0.02)
Debt extinguishment costs	0.01	0.00
Gains on dispositions	(0.01)	(0.05)
Losses on real estate and facility sales	0.00	0.08
Pension and OPEB actuarial and settlement losses (gains)	0.73	(0.89)
Tax Adjustment	0.45	(0.09)
Non-GAAP Diluted Earnings per Share	$3.23	$3.43
Free Cash Flow
A reconciliation of Cash Flow from Operations to Free Cash Flow is as follows:

	For the Fiscal Years Ended
(in millions)	March 31, 2026	March 31, 2025	March 31, 2024	March 31, 2023	March 31, 2022

Cash flow from Operations	$1,248	$1,398	$1,361	$1,415	$1,501
Purchase of property and equipment	(212)	(248)	(182)	(267)	(254)
Transition and transformation contract costs	(106)	(135)	(198)	(223)	(209)
Software purchased or developed	(217)	(328)	(225)	(188)	(295)
Free Cash Flow	$713	$687	$756	$737	$743

DXC Technology Company	A-3	2026 Proxy Statement

APPENDIX B: RESOLUTION ADOPTING AMENDMENTS TO THE AMENDED AND RESTATED DXC TECHNOLOGY COMPANY 2017 OMNIBUS INCENTIVE PLAN
THIS AMENDMENT TO THE AMENDED AND RESTATED DXC TECHNOLOGY COMPANY 2017 OMNIBUS INCENTIVE PLAN (this "Amendment") is made and adopted by DXC TECHNOLOGY COMPANY (the "Company"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Plan (as defined below).
RECITALS
WHEREAS, the Company maintains the Amended and Restated DXC Technology Company 2017 Omnibus Incentive Plan (as amended from time to time, the "2017 OIP");
WHEREAS, pursuant to Section 16 of the 2017 OIP, the 2017 OIP may be amended by the Board of Directors of the Company (the "Board"), at any time, subject to the terms of the 2017 OIP; and
WHEREAS, the Board has adopted this Amendment, subject to and effective upon approval by the stockholders of the Company at the Company's 2026 Annual Meeting of Stockholders (the "2026 Annual Meeting").
NOW, THEREFORE, in consideration of the foregoing, the Company hereby amends the 2017 OIP as follows, subject to approval by the stockholders of the Company at the Annual Meeting:
1.Section 4.1 of the 2017 OIP is hereby amended and restated in its entirety to read as follows:
"4.1 Common Stock Available for Awards. Subject to the provisions of Section 18 hereof, there shall be available for Awards under this Plan granted wholly or partly in Common Stock (including rights or Options that may be exercised for or settled in Common Stock) an aggregate of 71,200,000 shares of Common Stock (the "Maximum Share Limit"). Each Award (including a Spinoff Award or CSC Rollover Award) granted under the Plan, regardless of type, shall reduce the Maximum Share Limit by one share for each share associated with the Award."
2.     Section 26 of the 2017 OIP is hereby amended and restated in its entirety to read as follows:
"Section 26. Term. This Plan shall be effective as of the Effective Date. No Award may be granted under this Plan after March 30, 2037, but any Award granted prior to that date may extend beyond that date."
3.     This Amendment shall be and is hereby incorporated in and forms a part of the 2017 OIP; provided that the Amendment shall be subject to approval by the stockholders of the Company at the Annual Meeting.
4.     Except as expressly provided herein, all other terms and provisions of the 2017 OIP shall remain unchanged and in full force and effect.

DXC Technology Company	B-1	2026 Proxy Statement

APPENDIX C: RESOLUTION ADOPTING AMENDMENTS TO THE AMENDED AND RESTATED DXC TECHNOLOGY COMPANY 2017 NON-EMPLOYEE DIRECTOR INCENTIVE PLAN
THIS AMENDMENT TO THE AMENDED AND RESTATED DXC TECHNOLOGY COMPANY 2017 NON-EMPLOYEE DIRECTOR INCENTIVE PLAN (this "Amendment") is made and adopted by DXC TECHNOLOGY COMPANY (the "Company"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Plan (as defined below).
RECITALS
WHEREAS, the Company maintains the Amended and Restated DXC Technology Company 2017 Non-Employee Director Incentive Plan (as amended from time to time, the "2017 DIP");
WHEREAS, pursuant to Section 8 of the 2017 DIP, the 2017 DIP may be amended by the Board of Directors of the Company (the "Board") (in its capacity as Administrator under, and as defined in, the 2017 DIP) at any time, subject to the terms of the 2017 DIP; and
WHEREAS, the Board has adopted this Amendment, subject to and effective upon approval by the stockholders of the Company at the Company's 2026 Annual Meeting of Stockholders (the "2026 Annual Meeting").
NOW, THEREFORE, in consideration of the foregoing, the Company hereby amends the 2017 DIP as follows, subject to approval by the stockholders of the Company at the Annual Meeting:
1.Section 5(a) of the 2017 DIP is hereby amended and restated in its entirety to read as follows:
"(a) The maximum aggregate number of Shares that may be issued pursuant to all Awards granted under this Plan shall be 2,245,000, subject to adjustment as provided in Section 5(d) hereof."
2.     Section 11 of the 2017 DIP is hereby amended and restated in its entirety to read as follows:
"SECTION 11. TERM OF PLAN. This Plan is effective as of March 30, 2017, the date prior to the Spinoff on which this Plan was approved by HPE as sole shareholder of Everett SpinCo, Inc., the predecessor to the Company. No Award may be granted under this Plan after March 30, 2037, but any Award granted prior to that date may extend beyond that date."
3.     This Amendment shall be and is hereby incorporated in and forms a part of the 2017 DIP; provided that the Amendment shall be subject to approval by the stockholders of the Company at the Annual Meeting.
4.     Except as expressly provided herein, all other terms and provisions of the 2017 DIP shall remain unchanged and in full force and effect.

DXC Technology Company	C-1	2026 Proxy Statement